As filed with the Securities and Exchange Commission on January 10, 2014                  Registration No. 333-185864

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
——————————————

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933
——————————————

Allianz Life Insurance Company of North America
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	41-1366075 (I.R.S. Employer Identification No.)

5701 Golden Hills Drive
Minneapolis, MN 55416
(800) 950-5872
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stewart D. Gregg, Esq.
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN 55416
(763) 765-2913
(Name, address, including zip code, and telephone number, including area code, of agent for service)

——————————————

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer                                         [   ]                                Accelerated filer                    [   ]
Non-accelerated filer                                           [X]                                Smaller reporting company   [   ]
(Do not check if a smaller reporting company)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART I - PROSPECTUS

ALLIANZ INDEX ADVANTAGESM VARIABLE ANNUITY CONTRACT
Issued by Allianz Life® Variable Account B and Allianz Life Insurance Company of North America (Allianz Life®, we, us, our)
Prospectus Dated: April 28, 2014

The information in this prospectus is not complete and may be changed. We cannot sell Allianz Index Advantage Variable Annuity pursuant to this prospectus until the Registration Statement containing this prospectus filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the Contract and is not soliciting an offer to buy the Contract in any state where the offer or sale is not permitted.
This prospectus describes an individual flexible purchase payment variable and index-linked deferred annuity contract (Contract). The Contract offers both variable investment allocation options (Variable Options) and index-linked investment allocation options (Index Options). (The Variable Options and the Index Options together are referred to as Allocation Options.) You can allocate your money (Purchase Payments) to any or all of the Variable Options or Index Options. The Contract also offers various standard annuity features, including multiple fixed annuitization options (Annuity Options), a free withdrawal privilege, and a guaranteed death benefit (Traditional Death Benefit). The Contract has a six-year withdrawal charge period.

If you allocate Purchase Payments to the Variable Options, the value of your investment (Variable Account Value) increases and decreases based on your selected Variable Options’ performance. The Variable Options do not provide any protection against loss of principal. You can lose money you allocate to the Variable Options. These are the Variable Options we currently offer:

AZL® MVP Growth Index Strategy Fund	AZL® MVP Balanced Index Strategy Fund	AZL® Money Market Fund
If you allocate Purchase Payments to the Index Options, you receive annual returns (Credits) based on the performance of one or more securities indices (Index or Indices). Unlike the Variable Options, the Index Options do not involve an indirect investment by you in any underlying fund. Instead, the Credits are an obligation of Allianz Life, and these Credits are calculated by us based on annual changes in the Index’s value.

If you allocate Purchase Payments to an Index Option, you must select a Credit calculation method (Crediting Method). We currently offer two Crediting Methods. Both Crediting Methods provide a combination of a level of protection against negative Index performance, and also a limitation on participation in positive Index performance. The amount you allocate to an Index Option may fluctuate in value between the dates we apply a Credit.

These are the Indices and Crediting Methods we currently offer:

S&P 500® Index …………………………………….....	available with….......	Index Protection Strategy and Index Performance Strategy
Russell 2000® Index and NASDAQ-100® Index…….	available with….......	Index Performance Strategy
The Index Protection Strategy provides a Declared Protection Strategy Credit if the change in Index value from one year to the next is greater than or equal to zero. If the change in value is negative you do not receive a Credit, but you also do not receive a negative Credit. Withdrawals from the Index Protection Strategy Index Option before the Index Anniversary do not receive a Credit. An Index Anniversary is a twelve-month anniversary of the Index start date (Index Effective Date). We can change the amount of the Declared Protection Strategy Credit at the beginning of each year. The Index Performance Strategy provides a different form of Credit calculation. You receive a positive Performance Credit based on positive Index Return (annual changes in Index value) subject to an upper limit called the Cap. If the Index Return is negative, you may receive a negative Performance Credit if the loss is greater than a specified percentage called the Buffer. A negative Performance Credit means that you can lose money. We can change the Caps at the beginning of each year, but we establish the Buffers at the beginning of the first year and we cannot change them. The Caps and Buffers can be different for different Indices. You can lose money that you allocate to the Index Performance Strategy as a result of Index fluctuations. The Index Performance Strategy includes a risk of potential loss of principal for negative performance in excess of the Buffer and the loss could be substantial. If money is withdrawn or removed from an Index Performance Strategy Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal.

All guarantees under the Contract are the obligations of Allianz Life and are subject to the claims paying ability of Allianz Life.

The Contract involves certain risks, as described in section 1, Risk Factors of this prospectus.

Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Allianz Life that you ought to know before investing. This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.

Allianz Life Variable Account B is the Separate Account that holds the assets allocated to the Variable Options. Additional information about the Separate Account has been filed with the Securities and Exchange Commission (SEC) and is available upon written or oral request without charge, or on the EDGAR database on the SEC’s website ( https ://www.sec.gov). A Statement of Additional Information (SAI) dated the same date as this prospectus includes additional information about the annuity offered by this prospectus. The SAI is incorporated by reference into this prospectus. The SAI is filed with the SEC on Form N-4 and is available without charge by contacting us at the telephone number or address listed at the back of this prospectus. The SAI’s table of contents appears after the Privacy and Security Statement in this prospectus. The prospectus, SAI and other Contract information are also available on the EDGAR database.

The SEC has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal. Variable and index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your Financial Professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Allianz Index AdvantageSM Prospectus – April 28, 2014

TABLE OF CONTENTS

Glossary	3	4. Purchasing the Contract	23
Summary	7	Purchase Requirements	23
Who Should Consider Purchasing the Contract?	7	Applications Sent Electronically	24
What Are the Contract’s Charges?	8	Allocation of Purchase Payments and Transfers
What Are the Contract’s Benefits?	8	Between the Allocation Options	24
How Can I Allocate My Purchase Payments?	10	Automatic Investment Plan (AIP)	25
What Are the Different Values Within the Contract?	11	Free Look/Right-to-Examine Period	25
How Do We Apply Credits to the Index Options?	12	5. Variable Options	26
How Do the Cap and Buffer Affect My Contract’s		Substitution of Variable Options and Limitation on
Potential Growth?	12	Further Investments	27
Can My Contract Lose Value Because of Negative		Transfers Between Variable Options	27
Changes in an Index’s Value?	12	Electronic Transfer and
Can I Transfer Index Option Value Between the		Allocation Instructions	28
Allocation Options?	12	Excessive Trading and Market Timing	28
How Can I Take Money Out of My Contract?	13	Financial Adviser Fees	30
What Are My Annuity Options?	13	Voting Privileges	30
Does the Contract Provide a Death Benefit?	13	6. Valuing Your Contract	31
What If I Need Customer Service?	13	Accumulation Units	31
Fee Tables	14	Computing Variable Account Value	31
Owner Transaction Expenses	14	7. Index Options	32
Owner Periodic Expenses	14	Determining the Index Protection Strategy
Annual Operating Expenses of the Variable Options	15	Index Option Value	33
Examples	16	Determining the Index Performance Strategy
Condensed Financial Information	16	Index Option Values	33
1. Risk Factors	17	The Alternate Minimum Value	36
Liquidity Risk	17	Optional Rebalancing Program	36
Risk of Investing in Securities	17	8. Expenses	37
Risk of Negative Returns	17	Product Fee	37
Calculation of Credits	18	Contract Maintenance Charge	38
Substitution of an Index	18	Withdrawal Charge	38
Changes to Caps, Declared Protection Strategy Credits,		Transfer Fee	40
and Notice of Buffers	19	Premium Tax	40
Variable Option Risk	19	Income Tax	40
Our Financial Strength and Claims-Paying Ability	19	Variable Option Expenses	40
Regulatory Protections	19	9. Access to Your Money	41
2. The Variable Annuity Contract	20	Free Withdrawal Privilege	42
State Specific Contract Restrictions	20	Systematic Withdrawal Program	42
When The Contract Ends	21	Minimum Distribution Program and Required Minimum
3. Ownership, Annuitants, Determining Life,		Distribution (RMD) Payments	42
Beneficiaries, and Payees	21	Waiver of Withdrawal Charge Benefit	42
Owner	21	Suspension of Payments or Transfers	43
Joint Owner	21	10. The Annuity Phase	43
Annuitant	21	Calculating Your Annuity Payments	43
Determining Life (Lives)	22	Annuity Payment Options	43
Beneficiary	22	When Annuity Payments Begin	44
Payee	22	11. Death Benefit	45
Assignment, Changes of Ownership and		Death of the Owner and/or Annuitant	46
Other Transfers of Contract Rights	22	Death Benefit Payment Options During the
		Accumulation Phase	46

Allianz Index AdvantageSM Prospectus – April 28, 2014

12. Taxes	47	15. Selected Financial Data	76
Qualified and Non-Qualified Contracts	47	Management’s Discussion and Analysis of Financial
Taxation of Annuity Contracts	47	Condition and Results of Operations (For the 12 month
Tax-Free Section 1035 Exchanges	48	period ending December 31, 2012)	76
13. Other Information	48	16. Financial Statements	76
The Registered Separate Account	48	17. Privacy and Security Statement	77
Our General Account	49	18. Table of Contents of the Statement of Additional
Our Unregistered Separate Account	49	Information (SAI)	78
Distribution	49
Additional Credits for Certain Groups	50	Appendix A – Available Indices	79
Administration/Allianz Service Center	51	Standard & Poor’s 500® Index	79
Legal Proceedings	51	Russell 2000® Index	80
Status Pursuant to Securities Exhange Act of 1934	51	NASDAQ-100® Index	80
14. Information on Allianz Life	52	Appendix B – Daily Adjustment	80
Directors, Executive Officers and Corporate Governance	52	Appendix C – Financial Statements	81
Executive Compensation	56	For Service or More Information	82
Security Ownership of Certain Beneficial Owners and		Our Service Center	82
Management	69
Transactions with Related Persons, Promoters and
Certain Control Persons	69
Risks Associated with the Financial Services Industry	69

GLOSSARY

This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.

Accumulated Alternate Interest – the sum of alternate interest earned for the entire time you own your Contract. The alternate interest for each Index Year is equal to the Alternate Minimum Base multiplied by the alternate interest rate. The alternate interest rate is stated in your Contract and does not change for the entire time you own your Contract. We use the Accumulated Alternate Interest to calculate the Alternate Minimum Value.

Accumulation Phase – the initial phase of your Contract before you apply your Contract Value to Annuity Payments. The Accumulation Phase begins on the Issue Date.

Allocation Options – the Variable Options and Index Options available to you under the Contract.

Alternate Minimum Base – the Index Option Value at the beginning of an Index Year multiplied by the AMB Factor. We use the Alternate Minimum Base to determine the amount of interest earned on the Alternate Minimum Value.

Alternate Minimum Value – the guaranteed minimum Index Option Value we provide for each Crediting Method if you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit.

AMB Factor – the percentage of the Index Option Base that determines the Alternate Minimum Base on the Index Effective Date and each Index Anniversary. The AMB Factor is stated in your Contract and does not change for the entire time you own your Contract. We use the AMB Factor to calculate the Alternate Minimum Value.

AMV Factor – the percentage of the Index Option Base that determines the Alternate Minimum Value on the Index Effective Date and each Index Anniversary. The AMV Factor is stated in your Contract and does not change for the entire time you own your Contract.

Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.

Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Annuity Options – the annuity income options available to you under the Contract.

Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.

Annuity Phase – the phase the Contract is in once Annuity Payments begin.

Beneficiary –the person(s) the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.

Buffer – under the Index Performance Strategy, this is the negative Index Return that Allianz Life absorbs before applying a negative Performance Credit on an Index Anniversary. We declare Buffers for each Index Performance Strategy Index Option on the Issue Date. Buffers do not change after the Issue Date.

Business Day – each day on which the New York Stock Exchange is open for trading, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. Allianz Life is open for business on each day that the New York Stock Exchange is open. Our Business Day closes when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.

Cap – under the Index Performance Strategy, this is the maximum amount of positive Index Return that you can receive as a positive Performance Credit on an Index Anniversary. We declare Caps for each Index Performance Strategy Index Option on the Index Effective Date and each Index Anniversary. The Caps are shown on the Index Options Statement.

Charge Base – the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), adjusted for subsequent Purchase Payments and withdrawals. We use the Charge Base to determine the next product fee we deduct.

Contract – the deferred annuity contract described by this prospectus.

Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.

Contract Value – on any Business Day, the sum of your Index Option Value(s) and Variable Account Value. The Contract Value does not include any currently applicable withdrawal charge, final product fee, or final contract maintenance charge. The Variable Account Value component of the Contract Value fluctuates each Business Day. The Index Option Value component of the Contract Value is adjusted on each Index Anniversary to reflect Index Credits, which can be negative with the Index Performance Strategy. A negative Performance Credit means that you can lose money. The Index Performance Strategy Index Option Values also reflect the Daily Adjustment on every Business Day other than the Index Anniversary.

Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.

Credit – the annual return you may receive when you allocate money to an Index Option. Credits may be positive, zero, or, in some instances, if you select the Index Performance Strategy negative. A negative Credit means that you can lose money.

Crediting Method – a method we use to calculate annual Credits if you allocate money to an Index Option.

Daily Adjustment – the change in the market value of an Index Option under the Index Performance Strategy as discussed in section 7, Index Options and Appendix B. Each Index Performance Strategy Index Option has a Daily Adjustment. We use the Daily Adjustment to calculate each Index Performance Strategy Index Option Value on each Business Day during the Index Year other than the Index Effective Date or Index Anniversary. The Daily Adjustment can affect the values available for withdrawals, annuitizations, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge.

Declared Protection Strategy Credit – the positive Credit we apply on the Index Anniversary under the Index Protection Strategy if the change in Index value from one Index Anniversary to the next is greater than or equal to zero. We set the Declared Protection Strategy Credit for each Index Protection Strategy Index Option on the Index Effective Date and each Index Anniversary. The Declared Protection Strategy Credit is shown on the Index Options Statement.

Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit.

Financial Professional – the person who advises you regarding the Contract.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Good Order – a request is in “Good Order” if it contains all of the information we require to process the request. If we require information to be provided in writing, “Good Order” also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at the Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the information we require, or whether you can submit certain information by fax, email or over the web, please contact the Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.

Index (Indices) – one (or more) of the securities indexes available to you under the Contract. Some Indices are only available under certain Crediting Methods.

Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary. If an Index Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day for the purposes of declaring Caps, determining Index values and Index Returns, and applying Credits.

Index Effective Date – the date shown on the Index Options Statement that starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 4, Purchasing the Contract – Allocation of Purchase Payments and Transfers Between the Allocation Options.

Index Option – the combination of an Index and a Crediting Method to which you can allocate money.

Index Option Base – an amount we use to calculate Credits, and if you select the Index Performance Strategy, the Daily Adjustment. The Index Option Base is equal to the amounts you allocate to an Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the application of any Credits.

Index Option Value – on any Business Day it is equal to the value in an Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value under the Index Performance Strategy also includes the Daily Adjustment. If you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit each Index Option Value for each Crediting Method also includes any increase from the Alternate Minimum Value.

Index Options Statement – an account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the Index values, and the Caps and the Declared Protection Strategy Credit that are initially declared on the Index Effective Date. On each Index Anniversary, the statement shows the new Index values, and the Caps and Declared Protection Strategy Credit that are effective for the next year.

Index Performance Strategy – one of the Crediting Methods available to you under the Contract. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to a Cap and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal.

Index Protection Strategy – one of the Crediting Methods available to you under the Contract. Under the Index Protection Strategy you receive the Declared Protection Strategy Credit if the change in Index value from one Index Anniversary to the next is zero or more. You cannot receive a negative Credit under this Crediting Method.

Index Return – a calculation we use to determine the Performance Credits on each Index Anniversary. The Index Return is an Index’s current value, minus its value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), divided by the Index’s value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary).

Index Year – any period of twelve months beginning on the Index Effective Date or a subsequent Index Anniversary.

Issue Date – the date shown on the Contract that starts the first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date. We must receive your initial Purchase Payment and all necessary information before we issue the Contract.

Joint Owners – two Owners who own a Contract.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Lock Date – under the Index Performance Strategy the Business Day we process your request to lock in an Index Option Value (a Performance Lock) before the Index Anniversary.

Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan qualified for special tax treatment under sections of the Internal Revenue Code.

Owner – “you,” “your” and “yours.” The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.

Payee – the person or entity who receives Annuity Payments during the Annuity Phase.

Performance Lock – a feature under the Index Performance Strategy that allows you to lock in each of your current Index Option Values before the Index Anniversary. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.

Performance Credit – the Credit we apply on the Index Anniversary under the Index Performance Strategy. We base Performance Credits on Index Returns adjusted by the Cap or Buffer. Performance Credits can be negative, which means that you can lose money.

Proxy Investment – an investment tracking mechanism we establish that is structured as a hypothetical set of call and put options designed to provide the same returns as the Performance Credits under the Index Performance Strategy on an Index Anniversary. We use the Proxy Investment to calculate the Daily Adjustment between Index Anniversaries. For more information, see Appendix B.

Proxy Value – the value of the Proxy Investment for an Index Performance Strategy Index Option used to calculate the Daily Adjustment as discussed in Appendix B.

Purchase Payment – the money you put into the Contract.

Qualified Contract – a Contract purchased under a pension or retirement plan qualified for special tax treatment under sections of the Internal Revenue Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA or 403(b) contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, Traditional IRAs and Simplified Employee Pension (SEP) IRAs.

Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.

Separate Account – Allianz Life Variable Account B is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life. The Separate Account holds the Variable Options that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option. The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.

Service Center – the area of our company that issues Contracts and provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.

Traditional Death Benefit – the death benefit provided by the Contract that is equal to the greater of Contract Value (after deduction of the final product fee), or total Purchase Payments adjusted for withdrawals.

Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.

Variable Account Value – on any Business Day, the sum of the values in your selected Variable Options. The Variable Account Value includes the deduction of the Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, and withdrawal charge.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Variable Options – the variable investments available to you under the Contract. Variable Option performance is based on the securities in which they invest.

Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 8, Expenses – Withdrawal Charge.

SUMMARY

The Allianz Index Advantage Variable Annuity is a variable and index-linked annuity product. When you purchase a Contract, you tell us how to allocate your money. You can select any or all of the available Variable Options and Index Options. If an Index is available under either Crediting Method, you can allocate money to each of the available methods. Your allocations must be in whole percentages and we only allow allocations to the Index Options once each Index Year. An Index Year is a twelve month-period beginning on the Index Effective Date and each subsequent Index Anniversary. You can only reallocate money from the Index Options to the Variable Options on every sixth Index Anniversary. If you allocate money to the Variable Options offered through the Contract, the value of your investment (Variable Account Value) increases and decreases based on your selected Variable Options performance.

If you allocate money to an Index Option, we calculate an annual return or Credit, on each Index Anniversary. The Credit is based on the change in value of one or more nationally recognized securities Indices. Credits may be positive, zero, or, in some instances, negative, depending on the Index Option you select. Under the Index Performance Strategy there is a Cap on positive Credits, there is also a Buffer on negative Credits, but there is no protection for negative Credits beyond the Buffer. Once we issue your Contract we can change the Caps annually. We establish the Buffers on the date we issue the Contract (Issue Date) and we cannot change them. We publish Buffers for newly issued Contracts and any changes to the Caps seven calendar days before they take effect on our website at https://www.allianzlife.com/indexrates.

You can lose money that you allocate to the Index Performance Strategy as a result of Index fluctuations, but not money that you allocate to the Index Protection Strategy. The Index Performance Strategy includes a risk of potential loss of principal for negative performance in excess of the Buffer and the loss could be substantial. If money is withdrawn or removed from an Index Performance Strategy Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal.

During the Index Year, the Index Protection Strategy Index Option Values do not change for Index performance. On each Business Day during the Index Year other than the Index Effective Date or Index Anniversary, the Index Performance Strategy Index Option Values change for Index performance through the Daily Adjustment. A Business Day is any day the New York Stock Exchange is open, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and losses in excess of the Buffer. Even if the current Index Return during the Index Year is within the Buffer or positive, the Daily Adjustment may be negative until the Index Anniversary. This means you may receive reduced principal even if the Index Return is positive on that day.

The Contract has two phases: the Accumulation Phase and the Annuity Phase. During the Accumulation Phase your Contract Value (the total of your Variable Account Value and all Index Option Values) fluctuates based on the returns of your selected Variable Options and Index Options. During the Accumulation Phase you can add Purchase Payments to your Contract, take withdrawals, and we pay a death benefit if you die.

The Accumulation Phase of your Contract ends and the Annuity Phase starts once you begin Annuity Payments. You can take Annuity Payments based on your Contract Value as discussed in section 10, The Annuity Phase.

Who Should Consider Purchasing the Contract?

We designed the Contract for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk.

Allianz Index AdvantageSM Prospectus – April 28, 2014

What Are the Contract’s Charges?

The Contract includes a product fee, contract maintenance charge, transfer fee, and contingent withdrawal charge. These fees and charges are discussed in more detail in section 8, Expenses.

We assess a 1.25% annualized product fee. The fee is deducted quarterly during the Accumulation Phase while your Contract Value is positive. We calculate and accrue the fee on a daily basis as a percentage of the Charge Base. The Charge Base is the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), adjusted for subsequent Purchase Payments and withdrawals. A Quarterly Contract Anniversary is the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Anniversary.

We assess a $50 contract maintenance charge annually, but we waive this charge if your Contract Value is at least $100,000.

We assess a $25 transfer fee for each transfer between the Variable Options after 12 taken in a Contract Year. A Contract Year is any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary (a twelve-month anniversary of the Issue Date).

The withdrawal charge is calculated based upon Purchase Payments. The withdrawal charge period applies separately to each Purchase Payment. The withdrawal charge starts at 8.5% and decreases to zero after we have had a Purchase Payment for six complete years. During the period that the withdrawal charge applies, if you withdraw more than is allowed under the free withdrawal privilege, we may deduct a withdrawal charge. (See section 9, Access to Your Money – Free Withdrawal Privilege.)

Contract charges and pro-rata fees are assessed on any full or partial withdrawal from either the Variable Options or the Index Options as discussed in more detail in section 8, Expenses.

What Are the Contract’s Benefits?

The Contract offers a variety of variable and index-linked Allocation Options, each with different return and risk characteristics.

The Contract offers two Crediting Methods:

The Index Protection Strategy provides a Declared Protection Strategy Credit on an Index Anniversary if your selected Index’s current value is equal to or greater than the Index value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). If an Index Anniversary does not occur on a Business Day, we use the next Business Day’s Index value.

We set the amount of the Declared Protection Strategy Credit at the beginning of each Index Year (the Index Effective Date and subsequent Index Anniversaries) and we pay this Credit if the change in Index value is zero or more regardless of the amount of the actual change in Index value. If the change in Index value is negative you do not receive the Declared Protection Strategy Credit, but you also do not receive a negative Credit. We can change the Declared Protection Strategy Credit annually. Here are the initial Declared Protection Strategy Credits that we offered to newly issued Contracts between September 16, 2013, the date the Contracts were first issued, and March 31, 2014.

[TO BE UPDATED BY AMENDMENT]

Index Effective Date	Initial Declared Protection Strategy Credit
9/16/2013 through 9/30/2013 9/30/2103	4.00%
10/1/2013 through 11/4/2103	4.50%
11/5/2013 through 12/2/2013	4.50%
12/3/2013 through 1/6/2014	4.00%
1/7/2014 through 2/3/2014	[ ]%
2/4/2014 through 3/3/2014	[ ]%
3/4/2014 through 3/31/2014	[ ]%

Allianz Index AdvantageSM Prospectus – April 28, 2014

This information regarding the initial Declared Protection Strategy Credits is for historical purposes only; it is not a representation as to future Credits. The Credit amounts may change frequently, and may vary substantially based on market conditions.

NOTE: Declared Protection Strategy Credits may be different for newly issued Contracts and for Contracts that we previously issued (“inforce Contracts”), even if the Contracts have Index Effective Dates with the same month and day. The initial Declared Protection Strategy Credit for newly issued Contracts may be higher or lower than the Declared Protection Strategy Credit for inforce Contracts. However, all inforce Contracts with Index Effective Dates in the same date range will receive the same Declared Protection Strategy Credit. Because inforce Contracts have been available for less than a full year and, therefore, have not yet reached their first Index Anniversary, we have not yet published any Credit amounts for inforce Contracts.

For information on the Declared Protection Strategy Credit we currently offer for newly issued Contracts, see our website at https://www.allianzlife.com/indexrates. This value may change before we issue your Contract. We publish any change to the Declared Protection Strategy Credit for newly issued Contracts on our website seven calendar days before it takes effect. For an inforce Contract reaching an Index Anniversary, this website will have a link to your Contract information which includes any change to the Declared Protection Strategy Credit seven calendar days before it takes effect. The minimum Declared Protection Strategy Credit is 1.5% for the entire time you own your Contract. We will inform you of the Declared Protection Strategy Credit applicable to your Contract in your annual Index Options Statement. The Index Options Statement also includes the Index value on the Index Effective Date and each subsequent Index Anniversary. We use the Index value to determine if you receive the Declared Protection Strategy Credit.

If Index performance is positive, the Index Performance Strategy can provide a positive Performance Credit equal to the Index Return adjusted by an upper limit called the Cap. The Index Return is an Index’s value on the current Index Anniversary, minus its value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), divided by the Index’s value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). If Index Return is negative, you may receive a negative Performance Credit if the loss is greater than a specified percentage called the Buffer. A negative Performance Credit means that you can lose money. If the Index Return is negative, but less than or equal to the Buffer, your Performance Credit is zero. We can change the Caps annually, but we establish the Buffers on the Issue Date and we cannot change them. The Caps and Buffers can be different for different Indices. Here are the initial Caps that we offered to newly issued Contracts between September 16, 2013, the date the Contracts were first issued, and March 31, 2014.

[TO BE UPDATED BY AMENDMENT]

Index Effective Date	Initial Caps
	S&P 500® Index	Russell 2000® Index	NASDAQ-100® Index
9/16/2013 through 9/30/2103	13.00%	14.00%	11.00%
10/1/2013 through 11/4/2103	14.0%	16.00%	13.00%
11/5/2013 through 12/2/2103	14.0%	16.00%	13.00%
12/3/2013 through 1/6/2014	13.00%	14.00%	12.50%
1/7/2014 through 2/3/2014	[ ]%	[ ]%	[ ]%
2/4/2014 through 3/3/2014	[ ]%	[ ]%	[ ]%
3/4/2014 through 3/31/2014	[ ]%	[ ]%	[ ]%
During this period, the Buffer was 10.00% for all Indices on all newly issued Contracts. This information regarding the Buffers and initial Caps is for historical purposes only; it is not a representation as to future Buffers or Caps. The Cap amounts may change frequently, and may vary substantially based on market conditions.

NOTE: Caps may be different for newly issued Contracts and for inforce Contracts, even if the Contracts have Index Effective Dates with the same month and day. The initial Caps for newly issued Contracts may be higher or lower than the Caps for inforce Contracts. However, all inforce Contracts with Index Effective Dates in the same date range will receive the same Caps. Because inforce Contracts have been available for less than a full year and, therefore, have not yet reached their first Index Anniversary, we have not yet published any Cap rates for inforce Contracts.

Allianz Index AdvantageSM Prospectus – April 28, 2014

For information on the Index Performance Strategy Caps and Buffers we currently offer for newly issued Contracts, see our website at https://www.allianzlife.com/indexrates. These values may change before we issue your Contract. We publish the Buffers for newly issued Contracts and any changes to the Caps for newly issued Contracts on our website seven calendar days before they take effect. For an inforce Contract reaching an Index Anniversary, this website will have a link to your Contract information which includes any changes to the Caps seven calendar days before they take effect.  The minimum Index Performance Strategy Buffer is 1%. Your actual Buffers are stated in your Contract. The minimum and actual Buffers do not change for the entire time you own your Contract. The minimum Index Performance Strategy Cap is 1.5% for the entire time you own your Contract. We will inform you of the Index Performance Strategy Caps for your Contract in the Index Options Statement, which we will mail to you on the Index Effective Date. Thereafter, we will inform you of the Index Performance Strategy Caps applicable to your Contract for the current Index Year in your annual Index Options Statement, which is the account statement we mail to you at the beginning of each Index Year. The Index Options Statement also includes the Index value on the Index Effective Date and each subsequent Index Anniversary. We use the Index value to determine the Index Return and Performance Credits.

(For more information see section 7, Index Options.)

The two Crediting Methods cannot be eliminated or modified; however, the amount of the Declared Protection Strategy Credit and the Caps can be adjusted each Index Year. An Index can be replaced as described in section 1, Risk Factors – Substitution of an Index. We can add new Crediting Methods to your Contract in the future, and you can select these Crediting Methods if they are made available to you.

The Contract has a free withdrawal privilege that allows you to withdraw up to 10% of your total Purchase Payments from your Contract each Contract Year during the Accumulation Phase without incurring a withdrawal charge. The Contract includes a waiver of withdrawal charge benefit in most states that allows you to take money out of the Contract without incurring a withdrawal charge if you are confined to a nursing home for a period of time. The Contract has several Annuity Options which can provide guaranteed income for life, or life and term certain. (For more information see section 9, Access to Your Money and section 10, The Annuity Phase.)

The Contract includes an Alternate Minimum Value that provides a guaranteed minimum on each of your Index Option Values if you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit.

How Can I Allocate My Purchase Payments?

You can allocate your Purchase Payments to any or all of the available Allocation Options in whole percentages. We only allow allocations to the Index Options on the Index Effective Date and on subsequent Index Anniversaries. The Index Effective Date starts the first Index Year and is shown on the Index Options Statement. An Index Anniversary is a twelve-month anniversary of the Index Effective Date, or any subsequent Index Anniversary. An Index Year is any period of twelve months beginning on the Index Effective Date or a subsequent Index Anniversary. You can only reallocate money from the Index Options to the Variable Options on every sixth Index Anniversary.

NOTE: If you allocate an additional Purchase Payment to the Index Options, we place that allocation in the AZL Money Market Fund until the next Index Anniversary, when we transfer the allocations from the AZL Money Market Fund to the Index Options. Additional Purchase Payments that we receive after the Index Effective Date that you allocate to an Index Option are not eligible to receive Credits until the second Index Anniversary after we receive them because they are not applied to the Index Option until the next Index Anniversary.

Allianz Index AdvantageSM Prospectus – April 28, 2014

What Are the Different Values Within the Contract?

The Contract provides the following values.

•
The Contract Value is the sum of your Variable Account Value and total Index Option Values. Contract Value does not include any currently applicable withdrawal charge, final product fee, or final contract maintenance charge that we assess on a full withdrawal or when you request Annuity Payments.

•
The Variable Account Value is the sum of the values in your selected Variable Options. It includes the deduction of Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, and withdrawal charge. Your Variable Account Value changes daily based on the performance of your selected Variable Options.

•
The total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, we calculate the current Index Option Value for each Index Performance Strategy Index Option by applying a Daily Adjustment to the Index Option Base (equals the amounts you allocate to an Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the application of any Credits). We calculate the Daily Adjustment before we process any partial withdrawal or deduct any Contract expenses, and the adjustment can be positive or negative. Any amounts removed from an Index Performance Strategy Index Option during the Index Year do not receive a Performance Credit on the next Index Anniversary, but the amount remaining does receive a Performance Credit subject to the Cap and Buffer. If you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit each Index Option Value for each Crediting Method also includes any increase from the Alternate Minimum Value, if higher. If we are determining the Alternate Minimum Value for an Index Performance Strategy Index Option Value on any day other than an Index Anniversary, we first calculate the Index Option Value and apply the Daily Adjustment, then compare this value to its associated Alternate Minimum Value and we pay the greater of these two amounts. If we are paying a partial withdrawal, we compare the percentage of Index Option Value with an equivalent percentage of its Alternate Minimum Value. We expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.

During the Index Year the Index Protection Strategy Index Option Values do not change for Index performance. On each Business Day during the Index Year other than the Index Effective Date or Index Anniversary, the Index Performance Strategy Index Option Values change for Index performance through the Daily Adjustment. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and losses in excess of the Buffer. The application of the Daily Adjustment is based on your agreement to be exposed to Index Anniversary gains in Index value subject to the Cap and losses in Index value in excess of the Buffer. The Daily Adjustment does this by tracking the hypothetical value of a Proxy Investment (called the Proxy Value) each Business Day other than an Index Anniversary using the formula in Appendix B. The Proxy Investment is designed to return the same amount as the Index Option on an Index Anniversary (an amount equal to the Performance Credit as determined using the applicable Cap and Buffer). Between Index Anniversaries, the Proxy Investment provides a current estimate of what the Index value gain or loss would be if the investment were held until the Index Anniversary. The actual value of the relevant Index is not used in the Daily Adjustment calculation. The Daily Adjustment does not give you the actual Index return on the day of the calculation.

When the Daily Adjustment is positive, your Index Option Value has increased since the beginning of the year; when it is negative, your Index Option Value has decreased (excluding the effect of any partial withdrawal or the deduction of Contract expenses). The Daily Adjustment is generally negatively affected by increases in the expected volatility of index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index Return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary.

For more information see section 6, Valuing Your Contract, section 7, Index Options, and Appendix B. The specific details of the Daily Adjustment formula are described in Appendix B and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197.

Allianz Index AdvantageSM Prospectus – April 28, 2014

How Do We Apply Credits to the Index Options?

We generally calculate and apply Credits on the Index Anniversary based on either the change in the Index’s value (Index Protection Strategy), or the Index Returns (Index Performance Strategy). Positive Credits are not guaranteed. Credits can be zero or, under the Index Performance Strategy, negative after application of the Buffer.

Under the Index Performance Strategy you can lock in the current Index Option Value on any Business Day during the Index Year by requesting a Performance Lock. You can request a lock once each Index Year for each of your selected Index Performance Strategy Index Options. A Performance Lock applies to the total Index Option Value (including any Daily Adjustment) in an Index Option, and not just a portion of that Index Option Value. After the Business Day we process your request to lock in an Index Option Value (Lock Date), Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.

NOTE REGARDING WITHDRAWALS DURING THE INDEX YEAR:
•
Amounts removed from the Index Options during the Index Year for partial withdrawals and Contract expenses do not receive a Credit on the next Index Anniversary. However, the remaining amount is eligible for a Credit, subject to the Cap and Buffer for the Index Performance Strategy Index Options. Contract expenses include the product fee, the contract maintenance charge and any applicable withdrawal charge.

•
If you take a partial withdrawal from an Index Performance Strategy Index Option on any day other than an Index Anniversary, we first calculate the Index Option Value and apply the Daily Adjustment, then compare the percentage of Index Option Value withdrawn to an equivalent percentage of its Alternate Minimum Value and pay you the greater of these two amounts.

How Do the Caps and Buffers Affect My Contract’s Potential Growth?

The Index Performance Strategy involves both a Cap and a Buffer. The Cap limits your ability to receive positive index-linked returns, and the Buffer limits the impact of negative returns. We set the Buffers on the Issue Date and the initial Caps on the Index Effective Date. We declare new Caps on each Index Anniversary. The Caps do not change during the Index Year. The Buffers do not change after the Issue Date. The Index Performance Strategy Buffers cannot be less than 1% and the Caps cannot be less than 1.5% for the entire time you own your Contract. We publish the Buffers for newly issued Contracts and any changes to the Caps on our website at https://www.allianzlife.com/indexrates seven calendar days before they take effect.

Can My Contract Lose Value Because of Negative Changes in an Index’s Value?

If you select the Index Performance Strategy your Contract can lose value due to negative Index Returns. However, allocations to the Index Protection Strategy cannot lose value due to a negative change in Index value.

Can I Transfer Index Option Value Between the Allocation Options?

On each Index Anniversary you can transfer Variable Account Value to the available Index Options and you can reallocate your Index Option Values. On every sixth Index Anniversary you can transfer Index Option Value to the Variable Options. We do not require a minimum transfer amount from the Index Options to the Variable Options. At the end of the six-year term, we allow you to transfer all of the money in the Index Options to the Variable Options, even if a portion of that money was added after the start of the six-year term, and has been allocated to the Index Options for less than six years.

Allianz Index AdvantageSM Prospectus – April 28, 2014

How Can I Take Money Out of My Contract?

You can take money out of your Contract by taking withdrawals, required minimum distributions or Annuity Payments. You can withdraw money from either the Variable Options or the Index Options. Amounts withdrawn from an Index Performance Strategy Index Option on any day other than an Index Anniversary do not receive a Performance Credit, but they do receive the Daily Adjustment on the day of the withdrawal. Amounts withdrawn from an Index Protection Strategy Index Option will not receive a Declared Protection Strategy Credit.

A withdrawal before an Index Anniversary from an Index Performance Strategy Index Option may not receive the full benefit of the Buffer or the Cap. This occurs because the Daily Adjustment calculation takes into account what may potentially happen between the withdrawal date and the next Index Anniversary. As a result, even though a negative Index Return may be within the amount of the Buffer, the Owner (person(s) designated at Contract issue who may exercise all rights granted by the Contract – “you,” “your,” and “yours”) still may receive a negative Credit (i.e., lose money) because there is a possibility that the Index Return could decrease before the end of the Index Year. Similarly, even if the Index Return is above the Cap, the Daily Adjustment may not reflect an Index Credit up to the Cap, because there is a possibility that the Index Return could decrease before the end of the Index Year.

If you withdraw more than is allowed by the free withdrawal privilege we may assess a withdrawal charge. Under the waiver of withdrawal charge benefit you can take a one-time withdrawal from your Contract after the first Contract Anniversary without incurring a withdrawal charge if you are confined to a nursing home for a period of time. If you take required minimum distributions from a Contract that qualifies for special tax treatment under sections of the Internal Revenue Code (Qualified Contract) to pay required minimum distribution amounts owing with regard to the Contract, these distributions are not subject to a withdrawal charge. However, required minimum distributions reduce the amount available under the free withdrawal privilege.

When we process a withdrawal from an Index Performance Strategy Index Option on a day other than an Index Anniversary we determine the proper amount to deduct by calculating the Index Option Value using the Daily Adjustment. For more information see section 9, Access to Your Money.

What Are My Annuity Options?

The Contract includes several Annuity Options that can provide fixed life, or fixed life and term certain Annuity Payments. The designated individual(s) upon whose life we base Annuity Payments are the Annuitant(s). For more information see section 10, The Annuity Phase.

Does the Contract Provide a Death Benefit?

The Contract provides a guaranteed Traditional Death Benefit based on the greater of Contract Value or total Purchase Payments adjusted for withdrawals. The Traditional Death Benefit is a first-to-die death benefit based on the life of the person(s) designated at Contract issue (Determining Life). The Determining Life (or Lives) is either the Owner(s) or the Annuitant if the Owner is a non-individual. We establish the Determining Lives at Contract issue and they generally do not change unless there is a divorce or you establish a Trust. If you change Owners or the Annuitant after the Issue Date, upon death of the Owner, the person(s) designated to receive the death benefit (Beneficiary(s)) may only receive the Contract Value. For more information see section 3, Ownership, Annuitants, Determining Life, Beneficiaries, and Payees and section 11, Death Benefit.

What If I Need Customer Service?

If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197. You can also contact us by mail at Allianz Life Insurance Company of North America, P.O. Box 561, Minneapolis, MN 55440-0561.

Allianz Index AdvantageSM Prospectus – April 28, 2014

FEE TABLES

These tables describe the fees and expenses you pay when purchasing, owning and taking a withdrawal from the Contract, or transferring Contract Value between Allocation Options. For more information, see section 8, Expenses.

OWNER TRANSACTION EXPENSES

Withdrawal Charge During Your Contract’s Initial Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)

Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount(3)
0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%

Transfer Fee(4)…………………………………....... ……………………………	$25
(for each transfer between Variable Options after twelve in a Contract Year)
Premium Tax(5)…………………………………... ………………………………	3.5%
(as a percentage of each Purchase Payment)
OWNER PERIODIC EXPENSES

Contract Maintenance Charge(6)………………...	$50
(per Contract per year)
(1)
The Contract provides a free withdrawal privilege that allows you to withdraw 10% of your total Purchase Payments annually without incurring a withdrawal charge, as discussed in section 9, Access to Your Money – Free Withdrawal Privilege.

(2)	The Withdrawal Charge Basis is the amount subject to a withdrawal charge, as discussed in section 8, Expenses – Withdrawal Charge.

(3)
In Florida, the total withdrawal charge on a partial or full withdrawal cannot be greater than 10% of the Contract Value withdrawn. In Iowa and Pennsylvania the withdrawal charge is 8.25%, 8%, 7%, 6%, 5%, 4% and 0% for the time periods referenced. In Mississippi the withdrawal charge is 8.5%, 7.5%, 6.5%, 5.5%, 5%, 4% and 0% for the time periods referenced.

(4)
We count all transfers made in the same Business Day as one transfer, as discussed in section 8, Expenses – Transfer Fee. The transfer fee does not apply to transfers to or from the Index Options and these transfers do not count against your free transfers. Transfers are subject to the market timing policies discussed in section 5, Variable Options – Excessive Trading and Market Timing.

(5)	Not currently deducted, but we reserve the right to do so in the future. This is the maximum charge we could deduct if we exercise this right, as discussed in section 8, Expenses – Premium Tax.

(6)	Waived if the Contract Value is at least $100,000, as discussed in section 8, Expenses – Contract Maintenance Charge.

CONTRACT ANNUAL EXPENSES

Product Fee(7)………………………………….......	1.25%
(as a percentage of the Charge Base)
(7)	We do not assess the product fee during the Annuity Phase. See section 8, Expenses – Product Fee.

Allianz Index AdvantageSM Prospectus – April 28, 2014

ANNUAL OPERATING EXPENSES OF THE VARIABLE OPTIONS

Following are the minimum and maximum total annual operating expenses charged by any of the Variable Options for the period ended December 31, 2013, before the effect of any contractual expense reimbursement or fee waiver. We show the expenses as a percentage of a Variable Option’s average daily net assets. The Index Options do not assess any separate operating expenses, and are not included in the following chart.

[To be updated on amendment]

	Minimum	Maximum
Total annual Variable Option operating expenses (including management fees, distribution or 12b-1 fees, and other expenses) before fee waivers and expense reimbursements	%	%
The table below describes, in detail, the annual expenses of the Variable Options before fee waivers and/or expense reimbursements. We show the expenses as a percentage of a Variable Option’s average daily net assets for the most recent calendar year. Expenses may vary in current and future years. The investment advisers for the Variable Options provided the fee and expense information and we did not independently verify it. See the Variable Options’ prospectuses for further information regarding the expenses you may expect to pay. Some of the Variable Options or their affiliates may also pay service fees to us or our affiliates. If these fees are deducted from Variable Option assets, they are reflected in the table below.

[To be updated on amendment]

Variable Option	Management fees	Rule 12b-1 fees	Other expenses	Acquired fund fees and expenses	Total annual fund operating expenses before fee waivers and/or expense reimbursements
BLACKROCK
AZL Money Market Fund
ALLIANZ FUND OF FUNDS
AZL MVP Balanced Index Strategy Fund(1)
AZL MVP Growth Index Strategy Fund(1)
(1)
The underlying funds may pay 12b-1 fees to the distributor of the Contracts for distribution and/or administrative services. The underlying funds do not pay service fees or 12b-1 fees to the Allianz Fund of Funds and the Allianz Fund of Funds do not pay service fees or 12b-1 fees. The underlying funds of the Allianz Fund of Funds may pay service fees to the insurance companies issuing variable contracts, or their affiliates, for providing customer service and other administrative services to contract purchasers. The amount of such service fees may vary depending on the underlying fund.

Allianz Index AdvantageSM Prospectus – April 28, 2014

EXAMPLES

These examples are intended to help you compare the cost of investing in this Contract’s Variable Options with the costs of other variable annuity contracts. These examples assume you make a $10,000 investment and your Variable Options earn a 5% annual return. They are not a representation of past or future expenses. Your Contract expenses may be more or less than the examples below, depending on the Variable Options you select and whether and when you take withdrawals.

We deduct the $50 contract maintenance charge in the examples on each Contract Anniversary during the Accumulation Phase (or the next Business Day if the Contract Anniversary is not a Business Day), and we deduct it from each Annuity Payment during the Annuity Phase. We may waive this charge under certain circumstances, as described in section 8, Expenses – Contract Maintenance Charge. We deduct the annual product fee (maximum charge of 1.25%) in the examples on each Quarterly Contract Anniversary during the Accumulation Phase, as described in section 8, Expenses – Product Fee. A transfer fee may apply, but is not reflected in these examples (see section 8, Expenses – Transfer Fee).

[To be updated on amendment]

1)     If you surrender your Contract (take a full withdrawal) at the end of each time period.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
% (the maximum Variable Option operating expense)
% (the minimum Variable Option operating expense)
2)
If you annuitize your Contract and begin Annuity Payments at the end of each time period. The earliest available Annuity Date (the date Annuity Payments begin) is one year after the Issue Date (the date we issue the Contract).

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
% (the maximum Variable Option operating expense)	-
% (the minimum Variable Option operating expense)	-

3)	If you do not surrender your Contract.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
% (the maximum Variable Option operating expense)
% (the minimum Variable Option operating expense)

CONDENSED FINANCIAL INFORMATION

The consolidated financial statements of Allianz Life Insurance Company of North America are included in Appendix C of this prospectus, and the financial statements of Allianz Life Variable Account B are included in Part C of the Form N-4 Registration Statement.

Accumulation unit value (AUV) information corresponding to the product fee for the Contract offered by this prospectus, as of the end of December 31, 2013, is listed in the table below. This information should be read in conjunction with the financial statements and related notes of the Separate Account included in Part C of the Registration Statement.

(Number of Accumulation Units in thousands) [To be updated on amendment]

Product Fee 1.25%
Period or Year Ended	AUV at Beginning of Period	AUV at End of Period	Number of Accumulation Units Outstanding at End of Period
AZL Money Market Fund
12/31/2013	NA
AZL MVP Balanced Index Strategy Fund
12/31/2013	NA
AZL MVP Growth Index Strategy Fund
12/31/2013	NA

Allianz Index AdvantageSM Prospectus – April 28, 2014

1.	RISK FACTORS

The Contract involves certain risks that you should understand before purchasing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Allocation Options you choose.

LIQUIDITY RISK

We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment. If you need to take money from your Contract during the withdrawal charge period, we deduct a withdrawal charge unless the withdrawal is specifically not subject to this charge (for example, the amount allowed under the free withdrawal privilege). We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 5% withdrawal charge applies. The total withdrawal charge would be $50 (5% of $1,000). This is a 6.25% reduction in your Contract Value, which results in you receiving $750.

Deduction of the withdrawal charge, product fee, and contract maintenance charge may result in loss of principal and Credits. We only apply Credits once each Index Year on the Index Anniversary, rather than on a daily basis. In the interim, we calculate Index Performance Strategy Index Option Values based on the Daily Adjustment, which may result in you not receiving the full benefit of the Index Returns, Caps and Buffers if, before the Index Anniversary, you take a withdrawal or annuitize the Contract, or if we pay a death benefit. We do not do an interim calculation for the Index Protection Strategy Index Option Value. While the free withdrawal privilege and required minimum distributions provide liquidity, they permit limited withdrawals and are designed to be used over a number of years. If you need to withdraw most or all of your Contract Value in a short period, this will exceed the charge-free amounts available to you and result in a withdrawal charge. Amounts withdrawn from this Contract may also be subject to a 10% federal tax penalty if taken before age 59½.

You may transfer Contract Value from an Index Option to a Variable Option only on every sixth Index Anniversary. At other times, you may only withdraw money from an Index Option by taking partial withdrawals or surrendering the Contract. This may limit your ability to react to changes in market conditions. Amounts withdrawn from an Index Performance Strategy Index Option before the Index Anniversary may not receive the full benefit of the Buffer. You should consider whether investing in an Index Option is consistent with your financial needs.

RISK OF INVESTING IN SECURITIES

Returns on securities and securities Indexes can vary substantially, which may result in investment losses. The historical performance of the available Allocation Options does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Allocation Options are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors. These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.

RISK OF NEGATIVE RETURNS

If you allocate money to the Variable Options, returns will fluctuate and may be negative. You can lose money.

If you allocate money to the Index Performance Strategy, Performance Credits may be negative after application of the Buffer. In addition, positive Performance Credits paid on the Index Performance Strategy are limited by the Cap. You can lose money that you allocate to the Index Performance Strategy as a result of Index fluctuations. The Index Performance Strategy includes a risk of potential loss of principal for negative performance in excess of the Buffer and the loss could be substantial. If money is withdrawn or removed from an Index Performance Strategy Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal.

Allianz Index AdvantageSM Prospectus – April 28, 2014

If you select the Index Performance Strategy we calculate each of your Index Performance Strategy Index Option Values daily during the Index Year by applying the Daily Adjustment. The Daily Adjustment affects the calculation of Index Performance Strategy Index Option Values we use to calculate Contract Value between Index Anniversaries, and it affects the Contract Value available for withdrawal, annuitization, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment may result in a loss even if Index performance has been positive since the beginning of the Index Year, or if it’s positive by the end of the Index Year. This amount may also be less than you would receive as a Performance Credit on the next Index Anniversary. The Daily Adjustment is generally negatively affected by increases in the expected volatility of Index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index Return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary. Even if the current Index Return during the Index Year is within the Buffer or positive, the Daily Adjustment may be negative until the Index Anniversary. This means you may receive reduced principal even if the Index Return is positive on that day.

The Alternate Minimum Value may, in limited instances, mitigate negative return risk associated with the Index Performance Strategy Index Options.

CALCULATION OF CREDITS

The Index Options do not directly participate in the returns of the underlying securities, and do not receive any dividends payable on these securities.

If you allocate money to the Index Protection Strategy, positive returns are limited by the amount of the annual Declared Protection Strategy Credit. You are not subject, however, to potential negative Credits.

The Caps on the Index Performance Strategy and the annual Declared Protection Strategy Credit on the Index Protection Strategy could cause your returns to be lower than they would otherwise be if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index, or if you allocated to the Variable Options.

The Crediting Methods only capture Index values on one day each year, so you will bear the risk that the Index value might be abnormally low on these days.

SUBSTITUTION OF AN INDEX

There is no guarantee that the Indices will be available during the entire time that you own your Contract. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Credits. We may substitute a new Index for an existing Index if:

•	the Index is discontinued,

•
we are unable to use the Index because, for example, changes to an Index make it impractical or expensive to purchase derivative securities to hedge the Index, or we are not licensed to use the Index, or

•
the method of calculation of the Index values changes substantially, resulting in significantly different values and performance results. This could occur, for example, if an Index altered the types of securities tracked, or the weighting of different categories of securities.

If we add or substitute an Index, unless the Index has been discontinued, we first seek regulatory approval (from each applicable state insurance regulator) and then provide you with written notice. Substitutions of an Index may occur during an Index Year. If we substitute an Index, this does not cause a change in the current Buffers, current Declared Protection Strategy Credit, Charge Base, or current Caps. Changes occur at the next regularly scheduled date. Instead we treat the new Index as if it were effective at the beginning of the Index Year. Depending on the constitution of the substituted Index, the volatility of its investments, and our ability to hedge the Index’s performance, we may determine for the next Index Year, in our discretion, that a higher or lower Cap or Declared Protection Strategy Credit may be appropriate. However, we would not implement any change to reflect this difference until the next Index Anniversary after the substitution. Under the Index Performance Strategy this may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.

The selection of a substitution Index is in our discretion; however, it is anticipated that any substitute Index will be substantially similar to the Index it is replacing and we will replace any equity Index with a broad-based equity index.

Allianz Index AdvantageSM Prospectus – April 28, 2014

CHANGES TO CAPS, DECLARED PROTECTION STRATEGY CREDITS, AND NOTICE OF BUFFERS

We determine the Declared Protection Strategy Credit and Index Performance Strategy Caps on the Index Effective Date and subsequent Index Anniversaries. The minimum Declared Protection Strategy Credit and Index Performance Strategy Cap is 1.5%. The minimum Index Performance Strategy Buffers are 1%. Your actual Buffers are stated in your Contract. The minimum and actual Buffers, and minimum Caps do not change for the entire time you own your Contract. We publish Buffers for newly issued Contracts and any changes to the Caps on our website at https://www.allianzlife.com/indexrates seven calendar days before they take effect. You risk the possibility that the Caps, Buffers, and Declared Protection Strategy Credits you receive may be less than you would find acceptable. If you do not find the changes to the Caps and Declared Protection Strategy Credits acceptable, you must give us notice no later than the last Business Day before the Index Anniversary and request to move your money on the Index Anniversary or you will be subject to these values for the next Index Year until you can move money on the next Index Anniversary. The Index Performance Strategy Buffers are stated in your Contract. We will inform you of the initial Declared Protection Strategy Credit and initial Index Performance Strategy Caps applicable to your Contract in the Index Options Statement, which we will mail to you on the Index Effective Date. Thereafter, we will inform you of the Declared Protection Strategy Credit and Index Performance Strategy Caps applicable to your Contract for the current Index Year in your annual Index Options Statement, which we will mail to you on each Index Anniversary.

Caps and the Declared Protection Strategy Credit are modified as frequently as annually. They may be adjusted up or down, or may stay the same. When they are adjusted, you have the option of staying in your current Index Option or moving to another permitted Allocation Option. If you do not review information regarding new Caps and the new Declared Protection Strategy Credit when they are published, or take no action to move to another permitted Allocation Option, you stay in your current Index Options and automatically become subject to any new Caps or Declared Protection Strategy Credit. You will be subject to the newly declared Caps and Declared Protection Strategy Credit until the next Index Anniversary. If you selected the Index Performance Strategy, you will also be subject to the Daily Adjustment until the next Index Anniversary. To avoid the application of the Daily Adjustment, you should not take withdrawals from an Index Performance Strategy Index Option other than on an Index Anniversary.

We manage our obligation to provide Credits in part by trading call and put options on the available Indices. The costs of the call and put options vary based on market conditions, and we may adjust future Caps and Declared Protection Strategy Credits to reflect these cost changes. In some instances we may need to reduce the Caps and the Declared Protection Strategy Credit, or we may need to replace an Index from the Contract. You bear the risk that we may reduce the Caps and/or Declared Protection Strategy Credit, which reduces your opportunity to receive positive Credits. You also bear the risk that the Buffers we declare on the Issue Date are very low, which increases the risk you may receive negative Performance Credits under the Index Performance Strategy.

VARIABLE OPTION RISK

The Variable Options do not provide any protection against loss of principal. You can lose some or all of the money you allocate to the Variable Options.

OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY

We make Annuity Payments and apply Credits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. You can obtain information on our financial condition by reviewing our financial statements in this prospectus.

REGULATORY PROTECTIONS

Allianz Life is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Any allocations you make to an Index Option are not part of the Separate Account. Allianz Life is not an investment adviser and does not provide investment advice to you in connection with your Contract.

Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contracts is subject to the provisions of the Securities Exchange Act of 1934.

The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.

Allianz Index AdvantageSM Prospectus – April 28, 2014

2.	THE VARIABLE ANNUITY CONTRACT

An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life), where you make payments to us and the money is invested in Allocation Options available through the Contract. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Allocation Options and the Crediting Method you select (if any). When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payout option you select that is described in this prospectus. We do not make any changes to your Contract without your permission except as may be required by law.

The Contract has an Accumulation Phase and an Annuity Phase.

The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, your money is invested in the Allocation Options you select on a tax-deferred basis. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 12, Taxes.)

During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge) and you can make additional Purchase Payments subject to the restrictions set out in section 4, Purchasing the Contract – Purchase Requirements.

The Accumulation Phase ends upon the earliest of the following.

•	The Business Day before the Annuity Date.

•	The Business Day we process your request for a full withdrawal.

•
Upon the death of any Owner (or the Annuitant if the Contract is owned by a non-individual), the Business Day we first receive the documents we require before we pay any death claim (Valid Claim) from any one Beneficiary, unless the surviving spouse continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Allocation Options until the complete distribution of the death benefit.

If you request Annuity Payments, your Contract enters the Annuity Phase. During the Annuity Phase we make regular fixed periodic payments (Annuity Payments) based on the life of a person you choose (the Annuitant), or life and term certain. We send Annuity Payments to you (the Payee). You can choose when Annuity Payments begin (the Annuity Date), subject to certain restrictions. We base Annuity Payments on your Contract Value and the payout rates for the Annuity Option you select. Your Annuity Payments do not change unless an Annuitant dies. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 10, The Annuity Phase.

STATE SPECIFIC CONTRACT RESTRICTIONS

If you purchase a Contract, it is subject to the law of the state in which it is issued. Some of the features of your Contract may differ from the features of a Contract issued in another state because of state-specific legal requirements. Features for which there may be state-specific Contract provisions may include the following.

•	The withdrawal charge schedule.

•	Availability of Allocation Options, Annuity Options, endorsements, and/or riders.

•	Caps, Buffers, and Declared Protection Strategy Credits under the Index Options.

•	Free look rights.

•	Selection of certain Annuity Dates.

•	Restrictions on your ability to make additional Purchase Payments.

•	Our ability to restrict transfer rights.

All material state variations in the Contract are disclosed in this prospectus. If you would like more information regarding state-specific Contract provisions, you should contact your Financial Professional or contact our Service Center at the toll-free telephone number listed at the back of this prospectus.

Allianz Index AdvantageSM Prospectus – April 28, 2014

WHEN THE CONTRACT ENDS

The Contract ends when:

•	all applicable phases of the Contract (Accumulation Phase and/or Annuity Phase) have ended, and/or

•	all applicable death benefit payments have been made.

For example, if you purchase a Contract and later take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Annuity Phase never began and we did not make any death benefit payments.

3.	OWNERSHIP, ANNUITANTS, DETERMINING LIFE, BENEFICIARIES, AND PAYEES

OWNER

You, as the Owner, have all the rights under the Contract. The Owner is designated at Contract issue. The Owner may be a non-individual, which is anything other than an individual person, and could be a trust, qualified plan, or corporation. Qualified Contracts can only have one Owner.

JOINT OWNER

A Contract that is not qualified pursuant to a specialized provision of the Internal Revenue Code (Non-Qualified Contract) can be owned by up to two Owners (Joint Owners). We generally require the signature of both Joint Owners on any forms that are submitted to our Service Center.

ANNUITANT

The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date, but you cannot change the Annuitant if the Owner is a non-individual (for example, a qualified plan or trust). Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For jointly owned Contracts, if an Annuitant who is not also an Owner dies before the Annuity Date, the younger Owner automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.

Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix to the SAI. Use care when designating Owners and Annuitants, and consult your Financial Professional if you have questions.

UPON THE DEATH OF A SOLE OWNER
Action if the Contract is in the Accumulation Phase		Action if the Contract is in the Annuity Phase
•	We pay a death benefit to the person you designate (the Beneficiary) unless the Beneficiary is the surviving spouse and continues the Contract.	•	The Beneficiary becomes the Payee.
		•	If the deceased was not an Annuitant, Annuity Payments to the Payee continue. No death benefit is payable.
•
If the deceased Owner was the Determining Life and the surviving spouse Beneficiary continues the Contract, we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals (if greater), the Traditional Death Benefit ends, the surviving spouse becomes the new Owner, and the Accumulation Phase continues. If the deceased Owner was not the Determining Life the Traditional Death Benefit is not available.
•
If the deceased was the only surviving Annuitant, Annuity Payments end or continue as follows.
–Annuity Option 1  or 3, payments end.
–Annuity Option 2 or 4, payments end when the guarantee period ends.
–Annuity Option 5,  payments end and the Payee may receive a lump sum refund.

		•	If the deceased was an Annuitant and there is a surviving joint Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.
•	Upon the surviving spouse’s death, his or her Beneficiary(s) receives the Contract Value.

Allianz Index AdvantageSM Prospectus – April 28, 2014

DETERMINING LIFE (LIVES)

The Determining Life (Lives) are the individuals on whose life we base the guaranteed Traditional Death Benefit. We establish the Determining Life (Lives) at Contract issue and they generally do not change. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change if:

•	you remove a Joint Owner due to divorce we also remove that person as a Determining Life, or

•	you establish a jointly owned Non-Qualified Contract and change ownership to a Trust, we remove the prior Owner who is not the Annuitant as a Determining Life.

BENEFICIARY

The Beneficiary is the person(s) or entity you designate at Contract issue to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously as defined by applicable state law or regulation, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no primary Beneficiaries, we pay the death benefit to the contingent Beneficiaries who survive you. If the interests of all Beneficiaries have ended or if there is no named Beneficiary, we pay the death benefit to your estate, or the Owner if the Owner is a non-individual.

NOTE FOR JOINTLY OWNED CONTRACTS: The sole primary Beneficiary is the surviving Joint Owner regardless of any other named Beneficiaries. Spousal Joint Owners may also appoint contingent Beneficiaries. However, Joint Owners who are not spouses may not appoint contingent Beneficiaries. If both Joint Owners who were never spouses die before we pay the death benefit, we pay the death benefit to the estate of the Joint Owner who died last.

If both spousal Joint Owners die before we pay the death benefit, we pay the death benefit to the named contingent Beneficiaries, or to the estate of the spousal Joint Owner who died last if there are no named contingent Beneficiaries. If both spousal Joint Owners die simultaneously, state law may dictate who receives the death benefit. However, if spousal Joint Owners divorce and do not notify us before death, we look to state law regarding divorce and inheritance to determine if the surviving Joint Owner can remain as a Beneficiary. If state law requires that an ex-spouse be removed as a Beneficiary, then we pay any applicable death benefit to the contingent Beneficiaries or the estate of the deceased if there are no named contingent Beneficiaries.

PAYEE

The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, we may allow you to name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee subject to our approval. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.

ASSIGNMENTS, CHANGES OF OWNERSHIP AND OTHER TRANSFERS OF CONTRACT RIGHTS

You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.

You must submit your request to assign the Contract in writing to our Service Center and we must approve it in writing. To the extent permitted by state law, we reserve the right to refuse to consent to any assignment at any time on a nondiscriminatory basis. We will not consent if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation.

Upon our consent, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. A request is in “Good Order” when it contains all the information we require to process it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.

Allianz Index AdvantageSM Prospectus – April 28, 2014

An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.

NOTE:

•	An assignment does not change the Determining Life (Lives).

•
We cannot restrict assignments for Contracts issued in California, Florida, New Jersey, Ohio, and Wisconsin. For Contracts issued in Connecticut, we can only restrict assignments to settlement companies and institutional investors as described in your Contract. The Traditional Death Benefit is only available on the death of a Determining Life. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit may not be available.

4.	PURCHASING THE CONTRACT

PURCHASE REQUIREMENTS

To purchase this Contract, all Owners and the Annuitant must be age 80 or younger on the Issue Date.

The Purchase Payment requirements for this Contract are as follows.

•	The minimum initial Purchase Payment due on the Issue Date is $10,000.

•	You can make additional Purchase Payments of $50 or more during the Accumulation Phase.

•	We do not accept additional Purchase Payments on or after the Annuity Date.

•	The maximum total Purchase Payments we accept without our prior approval is $1 million including amounts already invested in other Allianz Life variable annuities.

We may, at our sole discretion, waive the minimum Purchase Payment requirements.

Once we receive your initial Purchase Payment and all necessary information, we issue the Contract within two Business Days and allocate your payment to your selected Allocation Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your money or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order. Our Business Day closes when regular trading on the New York Stock Exchange closes.

If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it. A Purchase Payment is “received” when it arrives at the address for mailing checks listed at the back of this prospectus regardless of how or when you submitted them. We forward Purchase Payments we receive at the wrong address to the last address listed at the back of this prospectus, which may delay processing.

We may terminate your ability to make additional Purchase Payments because we reserve the right to decline any or all Purchase Payments at any time on a non-discriminatory basis. This applies to Contracts issued in all states except those listed in the following Note. If mandated under applicable law, we may be required to reject a Purchase Payment. If we exercise our right to no longer allow additional Purchase Payments this may limit your ability to fund your Contract’s guaranteed benefits such as the Traditional Death Benefit.

NOTE:
•
For Contracts issued in Florida, New Jersey, and Maryland: We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).

•	For Contracts issued in Utah: We do not accept additional Purchase Payments on or after the first Contract Anniversary.

•
For Contracts issued in Mississippi: We do not accept additional Purchase Payments on or after the first Contract Anniversary. During the first Contract Year, we only accept additional Purchase Payments on or after the first Quarterly Contract Anniversary and before the first Contract Anniversary up to the initial amount. Your initial amount is all Purchase Payments received before the first Quarterly Contract Anniversary of the first Contract Year.

Allianz Index AdvantageSM Prospectus – April 28, 2014

APPLICATIONS SENT ELECTRONICALLY

We accept manually signed applications that are in Good Order and are sent by fax, or email, or uploaded to our website. It is important to verify receipt of any faxed application, or to receive a confirmation number when using email or the web. We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.

ALLOCATION OF PURCHASE PAYMENTS AND TRANSFERS BETWEEN THE ALLOCATION OPTIONS

You can allocate your Purchase Payments to the available Allocation Options. At issue we collect Index Effective Date allocation instructions. You must allocate your money to the Allocation Options in whole percentages. If an Index Option is chosen at issue, then the future Purchase Payment allocation instructions for the portion allocated to the Index Options will be to the AZL Money Market Fund until the next Index Anniversary unless you give us alternate instructions.

We only allow allocations (both Purchase Payments and transfers of Contract Value) into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. We only allow you to move money between Index Options on an Index Anniversary. You cannot move money from one Index Option to another mid-year. When you purchase this Contract you select the Index Effective Date. The Index Effective Date can be any Business Day from the Issue Date up to and including the first Quarterly Anniversary. However, it cannot be the 29th, 30th or 31st of a month. If the Index Effective Date would occur on the 29th, 30th or 31st of a month, we change the Index Effective Date to be the next Business Day.

On each Index Anniversary, if we have not received new allocation instructions from you, all monies invested in an Index Option continue to be invested in that option at the new Caps and Declared Protection Strategy Credit Rates.

We place any Purchase Payments you allocate to an Index Option that we receive before the Index Effective Date or the next Index Anniversary, as applicable, in the AZL Money Market Fund. Then on the Index Effective Date, we rebalance your Contract Value among your selected Allocation Options according to your Index Effective Date allocation instructions. We only allow transfers of Index Option Value from the Index Options to the Variable Options on every sixth Index Anniversary. We do not require a minimum transfer amount from the Index Options to the Variable Options. At the end of the six-year term, we allow you to transfer all of the money in the Index Options to the Variable Options, even if a portion of that money was added after the start of the six-year term, and has been allocated to the Index Options for less than six years.

You can instruct us on how to allocate additional Purchase Payments, but we do not allow you to invest additional Purchase Payments in Index Options until the next Index Anniversary. If you do not instruct us on how to allocate an additional Purchase Payment, we allocate it according to your future Purchase Payment allocation instructions. The allocation instructions you provide us at issue automatically become your future Purchase Payment allocation instructions until you give us different instructions. However, if those instructions include allocations to the Index Options, we place those allocations in the AZL Money Market Fund until the next Index Anniversary, when we transfer the allocations from the AZL Money Market Fund to the Index Option. We notify you at least 30 days in advance of each Index Anniversary as a reminder that you may transfer Contract Value from the Variable Options to the Index Options on the upcoming anniversary. Contract Value transfers between Allocation Options do not change your future allocation instructions. For more information, see section 5, Variable Options – Electronic Variable Option Transfer and Allocation Instructions.

Allianz Index AdvantageSM Prospectus – April 28, 2014

You can change your future allocation instructions at any time without fee or penalty. Future allocation instruction changes are effective on the Business Day we receive them in Good Order at our Service Center. If you change your future allocation instructions by writing, telephone, fax, or email, and you are participating in the automatic investment plan, your instructions must include manually signed directions for the plan. We accept changes to future allocation instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change allocation instructions on your behalf.

NOTE:  Variable Options are subject to market risk and money allocated to them may lose value before it can be transferred into the Index Options. Additional Purchase Payments that we receive after the Index Effective Date that you allocate to an Index Option are not eligible to receive Credits until the second Index Anniversary after we receive them because they are not applied to the Index Option until the next Index Anniversary.

AUTOMATIC INVESTMENT PLAN (AIP)

The AIP makes additional Purchase Payments to the Variable Options during the Accumulation Phase on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is not a Business Day. We allocate AIP Purchase Payments according to your future allocation instructions which must comply with the allocation requirements and restrictions stated in this section. AIP has a maximum of $1,000 per month. We must receive your request to stop or change AIP at our Service Center by 4 p.m. Eastern Time on the Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Annuity Payments, AIP ends automatically on the Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.

NOTE: For Owners of Qualified Contracts, AIP is not available if your Contract is funding a plan that is tax qualified under Section 401 of the Internal Revenue Code.

FREE LOOK/RIGHT-TO-EXAMINE PERIOD

If you change your mind about owning the Contract, you can cancel it within ten days after receiving it (or the period required in your state). If you cancel within the allowed period, in most states we return your Contract Value as of the day we receive your cancellation request. This may be more or less than your initial Purchase Payment. In states that require us to return Purchase Payments less withdrawals if you cancel your Contract, we return Contract Value less withdrawal charges if greater.

IRA Qualified Contracts require us to return Purchase Payments less withdrawals in all states except Pennsylvania which requires us to return Contract Value. For IRA Qualified Contracts issued in a state that allows return of Contract Value, we return the greater of Purchase Payments less withdrawals or Contract Value. For IRA Qualified Contracts issued in a state that requires return of Purchase Payments less withdrawals, we return Contract Value less withdrawal charges if greater.

For states and IRA Qualified Contracts that require return of Purchase Payments, we reserve the right to allocate your initial Purchase Payment to the AZL Money Market Fund until the free look period ends, and then re-allocate your money, less fees and charges, according to your future Purchase Payment allocation instructions. If we allocate your initial Purchase Payment to the AZL Money Market Fund during the free look period and:

•
your requested Index Effective Date would occur during this time, we change your Index Effective Date to the next Business Day after the free look period that is not the 29th, 30th or 31st of the month.

•	you cancel your Contract during this time, we return the greater of Purchase Payments less withdrawals, or Contract Value.

•	you do not cancel your Contract during this time, we re-allocate your money according to your future Purchase Payment allocation instructions after the free look period as follows:

–	if your instructions include the Variable Options, we re-allocate this portion of your money on the next Business Day after the free look period.

–	if your instructions include the Index Options, we re-allocate this portion of your money on the Index Effective Date.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Contract Value includes application of the Alternate Minimum Value if the free look occurs after the Index Effective Date and you selected an Index Option.

In the Contract, the free look provision is also called the right-to-examine.

NOTE FOR CONTRACTS ISSUED TO PERSONS AGES 60 OR OLDER IN CALIFORNIA:  For Owners age 60 or older (or Annuitants age 60 or older for non-individually owned Contracts), we are required to allocate your initial Purchase Payment to the AZL Money Market Fund during the free look period unless you specify otherwise on the appropriate form. If you want to immediately apply your Purchase Payment to the Index Options or other Variable Options you must opt out of this allocation. If you do not opt out of this allocation to the AZL Money Market Fund your Index Effective Date cannot occur until the free look period has ended.

5.	VARIABLE OPTIONS

The following table lists this Contract’s Variable Options and their associated investment advisers and subadvisers, investment objectives, and primary investments. Depending on market conditions, you can gain or lose value by investing in the Variable Options. In the future, we may add, eliminate or substitute Variable Options to the extent permitted by the federal securities laws and, when required, the Securities & Exchange Commission.

You should read the Variable Options’ prospectuses carefully. The Variable Options invest in different types of securities and follow varying investment strategies. There are potential risks associated with each of these types of securities and investment strategies. The operation of the Variable Options and their various risks and expenses are described in the Variable Options’ prospectuses. We send you the current copy of the Variable Options’ prospectus when we issue the Contract. (You can also obtain the current Variable Options’ prospectus by contacting your Financial Professional or calling us at the toll-free telephone number listed at the back of this prospectus.)

Currently, the Variable Options are not publicly traded mutual funds. They are available only as Variable Options in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. Each Variable Option’s Board of Directors monitors for material conflicts, and determines what action, if any, should be taken.

The names, investment objectives and policies of certain Variable Options may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the Variable Options’ investment results may be higher or lower than these other portfolios’ results. The investment advisers cannot guarantee, and make no representation, that these similar funds’ investment results will be comparable even though the Variable Options have the same names, investment advisers, objectives, and policies.

Each Variable Option offered by the Allianz Variable Insurance Products Fund of Funds Trust (Allianz VIP Fund of Funds Trust) is a “fund of funds” and diversifies its assets by investing primarily in shares of several other affiliated mutual funds.

The Variable Options may pay 12b-1 fees to the Contracts’ distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the Variable Options’ advisers, distributors and/or affiliates for administrative services and benefits we provide to the Variable Options. The compensation amount usually is based on the Variable Options’ aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any Variable Option in any Contract is 0.35% annually of the average aggregate amount invested by us in the Variable Options.

The Allianz VIP Fund of Funds Trust underlying funds do not pay 12b-1 fees or service fees to the Trust, and the Trust does not charge 12b-1 fees or service fees. The Allianz VIP Fund of Funds Trust underlying funds or their advisers may pay service fees to us and our affiliates for providing customer service and other administrative services to you. Service fees may vary depending on the underlying fund.

We offer other variable annuity contracts that may invest in these Variable Options. These contracts may have different charges and may offer different benefits more appropriate to your needs. For more information about these contracts, please contact our Service Center.

Allianz Investment Management LLC is an adviser/subadviser that is a subsidiary of Allianz Life.

Allianz Index AdvantageSM Prospectus – April 28, 2014

VARIABLE OPTIONS

Investment Management Company and Adviser/Subadviser	Name of Variable Option	Asset Category	Objective(s)	Primary Investments (Normal market conditions)
ALLIANZ FUND OF FUNDS
Managed by Allianz Investment Management LLC	AZL MVP Balanced Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation with preservation of capital as an important consideration
Invests primarily (approximately 80% to 100%) in a combination of five underlying index funds (generally allocated 40% to 60% to underlying equity index funds and 40% to 60% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk. May invest up to 20% of the Fund’s assets in a combination of derivative and fixed income instruments.

	AZL MVP Growth Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation
Invests primarily (approximately 80% to 100%) in a combination of five underlying index funds (generally allocated 65% to 85% to underlying equity index funds and 15% to 35% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk. May invest up to 20% of the Fund’s assets in a combination of derivative and fixed income instruments.

BLACKROCK
Managed by Allianz Investment Management LLC/BlackRock Advisors, LLC	AZL Money Market Fund	Cash Equivalent	Current income consistent with stability of principal
Invests in a broad range of short-term, high quality U.S. dollar-denominated money market instruments, including government, U.S. and foreign bank, commercial and other obligations. During extended periods of low interest rates, and due in part to contract fees and expenses, the yield of the AZL Money Market Fund may also become extremely low and possibly negative.

SUBSTITUTION OF VARIABLE OPTIONS AND LIMITATION ON FURTHER INVESTMENTS

We may substitute another Variable Option for one of your selected Variable Options, for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. We may make substitutions with respect to your existing allocations, future Purchase Payment allocations, or both. New or substitute Variable Options may have different fees and expenses, and their availability may be limited to certain purchaser classes. We may limit further Variable Option allocations if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close Variable Options to additional allocations. The fund companies that sell Variable Option shares to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.

TRANSFERS BETWEEN VARIABLE OPTIONS

You can make transfers between Variable Options, subject to the following restrictions. Currently, there is no maximum number of transfers allowed, but we may change this in the future. Transfers may be subject to a transfer fee, see section 8, Expenses.

The following applies to any transfer.

•	Your request for a transfer must clearly state the Variable Options involved and how much to transfer.

•	Your right to make transfers is subject to the Excessive Trading and Market Timing policy discussed later in this section.

•	Variable Account Value transfers between Variable Options do not change your future Purchase Payment allocation instructions.

Allianz Index AdvantageSM Prospectus – April 28, 2014

We process transfer requests based on prices next determined after we receive your request in Good Order at our Service Center. If we do not receive your transfer request before the end of the current Business Day, even if due to our delay in answering your call or a delay caused by our electronic systems, you receive the next Business Day’s prices. Unless you instruct us not to, we accept transfer instructions from any Owner. We may also allow you to authorize someone else to request transfers on your behalf.

ELECTRONIC TRANSFER AND ALLOCATION INSTRUCTIONS

We use reasonable procedures to confirm that electronic transfer and allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record all telephone instructions and log all fax, email and website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.

Please note that telephone, fax, email and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider’s, or your Financial Professional’s, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.

By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.

EXCESSIVE TRADING AND MARKET TIMING

We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.

Frequent transfers, programmed transfers, transfers into and then out of a Variable Option in a short period of time, and transfers of large amounts at one time (collectively referred to as “potentially disruptive trading”) may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.

•
Dilution of the interests of long-term investors in a Variable Option, if market timers or others transfer into a Variable Option at prices that are below their true value, or transfer out at prices above their true value.

•	An adverse effect on portfolio management, such as causing a Variable Option to maintain a higher level of cash or causing a Variable Option to liquidate investments prematurely.

•	Increased brokerage and administrative expenses.

We attempt to protect our Owners and the Variable Options from potentially disruptive trading through our excessive trading and market timing policies and procedures. Under these policies and procedures, we could modify your transfer privileges for some or all of the Variable Options. Unless prohibited by your Contract or applicable state law, we may:

•	Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).

•	Restrict the transfer method (for example, requiring all transfers be sent by first-class U.S. mail and rescinding electronic transfer privileges).

•
Require a minimum time period between each transfer into or out of the same Variable Option. Our current policy, which is subject to change without notice, prohibits “round trips” within 14 calendar days. We do not include transfers into and/or out of the AZL Money Market Fund when available in your Contract. Round trips are transfers into and back out of the same Variable Option, or transfers out of and back into the same Variable Option.

•	Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.

•	Limit the dollar amount of any single Purchase Payment or transfer request to a Variable Option.

•	Prohibit transfers into specific Variable Options.

•	Impose other limitations or restrictions to the extent permitted by federal securities laws.

Allianz Index AdvantageSM Prospectus – April 28, 2014

We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser’s, subadviser’s or our judgment, a Variable Option may be unable to invest effectively in accordance with its investment objectives and policies. This could occur, for example, where frequent or rapid trading causes the investment adviser to hold an excess of uninvested cash to meet redemption requests, or to sell investment positions to fund redemptions, thereby affecting Variable Option returns. Similarly, rapid or frequent trading may cause a Variable Option to incur excessive transaction fees, which also could affect performance.

Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.

We do not include automatic transfers made under any of our programs or Contract features when applying our market timing policy.

We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.

We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.

We cannot guarantee the following.

•	Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.

•	Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.

In addition, some of the Variable Options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the Variable Options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.

We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a Variable Option’s shares are subject to acceptance by that Variable Option’s manager. We reserve the right to reject, without prior notice, any Variable Option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or exchange of Variable Options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.

Variable Options may add or change policies designed to restrict market timing activities. For example, Variable Options may impose restrictions on transfers between Variable Options in an affiliated group if the investment adviser to one or more of the Variable Options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a Variable Option may impose a short-term trading fee on purchases and sales within a specified period. You should review the Variable Options’ prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of Variable Option restrictions and actions taken by the Variable Options’ managers.

NOTE: This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.

Allianz Index AdvantageSM Prospectus – April 28, 2014

We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Therefore, persons engaging in potentially disruptive trading may be subjected to some uncertainty as to when and how we apply trading restrictions, and persons not engaging in potentially disruptive trading may not know precisely what actions will be taken against a person engaging in potentially disruptive trading. For example, if we determine a person is engaging in potentially disruptive trading, we may revoke that person’s electronic transfer privileges and require all future requests to be sent by first-class U.S. mail. In the alternative, if the disruptive trading affects only a single Variable Option, we may prohibit transfers into or Purchase Payment allocations to that Variable Option. We notify the person or entity making the potentially disruptive trade when we revoke any transfer privileges.

The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.

FINANCIAL ADVISER FEES

If you have an investment adviser and want to pay their fees from this Contract, you can submit a written request to our Service Center on a form satisfactory to us. If we approve your request, we withdraw the fee and pay it to your adviser. We treat this fee payment as a withdrawal. For tax purposes in most instances, withdrawals are considered to come from earnings first, not Purchase Payments. If any Owner is under age 59½, withdrawals may be subject to a 10% additional federal tax. You should consult a tax adviser regarding the tax treatment of adviser fee payments.

Your investment adviser acts on your behalf, not ours. We are not party to your advisory agreement or responsible for your adviser’s actions. We do not set your adviser’s fee or receive any part of it. Any adviser fee you pay is in addition to this Contract’s fees and expenses. You should ask your adviser about compensation they receive for this Contract.

You can submit a written request to our Service Center on a form satisfactory to us to allow your adviser to make Variable Option transfers on your behalf. However, we reserve the right to review an adviser’s trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the adviser's trading history indicates excessive trading, we can deny your request. If we approve it, your adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.

VOTING PRIVILEGES

We legally own the Variable Option shares. However, when a Variable Option holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote’s outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.

We determine your voting interest in a Variable Option as follows.

•
You can provide voting instructions based on the dollar value of the Variable Option’s shares in your Contract’s subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.

•	You receive proxy materials and a voting instruction form.

Allianz Index AdvantageSM Prospectus – April 28, 2014

6.	VALUING YOUR CONTRACT

Your Contract Value increases and decreases based on Purchase Payments, transfers, withdrawals, deduction of fees and charges, and the performance of your selected Allocation Options. Your Contract Value is the total of the Variable Account Value (if you allocate to the Variable Options) and the total Index Option Value (if you allocate to the Index Options). For information on how we calculate your Index Option Values see section 7, Index Options.

ACCUMULATION UNITS

When we receive a Purchase Payment that you allocate to the Variable Options at our Service Center, we credit your Contract with accumulation units based on the Purchase Payment amount and daily price (accumulation unit value) for the subaccount of your selected Variable Option. A subaccount’s accumulation unit value is based on the price (net asset value) of the underlying Variable Option. A Variable Option’s net asset value is typically determined at the end of each Business Day, and any Purchase Payment received at or after the end of the current Business Day receives the next Business Day’s price.

We arbitrarily set the initial accumulation unit value for each subaccount. On the Issue Date, the number of accumulation units in each subaccount is equal to the initial Purchase Payment amount allocated to a subaccount, divided by that subaccount’s accumulation unit value.

Example

•	On Wednesday, we receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.

•	When the New York Stock Exchange closes on that Wednesday, we determine that the accumulation unit value is $13.25 for your selected Variable Option.

We then divide $3,000 by $13.25 and credit your Contract on Wednesday night with 226.415094 subaccount accumulation units for your selected Variable Option.

At the end of each Business Day, we adjust the number of accumulation units in each subaccount as follows. Additional Purchase Payments and transfers into a subaccount increase the number of accumulation units. Withdrawals, transfers out of a subaccount, and the deduction of any Contract charge decrease the number of accumulation units.

At the end of each Business Day for each subaccount, we multiply the accumulation unit value at the end of the prior Business Day by the percentage change in value of a Variable Option since the prior Business Day. The percentage change includes the market performance of the Variable Option.

COMPUTING VARIABLE ACCOUNT VALUE

We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount’s accumulation unit value by its number of accumulation units, and then adding those results together for all subaccounts. Allocations (additional Purchase Payments and transfers of Index Option Value to the Variable Options) increase your Variable Account Value, withdrawals and Contract expenses reduce your Variable Account Value.

Allianz Index AdvantageSM Prospectus – April 28, 2014

7.	INDEX OPTIONS

When you allocate money to the Index Options you earn Credits based on the Index Option you select. Each Index Option is the combination of a Crediting Method and Index. These are the Indices and Crediting Methods we currently offer:

S&P 500®…………………………………………….....	available with….......	Index Protection Strategy and Index Performance Strategy
Russell 2000® Index and NASDAQ-100® Index…….	available with….......	Index Performance Strategy
For more information on the Indices, see Appendix A.

The total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Credits from previous Index Anniversaries, and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge during the Index Year. Positive Credits are not guaranteed. Credits can be zero or, under the Index Performance Strategy, negative after application of the Buffer. A negative Performance Credit means that you can lose money. We apply Credits on Index Anniversaries. On Index Anniversaries each Index Option Value also increases with any additional Purchase Payment allocated to or transferred into an Index Option and decreases with any transfer out of an Index Option.

On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value under the Index Performance Strategy is valued by using the Daily Adjustment. The Daily Adjustment estimates the present value of positive or negative Performance Credits on the next Index Anniversary. The Daily Adjustment is based on your agreement to be exposed to gains in Index value subject to the Cap and losses in the Index value in excess of the Buffer on the next Index Anniversary. The Daily Adjustment is a calculation mechanism by which Index Option Values are established each Business Day for purposes of computing amounts available for full or partial withdrawals, an annuitization, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment may result in an adjustment up or down from the preceding Index Anniversary or Index Effective Date.

If you take a withdrawal, annuitize the Contract, transfer Contract Value from an Index Option to a Variable Option, or if we pay a death benefit, we calculate the Alternate Minimum Value for each Index Option Value in both Crediting Methods. If we are determining the Alternate Minimum Value for an Index Performance Strategy Index Option Value on any day other than an Index Anniversary, we first calculate the Index Option Value and apply the Daily Adjustment, then compare this value to its associated Alternate Minimum Value and we pay the greater of these two amounts. If we are paying a partial withdrawal, we compare the percentage of Index Option Value with an equivalent percentage of its Alternate Minimum Value. We expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.

NOTE REGARDING WITHDRAWALS DURING THE INDEX YEAR:  Amounts removed from the Index Options during the Index Year for partial withdrawals and Contract expenses do not receive a Credit on the next Index Anniversary. However, the remaining amount in the Index Protection Strategy Index Option and Index Performance Strategy Index Options is eligible for a Credit on the next Index Anniversary. Performance Credits under Index Performance Strategy are subject to the Cap and Buffer.

Allianz Index AdvantageSM Prospectus – April 28, 2014

DETERMINING THE INDEX PROTECTION STRATEGY INDEX OPTION VALUE

On any Business Day, the Index Protection Strategy’s Index Option Value is equal to the amounts you allocate to an Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the Index Option Base. The Daily Adjustment does not apply to the Index Protection Strategy, but the Alternate Minimum Value does.

On the Index Effective Date both the Index Option Value and the Index Option Base for each of your Index Protection Strategy Index Options are equal to either:

•	the amount of your initial Purchase Payment you allocated to Index Protection Strategy if the Index Effective Date is the Issue Date, or

•	the amount of Variable Account Value you allocated to Index Protection Strategy.

At the end of each Business Day during the Index Year we reduce each Index Protection Strategy Index Option Value by the dollar amount withdrawn from the Index Option for partial withdrawals you request and Contract expenses we deduct (any withdrawal charge, product fee and/or contract maintenance charge).

•	We deduct partial withdrawals and Contract expenses from the Allocation Options proportionately based on the percentage of Contract Value in each Allocation Option.

-
The percentage is equal to each Index Protection Strategy Index Option Value divided by the Contract Value using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense.

•
However, if you specifically direct us to take a partial withdrawal from an Index Protection Strategy Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.

•	We then set each Index Option Base equal to its Index Option Value.

On each Index Anniversary we first determine if you receive the Declared Protection Strategy Credit. If your selected Index’s current value is less than its value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), you do not receive the Declared Protection Strategy Credit. If your selected Index’s current value is equal to or greater than its value on the last anniversary, you receive the Declared Protection Strategy Credit as follows.

•	We multiply the Index Option Base by its Declared Protection Strategy Credit and add this amount to the Index Option Base.

•	Then we set each Index Option Value equal to the Index Option Base.

Then we increase and/or decrease each Index Option Base and Index Option Value on the Index Anniversary for additional Purchase Payments, transfers into or out of the Index Option, partial withdrawals and the deduction of any Contract expenses.

•
Additional Purchase Payments received and allocated to this Index Option and transfers of Variable Account Value or Index Option Value into this Index Option increase these values by the dollar amount allocated to this Index Option.

•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.

•	Partial withdrawals and Contract expenses reduce these values as on any other Business Day.

Lastly, at the end of each Business Day during the Index Year, we apply the Alternate Minimum Value as discussed later in this section, if you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit.

DETERMINING THE INDEX PERFORMANCE STRATEGY INDEX OPTION VALUES

We use the Index Option Base to determine the Index Option Value. On each Index Anniversary we determine each of your selected Index Performance Strategy’s Index Option Values by applying its associated Performance Credit to its Index Option Base. On any day other than an Index Anniversary each Index Option Value is equal to the Index Option Base plus the Daily Adjustment as discussed later in this section.

On the Index Effective Date both the Index Option Value and the Index Option Base for each of your selected Index Performance Strategy Index Options are equal to either:

•	the amount of your initial Purchase Payment you allocated to that Index Option if the Index Effective Date is the Issue Date, or

•	the percentage of Variable Account Value you allocated to that Index Option.

Allianz Index AdvantageSM Prospectus – April 28, 2014

At the end of each Business Day during the Index Year other than the Index Effective Date or Index Anniversary we first add each Index Performance Strategy Index Option’s Daily Adjustment to its Index Option Base and determine its Index Option Value (as discussed later in this section) before we process any partial withdrawal or deduct any Contract expenses.

At the end of each Business Day during the Index Year we reduce each Index Performance Strategy Index Option Value by the dollar amount withdrawn from the Index Option for partial withdrawals you request and Contract expenses we deduct (any withdrawal charge, product fee and/or contract maintenance charge).

•	We deduct partial withdrawals and Contract expenses from the Allocation Options proportionately based on the percentage of Contract Value in each Allocation Option.

-
The percentage is equal to each Index Performance Strategy’s Index Option Value divided by the Contract Value using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense.

•
However, if you specifically direct us to take a partial withdrawal from an Index Performance Strategy Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.

•	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.

On each Index Anniversary we first determine your Performance Credit. If the Index Return is positive, you receive a positive Performance Credit adjusted by the Cap. For example if the Cap is 8% and the Index Return is 10%, you receive a 8% Performance Credit. If the Index Return is negative we apply the Buffer and determine if you receive a negative Performance Credit. For example, if the Buffer is 10% and the Index Return is -8%, we apply a Performance Credit of zero to your Index Option Base. If instead the Index Return is -12%, we apply a -2% Performance Credit to your Index Option Base. We then apply the Performance Credit to the Index Option as follows:

•	We multiply each Index Option Base by its Performance Credit and add this amount to its Index Option Base.

•	Then we set each Index Option Value equal to its Index Option Base.

Then we increase and/or decrease each Index Option Base and Index Option Value on the Index Anniversary for additional Purchase Payments, transfers into or out of the Index Option, partial withdrawals and the deduction of any Contract expenses.

•
Additional Purchase Payments received and allocated to this Index Option and transfers of Variable Account Value or Index Option Value into this Index Option increase these values by the dollar amount allocated to this Index Option.

•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.

•	Partial withdrawals and Contract expenses reduce these values as on any other Business Day.

Lastly, at the end of each Business Day during the Index Year we compare each Index Performance Strategy Index Option Value to its Alternate Minimum Value as discussed later in this section, if you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit. If the Alternate Minimum Value calculation occurs on any day other than an Index Anniversary, this comparison occurs after we apply the Daily Adjustment, and we pay the greater of these two amounts.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Index Performance Strategy Index Option Value Daily Adjustment

We designed the Daily Adjustment to provide an Index Option Value during the Accumulation Phase on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment generally reflects the change in market value of your allocation to an Index Performance Strategy Index Option. We apply a Daily Adjustment to the Index Performance Strategy Index Option Values for purposes of computing amounts available for withdrawal, annuitization, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment directly increases or decreases your Index Performance Strategy Index Option Values. The Daily Adjustment is different from the method we use to apply Performance Credits to an Index Option on an Index Anniversary. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and losses in excess of the Buffer. The application of the Daily Adjustment is based on your agreement to be exposed to Index Anniversary gains in Index value subject to the Cap and losses in Index value in excess of the Buffer. The Daily Adjustment does this by using a Black Scholes model to track the hypothetical value of a Proxy Investment (called the Proxy Value) each Business Day other than an Index Anniversary. The Proxy Investment is designed to return the same amount as the Index Option on an Index Anniversary (an amount equal to the Performance Credit as determined using the applicable Cap and Buffer). Between Index Anniversaries, the Proxy Investment provides a current estimate of what the Index value gain or loss would be if the investment were held until the Index Anniversary. The actual value of the relevant Index is not used in the Daily Adjustment calculation. The Daily Adjustment does not give you the actual Index return on the day of the calculation.

The Daily Adjustment can be positive or negative. When the Daily Adjustment is positive, an Index Option Value is higher than the Index Option Base. When the Daily Adjustment is negative, an Index Option Value is lower than the Index Option Base. The Daily Adjustment will differ from the Index Return. The Daily Adjustment is affected by the length of time until the next Index Anniversary and it is generally negatively affected by increases in the expected volatility of index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index Return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary. Even if the current Index Return during the Index Year is within the Buffer or positive, the Daily Adjustment may be negative until the next Index Anniversary.

At the end of each Business Day during the Index Year (other than the Index Effective Date or Index Anniversary) we add each Daily Adjustment to its Index Option Base to calculate each Index Option Value before we process any partial withdrawal or deduct any Contract expenses.

For more information on how we calculate the Daily Adjustment see Appendix B.

Index Performance Strategy Index Option Value Performance Locks

Under the Index Performance Strategy you can lock in a current Index Option Value by requesting a Performance Lock. You can request a lock once each Index Year for each of your selected Index Performance Strategy Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary. However, the Index Option Value does decrease during the remainder of the Index Year for any partial withdrawals and the deduction of any Contract expenses. Beginning on the next Index Anniversary, your locked Index Performance Strategy Index Options will no longer be locked and Daily Adjustments will again apply.

A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact, or avoid receiving, a negative Performance Credit. The disadvantage of taking a Performance Lock is that the relevant Index value may increase until the next Index Anniversary, and you will not participate in that increase. In addition, if you exercise a Performance Lock, you may receive less than the full Cap or less than the full protection of the Buffer that you would have received if you waited for us to apply the Performance Credit on the next Index Anniversary.

Allianz Index AdvantageSM Prospectus – April 28, 2014

THE ALTERNATE MINIMUM VALUE

The Alternate Minimum Value is the guaranteed minimum on each of your Index Option Values if we pay a death benefit, upon annuitization, if you take a withdrawal, or if you transfer Contract Value from an Index Option to a Variable Option. The Alternate Minimum Value applies to both of the Crediting Methods. If we are determining the Alternate Minimum Value for an Index Performance Strategy Index Option on any day other than an Index Anniversary, we first calculate the Index Option Value and apply the Daily Adjustment, then compare this value to its associated Alternate Minimum Value and we pay the greater of these two amounts. On the Index Effective Date the Alternate Minimum Value for each of your Index Options is equal to the Index Option Base multiplied by the AMV Factor. On each day during the Index Year, the Alternate Minimum Value is equal to the Index Option Base on the last Index Anniversary (or the Index Effective Date if this is the first Index Year) (adjusted for any withdrawals, including any withdrawal charge) multiplied by the AMV Factor plus the Accumulated Alternate Interest. We then add the Daily Adjustment if this is an Index Performance Strategy Index Option.

We establish the Alternate Minimum Base for each of your Index Options. On the Index Effective Date it is equal to the Index Option Base multiplied by the AMB Factor. The Accumulated Alternate Interest is the total interest your Contract has earned under the Alternate Minimum Value. The interest that is added each day to the Accumulated Alternate Interest is equal to the Alternate Minimum Base multiplied by the alternate interest rate, then dividing this result by 365. We set the alternate interest rate on the Issue Date and it does not change during the time you own your Contract

On each Index Anniversary we reset your Alternate Minimum Value to equal the new Index Option Base multiplied by the AMV Factor plus the Accumulated Alternate Interest. We also reset your Alternate Minimum Base to equal the Index Option Base multiplied by the AMB Factor plus the Accumulated Alternate Interest. The Accumulated Alternate Interest does not reset on the Index Anniversary. The Index Option Base is determined at the end of the day on the Index Anniversary after applying any Credit, additional Purchase Payment, transfers into or out of the Index Option, partial withdrawals and Contract expenses. If you receive no Credits, or only modest Credits, over many years the Alternate Minimum Value may be higher than the Index Option Value. However, we expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.

If you take a full withdrawal, annuitize the Contract, or we pay a death benefit we compare each of your Index Option Values (after any applicable withdrawal charge, final product fee, and final contract maintenance charge) and its associated Alternate Minimum Value using values determined at the end of the Business Day. If any Index Option Value is less than its Alternate Minimum Value, we increase the Index Option Value to equal its Alternate Minimum Value before we calculate Annuity Payments or pay out any Contract Value as a withdrawal or death benefit.

If you take a partial withdrawal or transfer Index Option Value to a Variable Option, we compare the percentage of Index Option Value withdrawn (including any applicable withdrawal charge) with an equivalent percentage of its Alternate Minimum Value using values determined at the end of the Business Day we process the partial withdrawal or transfer. If the percentage of Index Option Value is less than the equivalent percentage of Alternate Minimum Value, we add the difference to the amount we pay to you as a partial withdrawal or to the amount transferred.

You can find more information about the Alternate Minimum Value at Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197.

OPTIONAL REBALANCING PROGRAM

Your selected Index Options’ performance may cause the percentage of total Index Option Value in each Index Option to change. Rebalancing can help you maintain your selected Index Option allocation percentages. You can direct us to automatically adjust your Index Option Value on each Index Anniversary (or on the next Business Day if the Index Anniversary is not a Business Day) according to your instructions. We must receive your optional rebalancing program form in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we rebalance. We reserve the right to discontinue or modify the optional rebalancing program at any time and for any reason. To end this program, we must receive your request at our Service Center by 4 p.m. Eastern Time on the Business Day immediately before the Index Anniversary.

Allianz Index AdvantageSM Prospectus – April 28, 2014

8.	EXPENSES

Contract fees and expenses reduce your investment return and are described here in detail.

PRODUCT FEE

We deduct a product fee from your Contract Value during the Accumulation Phase, under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 11, Death Benefit. The product fee is an annualized rate of 1.25% that is calculated and accrued on a daily basis as a percentage of the Charge Base.

The Charge Base is initially equal to the Purchase Payment received on the Issue Date. At the end of each Business Day, we adjust the Charge Base as follows.

•	We increase it by the amount of any additional Purchase Payments.

•	We reduce it by the percentage of any Contract Value withdrawn. Withdrawals include all Contract expenses (withdrawal charge, product fee, contract maintenance charge, and transfer fee).

On each Quarterly Contract Anniversary (or on the next Business Day if the Quarterly Contract Anniversary is not on a Business Day) the Charge Base is equal to the Contract Value determined at the end of the Business Day.

We begin calculating and accruing the daily product fee amount on the day after the Issue Date. We deduct the product fee on each Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is not a Business Day) with the following exceptions.

•	If you withdraw the total Contract Value, we deduct the final product fee (the total of all daily product fees we calculated for the current Contract quarter) before processing the withdrawal.

•	If you annuitize the Contract, we deduct the final product fee before calculating Annuity Payments.

•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), we deduct the final product fee before calculating the death benefit if death benefit payment Option A or Annuity Payments under death benefit payment Option C is selected.

We deduct the product fee on a dollar for dollar basis from the Contract Value and we deduct it proportionately from each Allocation Option.

We do not treat the deduction of the product fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit (see section 11). If on a Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is not a Business Day) the Contract Value is less than the product fee, we deduct your total remaining Contract Value to cover the final product fee and reduce your Contract Value to zero. If the deduction of the final product fee reduces your Contract Value to zero and the Traditional Death Benefit has ended, we treat this as a full withdrawal and your Contract ends.

Changes to the Charge Base change the product fee amount. For example, if you make an additional Purchase Payment both your Charge Base and daily product fee amount also increase. Similarly, a withdrawal decreases both your Charge Base and daily product fee amount.

The product fee compensates us for all your Contract’s benefits, including our contractual obligation to make Annuity Payments, certain Contract expenses, and assuming the expense risk that the current charges are less than future Contract administration costs. If the product fee covers these costs and risks, any excess is profit to us. We anticipate making such a profit.

Allianz Index AdvantageSM Prospectus – April 28, 2014

CONTRACT MAINTENANCE CHARGE

Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:

•
During the Accumulation Phase for all your Index Advantage Contracts if the total Contract Value is at least $100,000 at the end of the last Business Day before the Contract Anniversary, or if the Contract Value for this Contract on the Contract Anniversary is at least $100,000 . We determine the total Contract Value for all individually owned Index Advantage Contracts by using the Owner’s social security number, and for non-individually owned Index Advantage Contracts we use the Annuitant’s social security number.

•	During the Annuity Phase if the Contract Value on the last Business Day before the Annuity Date is at least $100,000.

•	When paying death benefits under death benefit payment options A, B, or C.

During the Accumulation Phase, we deduct the contract maintenance charge on a dollar for dollar basis from the Contract Value on the Contract Anniversary and we deduct it proportionately from each Allocation Option. If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit. During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment.

WITHDRAWAL CHARGE

You can take withdrawals during the Accumulation Phase. A withdrawal charge applies if any part of a withdrawal comes from a Purchase Payment that is still within the withdrawal charge period. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payment withdrawn (excluding any penalty-free withdrawals), and less any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts we deduct to pay other Contract expenses.

We do not assess a withdrawal charge on penalty-free withdrawals or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn to pay investment adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege. Penalty-free withdrawals include: withdrawals under the free withdrawal privilege and waiver of withdrawal charge benefit and; payments under our minimum distribution program.

For purposes of calculating any withdrawal charge, we withdraw Purchase Payments on a “first-in-first-out” (FIFO) basis and we process withdrawal requests as follows.

1.
First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract’s withdrawal charge period). This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis.

2.
Then, if this is a partial withdrawal, we withdraw from the free withdrawal privilege (see section 9, Access to Your Money – Free Withdrawal Privilege). This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.

3.
Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract’s withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis may help reduce the total withdrawal charge because the charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable withdrawal charge percentage and then totaling the charges. This withdrawal reduces the Withdrawal Charge Basis.

4.	Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.

Allianz Index AdvantageSM Prospectus – April 28, 2014

The withdrawal charge as a percentage of each Purchase Payment withdrawn is as follows.

Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount(1)
0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%
(1)
In Iowa and Pennsylvania the withdrawal charge is 8.25%, 8%, 7%, 6%, 5%, 4% and 0% for the time periods referenced. In Mississippi the withdrawal charge is 8.5%, 7.5%, 6.5%, 5.5%, 5%, 4% and 0% for the time periods referenced.

Upon a full withdrawal, we first deduct any applicable product fee and contract maintenance charge before we calculate the withdrawal charge. We deduct any applicable withdrawal charge from the total Contract Value and send you the remaining amount. For a partial withdrawal we deduct the amount you request, plus any applicable withdrawal charge from the total Contract Value. We apply the withdrawal charge to this total amount and we pay you the amount you requested. We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If a partial withdrawal occurs on a day that we also assess the product fee and/or contract maintenance charge, we assess these charges in this order after we deduct the withdrawal and any applicable withdrawal charge from the Contract Value.

The withdrawal charge compensates us for expenses associated with selling the Contract.

Example: You make an initial Purchase Payment of $30,000 and make another Purchase Payment in the first month of the second Contract Year of $70,000. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $52,000 withdrawal. We withdraw money and compute the withdrawal charge as follows.

1)	Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.

2)
Amounts available under the free withdrawal privilege. You did not take any other withdrawals this year, so you can withdraw up to 10% of your total payments (or $10,000) without incurring a withdrawal charge.

3)
Purchase Payments on a FIFO basis. The total amount we withdraw from the first Purchase Payment is $30,000, which is subject to a 7% withdrawal charge, and you receive $27,900. We determine this amount as follows:

(amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:

$30,000 x 0.93 = $27,900.

Next we withdraw from the second Purchase Payment. So far, you received $37,900 ($10,000 under the free withdrawal privilege and $27,900 from the first Purchase Payment), so we withdraw $14,100 from the second Purchase Payment to equal the $52,000 you requested. The second Purchase Payment is subject to an 8% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:

(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:

$14,100 ÷ 0.92 = $15,326.

4)	Contract earnings. We already withdrew your requested amount, so this does not apply.

In total we withdrew $55,326 from your Contract, of which you received $52,000 and paid a withdrawal charge of $3,326.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Reduction or Elimination of the Withdrawal Charge

We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life to any members of his or her immediate family and the Financial Professional waives their commission. We must pre-approve any withdrawal charge reduction or elimination.

NOTE:

•
Because we do not reduce the Withdrawal Charge Basis for penalty-free withdrawals or the deduction of other Contract expenses, we may assess a withdrawal charge on more than the amount you are withdrawing upon a full withdrawal of the total Contract Value. Also, upon full withdrawal, if the Contract Value has declined due to poor performance, the withdrawal charge may be greater than the total Contract Value and you will not receive any money.

•
Withdrawals may have tax consequences and, if taken before age 59½, may be subject to a 10% additional federal tax. For tax purposes in most instances, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.

•	For Contracts issued in Florida: The withdrawal charge cannot exceed 10% of the Contract Value withdrawn.

TRANSFER FEE

The first twelve transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. We count all transfers made in the same Business Day as one transfer. We do not count transfers between the Variable Options and Index Options or reallocation of Index Option Value among the Index Options against the free transfers we allow and these transfers are not subject to a transfer fee. The transfer fee continues to apply under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 11, Death Benefit.

We deduct the transfer fee on a dollar for dollar basis from the amount of Variable Account Value being transferred before allocating the remaining Variable Account Value to your selected Variable Options. We do not treat the deduction of the transfer fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.

PREMIUM TAX

Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity.

INCOME TAX

Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.

VARIABLE OPTION EXPENSES

The Variable Options’ assets are subject to operating expenses (including management fees). These expenses are described in the Fee Tables and in the Variable Options’ prospectuses. These expenses reduce the Variable Options’ performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value. The Variable Options’ investment advisers provided us with the expense information in this prospectus and we did not independently verify it.

Allianz Index AdvantageSM Prospectus – April 28, 2014

9.	ACCESS TO YOUR MONEY

The money in your Contract is available under the following circumstances:

•	by withdrawing your Contract Value;

•	by taking required minimum distributions (Qualified Contracts only) as discussed in “Minimum Distribution Program and Required Minimum Distribution (RMD) Payments” later in this section;

•	by taking Annuity Payments; or

•	when we pay a death benefit.

You can take withdrawals during the Accumulation Phase. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. Any withdrawal request received at or after the end of the current Business Day receives the next Business Day’s values.

Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.

*	Does not apply to required minimum distributions.

We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If you are withdrawing money from an Index Option we also apply any Alternate Minimum Value to the amount we send you as described in section 7, Index Options – Alternate Minimum Value.

When you take a full withdrawal, we process your request on the Business Day we receive it in Good Order at our Service Center as follows:

•	total Contract Value,

•	less any final product fee and final contract maintenance charge,

•	less any withdrawal charge, and

•	plus any increase from the application of the Alternate Minimum Value if you selected an Index Option.

See the Fee Tables and section 8, Expenses for a discussion of these charges. See also section 7, Index Options – Alternate Minimum Value.

We pay withdrawals within seven days of receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).

NOTE:

•	Ordinary income taxes and tax penalties may apply to any withdrawal you take.

•
We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals, surrenders, or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, partial withdrawal, surrender, or death benefit from the AZL Money Market Fund subaccount until the fund is liquidated.

•
For Contracts issued in Montana: If you take a partial withdrawal that reduces the Contract Value below $2,000, we contact you by phone and give you the option of modifying your withdrawal request. If we cannot reach you, we process your request as a full withdrawal.

•
For Contracts issued in Texas: We only treat a partial withdrawal that reduces the Contract Value below $2,000 as a full withdrawal if you have not made an additional Purchase Payment in the past two calendar years.

Allianz Index AdvantageSM Prospectus – April 28, 2014

FREE WITHDRAWAL PRIVILEGE

Each Contract Year, you can withdraw up to 10% of your total Purchase Payments without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available next year. Withdrawals of Purchase Payments that are beyond the withdrawal charge period are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. Required minimum distribution payments are not subject to a withdrawal charge, but do reduce your free withdrawal privilege.

NOTE: The free withdrawal privilege is not available upon a full withdrawal.

SYSTEMATIC WITHDRAWAL PROGRAM

If your Contract Value is at least $25,000, the systematic withdrawal program can provide automatic withdrawal payments to you. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. The minimum amount you can withdraw under this program is $100 and there is no maximum. During the withdrawal charge period (if applicable), systematic withdrawals in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is not a Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at your request or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.

NOTE:

•	Ordinary income taxes and tax penalties may apply to systematic withdrawals.

•	The systematic withdrawal program is not available while you are receiving required minimum distribution payments.

MINIMUM DISTRIBUTION PROGRAM AND REQUIRED MINIMUM DISTRIBUTION (RMD) PAYMENTS

If you own a Qualified Contract, you can participate in the minimum distribution program during the Accumulation Phase. Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but they reduce the free withdrawal privilege amount during the Contract Year. We can make payments to you on a monthly, quarterly, semi-annual or annual basis. However, if your Contract Value is less than $25,000, we only make annual payments. You cannot aggregate RMD payments between this Contract and other qualified contracts that you own. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is not a Business Day. We must receive your program form instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we process these payments, or your program does not begin until the next month.

NOTE:

•	You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.

•	The minimum distribution program is not available while you are receiving systematic withdrawals.

WAIVER OF WITHDRAWAL CHARGE BENEFIT

After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take a withdrawal and we waive the withdrawal charge. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order before we waive the withdrawal charge.

NOTE FOR CONTRACTS ISSUED IN:

•	Massachusetts – The waiver of withdrawal charge benefit is not available.

•	New Hampshire – The definition of nursing home is an institution operated in accordance with state law.

•
Pennsylvania – The waiver is not available if on the Issue Date, an Owner was confined to a nursing home or was already diagnosed with a terminal illness. Also, the nursing home confinement requirement is a total of 90 days within a six month period. These 90 days do not need to be consecutive.

Allianz Index AdvantageSM Prospectus – April 28, 2014

SUSPENSION OF PAYMENTS OR TRANSFERS

We may be required to suspend or postpone transfers or payments for withdrawals for any period when:

•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange is restricted;

•	an emergency (as determined by the SEC) exists as a result of which disposal of the Variable Option shares is not reasonably practicable or we cannot reasonably value the Variable Option shares; or

•	during any other period when the SEC, by order, so permits for the protection of Owners.

10.	THE ANNUITY PHASE

Prior to annuitization, you can surrender your Contract and receive your total Contract Value (less the final product fee, final contract maintenance charge, and any applicable withdrawal charge).

Annuity Payments offer a guaranteed income stream with certain tax advantages and are designed for Owners who are not concerned with continued access to Contract Value.

You can apply your Contract Value to regular periodic fixed annuity payments (Annuity Payments). The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the Annuitant(s)’ age before we make any life contingent Annuity Payment. If you misstate the Annuitant(s)’ age or gender, we pay the amount that would have been paid at the true age or gender.

CALCULATING YOUR ANNUITY PAYMENTS

We base Annuity Payments upon the following:

•	The Contract Value on the Annuity Date.

•	The age of the Annuitant and any joint Annuitant on the Annuity Date.

•	The gender of the Annuitant and any joint Annuitant where permitted.

•	The Annuity Option you select.

•	Your Contract’s interest rate (or current rates, if higher) and mortality table.

If the Annuity Date is not an Index Anniversary and you selected the Index Performance Strategy, Contract Value includes the Daily Adjustment. Contract Value also includes any increase from the Alternate Minimum Value if you selected any of the available Index Options. If you annuitize on any day other than a Contract Anniversary, the Declared Protection Strategy Credit for the current Index Year is not applied to your Annuity Payments. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payout option period that you selected, except as provided under Annuity Option 3. The contract maintenance charge is deducted proportionately from each Annuity Payment, unless your beginning annuitization value is greater than $100,000.

ANNUITY PAYMENT OPTIONS

You can choose one of the Annuity Options described below or any other payment option to which we agree. Before the Annuity Date, you can select and/or change the Annuity Option with at least 30 days written notice to us. After Annuity Payments begin, you cannot change the Annuity Option.

Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.

Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a guaranteed minimum period that you select.

Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.

Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. After the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.

After the Annuitant’s death under Option 2, or the last surviving joint Annuitant's death under Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if there are no remaining or named Beneficiaries.

Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.

NOTE: If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.

WHEN ANNUITY PAYMENTS BEGIN

Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the maximum permitted date allowed for your Contract, which is the first day of the calendar month following the later of: a) the Annuitant’s 90th birthday, or b) the tenth Contract Anniversary. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through and your state of residence. Your Annuity Date must be at least two years after the Issue Date.* The Annuity Date cannot be later than what is permitted under applicable law.

*	In Florida, the earliest acceptable Annuity Date is one year after the Issue Date.

NOTE: If on the maximum permitted Annuity Date your Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance. If you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.

Allianz Index AdvantageSM Prospectus – April 28, 2014

11.	DEATH BENEFIT

“You” in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.

The death benefit is only available during the Accumulation Phase. If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information after the end of the current Business Day, we use the next Business Day’s prices. We will not accept additional Purchase Payments after receipt of the first Valid Claim. We also will not allow any partial or full withdrawals after receipt of a Valid Claim.

If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. If a Beneficiary dies before you or the Designated Life, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no remaining Beneficiaries, or no named Beneficiaries, we pay the death benefit to your estate, or if the Owner is a non-individual, to the Owner. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, he or she each receives an equal share. Any part of the death benefit that is in the Allocation Options remains there until distribution begins. From the time we determine the death benefit until we make a complete distribution, any amount in the Allocation Options continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we no longer accept additional Purchase Payments or process transfer requests.

The Contract provides the Traditional Death Benefit based on the greater of:

•	Contract Value, or

•
total of all Purchase Payments received, reduced by the percentage of Contract Value withdrawn, determined at the end of each Business Day. Withdrawals include withdrawal charges, but not amounts we withdraw for other Contract expenses.

If the date we are determining the death benefit is not an Index Anniversary and you selected the Index Performance Strategy, Contract Value includes the Daily Adjustment. Contract Value also includes any increase from the Alternate Minimum Value if you selected any of the available Index Options.

If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation we determine the Traditional Death Benefit at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of their portion of total Purchase Payments adjusted for withdrawals determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or their portion of the Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.

If you and the Determining Life (Lives) are different individuals and do not die simultaneously, the death benefit is as follows. This can only occur if you change the Owner after the Issue Date.

•
If a Determining Life dies before you we do not pay a death benefit to the Beneficiary(s), but we may increase the Contract Value. We compare the Contract Value and total Purchase Payments adjusted for withdrawals determined at the end of Business Day we receive due proof of a Determining Life’s death. If your Contract Value is less than total Purchase Payments adjusted for withdrawals, we increase your Contract Value to equal total Purchase Payments adjusted for withdrawals. The Traditional Death Benefit becomes the Contract Value, and the Traditional Death Benefit ends. We allocate any Contract Value increase to the Variable Options according to future Purchase Payment allocation instructions.

•	Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary’s Valid Claim.

Allianz Index AdvantageSM Prospectus – April 28, 2014

The Traditional Death Benefit ends upon the earliest of the following.

•	The Business Day before the Annuity Date.

•	The Business Day that total Purchase Payments adjusted for withdrawals and Contract Value are both zero.

•
Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation.

•
Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life’s death if you and the Determining Life (Lives) are different individuals and do not die simultaneously.

•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner (or Annuitant) is no longer a Determining Life.

•	The Business Day the Contract ends.

NOTE: The Traditional Death Benefit is a first-to-die benefit based on the Determining Life. This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract the Traditional Death Benefit is no longer available. Also, if you and the Determining Life (Lives) are different individuals and you die first, the Traditional Death Benefit is not available to your Beneficiary(s).

DEATH OF THE OWNER AND/OR ANNUITANT

The appendix to the Statement of Additional Information includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.

DEATH BENEFIT PAYMENT OPTIONS DURING THE ACCUMULATION PHASE

If you do not designate a death benefit payment option, a Beneficiary must select one of the options listed below. If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms.

Spousal Continuation: If the Beneficiary is the deceased Owner’s spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts. Spouses must qualify as such under federal law to continue the Contract. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the surviving spouse continues the Contract, at the end of the Business Day we receive his or her Valid Claim, we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals, if applicable. If the surviving spouse continues the Contract:

•	he or she may exercise all of the Owner’s rights, including naming a new Beneficiary or Beneficiaries;

•	he or she is subject to any remaining withdrawal charge; and

•	upon the surviving spouse’s death their Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.

Option A: Lump sum payment of the death benefit.

Option B: Payment of the entire death benefit within five years of the date of any Owner’s death. The Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.

Option C: If the Beneficiary is an individual, payment of the death benefit as fixed Annuity Payments under Annuity Options 1, 2 or 5. With our written consent other options may be available for payment over a period not extending beyond the Beneficiary’s life expectancy under which the Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.

Distribution must begin within one year of the date of the Owner’s death. Any portion of the death benefit not applied to Annuity Payments within one year of the date of the Owner’s death must be distributed within five years of the date of death.

If the Contract is owned by a non-individual, then we treat the death of an Annuitant as the death of an Owner for purposes of the Internal Revenue Code’s distribution at death rules, which are set forth in Section 72(s) of the Code.

In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, the Contract is interpreted and administered in accordance with Section 72(s) of the Internal Revenue Code.

Other rules may apply to Qualified Contracts.

Allianz Index AdvantageSM Prospectus – April 28, 2014

12.	TAXES

This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation is contained in the Statement of Additional Information, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract’s effects on your personal tax situation.

QUALIFIED AND NON-QUALIFIED CONTRACTS

You can purchase either a Qualified Contract or a Non-Qualified Contract. A Qualified Contract is purchased pursuant to a specialized provision of the Internal Revenue Code (Code). For example, a Contract may be purchased pursuant to Section 408 of the Code as an Individual Retirement Annuity (IRA).

Qualified Contracts are subject to certain restrictions, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. Purchase Payments to Qualified Contracts other than from a qualified transfer may be restricted once the Owner reaches age 70½.

Currently, we offer the following types of Qualified Contracts.

Type of Contract	Persons and Entities that can buy the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
Simplified Employee Pension (SEP) IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans	A qualified retirement plan is the Owner and the Annuitant must be an individual. We may determine which types of qualified retirement plans are eligible to purchase this Contract.
If you purchase a Qualified Contract, you already receive the benefit of tax deferral through the qualified plan, and so you should purchase this Contract for purposes other than tax deferral.

You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code. There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.

TAXATION OF ANNUITY CONTRACTS

The Contract has the following tax characteristics.

•	Taxes on earnings are deferred until you take money out. Non-Qualified Contracts owned by corporations or partnerships do not receive income tax deferral on earnings.

•
When you take money out of a Non-Qualified Contract, earnings are generally subject to federal income tax and applicable state income tax. All pre-tax funds distributed from Qualified Contracts are subject to federal and state income tax, but qualified distributions from Roth IRA Contracts are not subject to federal income tax. This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.

•	Taxable distributions are subject to an ordinary income tax rate, rather than a capital gains rate.

•
Beginning in 2013, distributions from Non-Qualified Contracts will be considered investment income for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

•
If you take partial withdrawals from your Non-Qualified Contract, the withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.

•
If you annuitize your Non-Qualified Contract and receive a stream of Annuity Payments, you receive the benefit of the exclusion ratio. The exclusion ratio is a calculation that causes a portion of each Annuity Payment to be non-taxable, based upon the percentage of your Contract Value that is from Purchase Payments. Purchase Payments are treated as a non-taxable return of principal, whereas earnings are taxable.

Allianz Index AdvantageSM Prospectus – April 28, 2014

•	If you take partial withdrawals or annuitize a Qualified Contract, you will be responsible for determining what portion, if any, of the distribution consists of after-tax funds.

•
If you take out earnings before age 59½, you may be subject to a 10% additional federal tax, unless you take a lifetime annuitization of your Contract or you take money out in a stream of substantially equal payments over your expected life in accordance with the requirements of the Code.

•	A pledge, assignment, or ownership change of a Contract may be treated as a taxable event. You should discuss any pledge, assignment, or ownership change of a Contract with your tax adviser.

•
If you purchase multiple non-qualified deferred annuity contracts from an affiliated group of companies in one calendar year, these contracts are treated as one contract for purposes of determining the tax consequences of any distribution.

•
Death benefit proceeds from Non-Qualified Contracts are taxable to the beneficiary as ordinary income to the extent of any earnings. Death benefit proceeds must be paid out in accordance with the requirements of the Code.

•
Depending upon the type of Qualified Contract you own, required minimum distributions (RMDs) must be satisfied when you reach a certain age. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract’s RMD requirements.

•
When you take money out of a Contract, we may deduct premium tax that we pay on your Contract. This tax varies from 0% to 3.5%, depending on your state. Currently, we pay this tax and do not pass it on to you.

TAX-FREE SECTION 1035 EXCHANGES

Subject to certain restrictions, you can make a “tax-free” exchange under Section 1035 of the Internal Revenue Code for all or a portion of one annuity contract for another, or all of a life insurance policy for an annuity contract. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:

•	you might have to pay a withdrawal charge on your previous contract,

•	there is a new withdrawal charge period for this Contract,

•	other charges under this Contract may be higher (or lower),

•	the benefits may be different, and

•	you no longer have access to any benefits from your previous contract.

If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible additional federal tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract who generally earns a commission on each sale. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.

13.	OTHER INFORMATION

THE REGISTERED SEPARATE ACCOUNT

We established Allianz Life Variable Account B (the Separate Account) as a separate account under Minnesota insurance law on May 31, 1985. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.

The Separate Account holds the shares of the Variable Options that have been purchased with Contract assets. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate accounts we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.

We own the assets of the Separate Account. We credit gains to or charge losses against the Separate Account, whether or not realized, without regard to the performance of other investment accounts. The Separate Account’s assets are insulated, so that the assets cannot be used to pay any of our liabilities, other than those arising from the investment of Contract assets in the Variable Options.

If the Separate Account’s assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and charges. The obligations under the Contracts are obligations of Allianz Life.

Allianz Index AdvantageSM Prospectus – April 28, 2014

OUR GENERAL ACCOUNT

Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.

Our general account assets fund guarantees provided in the Contracts, including obligations associated with the Index Options. Contract Value that you apply to Annuity Payments becomes part of our general account. In addition, we place a majority of the assets you allocate to the Index Options in our general account where we primarily invest the assets in a variety of fixed income securities.

OUR UNREGISTERED SEPARATE ACCOUNT

We place all assets that you allocate to the Index Options that are not invested in the general account in an unregistered, non-unitized, non-insulated separate account, which we established under Minnesota Insurance Law solely for the purpose of supporting our obligations to pay Credits associated with the Index Options. We invest these assets in hedging instruments, including derivative investments such as put and call options, as well as cash and fixed income securities. To support our obligations to pay Credits associated with the Index Options, we may move money between this separate account and our general account. Like our general account, the assets in this non-insulated separate account are subject to our general business operation liabilities and the claims of our creditors.

An Owner who allocates Contract Value to an Index Option does not have any interest in or claim on the asset in this non-unitized separate account. In addition, neither the Owner nor the Index Options participate in any way in the performance of assets held in the non-unitized, non-insulated separate account.

NOTE FOR CONTRACTS ISSUED IN TEXAS: We place all assets that you allocate to the Index Performance Strategy Index Options that are not invested in the general account in an unregistered, non-unitized, insulated separate account. This separate account was established under Minnesota law for the benefit of Texas Contract purchasers. This separate account supports our obligations to pay Performance Credits to Texas Contract Owners. The assets in the separate account are kept separate from the rest of our general account and separate account assets. The assets in the separate account are insulated, and so are not subject to our general business operation liabilities or the claims of our creditors. Texas Contract purchasers are given a priority with regard to the separate account’s assets, both over general creditors and over Contract purchasers from other states. Neither Texas Contract purchasers nor the Index Performance Strategy Index Options participate in any way in the performance of assets held in the non-unitized, insulated separate account.

DISTRIBUTION

Allianz Life Financial Services, LLC (Allianz Life Financial), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. Allianz Life Financial is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. Allianz Life Financial is registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). Allianz Life Financial is not a member of Securities Investors Protection Corporation. More information about Allianz Life Financial is available at https:// www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.

We have entered into a distribution agreement with Allianz Life Financial for the distribution of the Contracts. Allianz Life Financial also may perform various administrative services on our behalf.

We may fund Allianz Life Financial’s operating and other expenses, including: overhead; legal and accounting fees; Financial Professional training; compensation for the Allianz Life Financial management team; and other expenses associated with the Contracts. Financial Professionals and their managers are also eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with Allianz Life Financial. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Allianz Life Financial does not itself sell the Contracts on a retail basis. Rather, Allianz Life Financial enters into selling agreements with other broker/dealers registered under the 1934 Act (selling firms) for the sale of the Contracts. These selling firms include third party broker/dealers and Questar Capital Corporation, an affiliated broker/dealer. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 7% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 7% of Purchase Payments.

We and/or Allianz Life Financial may make bonus payments to certain selling firms based on aggregate sales of our variable insurance contracts (including this Contract) or persistency standards, or as part of a special promotion. These additional payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms. In some instances, the amount paid may be significant.

A portion of the payments made to selling firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.

We intend to recover commissions and other expenses through fees and charges imposed under the Contract. Commissions paid on the Contract, including other incentives or payments, are not charged directly to the Owners or the Separate Account.

Broker-dealers and their Financial Professionals and managers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar services. In addition, certain firms and their Financial Professionals may receive compensation for distribution and administrative services when acting in a wholesaling capacity and working with retail firms.

In certain instances, we and/or Allianz Life Financial may make payments to a broker/dealer for inclusion of this Contract in its list of products that it offers for sale.

We and/or Allianz Life Financial may pay certain selling firms additional marketing support allowances for:

•	marketing services and increased access to their Financial Professionals;

•	sales promotions relating to the Contracts;

•	costs associated with sales conferences and educational seminars;

•	the cost of client meetings and presentations; and

•	other sales expenses incurred by them.

We retain substantial discretion in determining whether to grant a marketing support payment to a particular broker/dealer firm and the amount of any such payment.

We may also make payments for marketing and wholesaling support to broker/dealer affiliates of Variable Options that are available through the variable annuities we offer.

Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.

The Variable Options may assess a Rule 12b-1 fee. These fees are paid to Allianz Life Financial as consideration for providing certain services and incurring certain expenses permitted under the Variable Option’s plan. These fees typically equal 0.25% of a Variable Option’s average daily net assets.

In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of a Variable Option may make payments for administrative services to Allianz Life Financial or its affiliates.

We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

ADDITIONAL CREDITS FOR CERTAIN GROUPS

We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.

Allianz Index AdvantageSM Prospectus – April 28, 2014

ADMINISTRATION/ALLIANZ SERVICE CENTER

The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. Our Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative services performed by our Service Center include:

•	issuance and maintenance of the Contracts,

•	maintenance of Owner records,

•	processing and mailing of account statements and other mailings to Owners, and

•	routine customer service including:

–	responding to Owner correspondence and inquiries,

–	processing of Contract changes,

–	processing withdrawal requests (both partial and total) and

–	processing annuitization requests.

To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectuses for the Variable Options, will be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.

LEGAL PROCEEDINGS

We and our subsidiaries, like other life insurance companies, from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we, the Separate Account, or Allianz Life Financial is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or Allianz Life Financial’s ability to perform its obligations.

STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

Allianz Life hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

Allianz Index AdvantageSM Prospectus – April 28, 2014

14.	INFORMATION ON ALLIANZ LIFE

Allianz Life is a stock life insurance company organized under the laws of the state of Minnesota in 1896. Our address is 5701 Golden Hills Drive, Minneapolis, MN 55416. We are a wholly owned subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a wholly owned subsidiary of Allianz Europe, B.V., Allianz Europe. B.V. is a wholly owned subsidiary of Allianz Societas Europaea (Allianz SE), Allianz Life’s ultimate parent, which is incorporated in Munich, Germany. Allianz Life Insurance Company of North America and its wholly owned subsidiaries are referred to as the Company. We offer fixed and variable annuities and individual life insurance. We are licensed to do direct business in 49 states and the District of Columbia.

Allianz Life does not have a separate custodian for the assets owned through the Separate Account. Most mutual fund shares are not in certificated form, and as such, Allianz Life in effect acts as self-custodian for the non-certificated shares we own through the Separate Account.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

The Board currently consists of six members, including our Chairman, our President and Chief Executive Officer, our Chief Financial Officer, and three independent members.

The Board holds regular quarterly meetings, generally in February, April/May, July, and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, Actuarial Balances, Ethics, Finance, Rate Setting and Risk Committees, each of which is described in further detail below. Each of the directors attended at least 75% of the Board and committee meetings to which he or she was assigned during 2013.

The current members of our Board are as follows:

Gary C. Bhojwani

Chairman of the Board

Gary C. Bhojwani, age 46, joined the Company in 2007, and currently serves as the Chief Executive Officer of Allianz of America, Inc., the Company’s parent, and Chairman of the Company’s Board of Directors. Prior to his current role, Mr. Bhojwani served as President and Chief Executive Officer of the Company, as well as a member of the Board of Directors, from 2007 to 2011. Prior to joining the Company, Mr. Bhojwani served as President of Commercial Business for Fireman’s Fund Insurance Company from 2004 to 2007. Prior to that, Mr. Bhojwani spent two years with Lincoln General Insurance Company as President and Chief Executive Officer. Prior to joining Lincoln General, Mr. Bhojwani served as President of Avalon Risk Management for four years and President of Trade Insurance Services, Inc. for two years.

Mr. Bhojwani brings to the Board diverse financial services experience and expertise developed though his service as an executive, including his past service as Chief Executive Officer to the Company and current service as Chief Executive Officer of Allianz of America, Inc.

Walter R. White

President and Chief Executive Officer

Walter R. White, age 57, joined the Company in 2012, and currently serves as President and Chief Executive Officer, as well as a member of the Board of Directors. In this role, Mr. White is responsible for leading and overseeing the Company and providing strategic management and direction. Mr. White also served as Chief Administrative Officer of the Company from 2009 to 2011. Prior to joining the Company, Mr. White held executive roles at Woodbury Financial Services from 2001 to 2009, serving as Chief Operating Officer from 2003 to 2007 and President from 2007 to 2009. Prior to that, Mr. White held senior management roles at Fortis from 1994 to 2001, serving as senior Vice President of Fortis Investors from 1998 to 2001. Mr. White also held senior management roles at the MONY Group from 1988 to 1994, serving as the President of MONY Brokerage from 1991 to 1994.

Mr. White brings to the Board extensive financial services and brokerage experience as well as key strategic planning and leadership skills developed as the chief executive of the Company and Woodbury Financial.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Giulio Terzariol

Director, Senior Vice President and Chief Financial Officer

Giulio Terzariol, age 42, joined the Company in 2007 and currently serves as Senior Vice President and Chief Financial Officer and as a member of the Board of Directors. In this role, Mr. Terzariol is responsible for all finance and risk management functions, with oversight of the controller, tax, treasury and enterprise data intelligence areas. Prior to joining the Company, Mr. Terzariol served as Regional Chief Financial Officer for Allianz Insurance Management Asia Pacific in Singapore from 2005 to 2007. Prior to that, Mr. Terzariol spent seven years with Allianz SE in Munich, Germany as a financial analyst and then as Head of International Insurance Unit within the Group Planning and Controlling Division. Mr. Terzariol started his career in the insurance business in 1996 with Generali as part of their two-year international training program.

Mr. Terzariol brings to the Board extensive financial services and insurance industry experience and his general knowledge and experience in financial matters, including serving as Chief Financial Officer of the Company.

Ronald Clark

Director

[To be added by amendment]

Dave Conway

Director

[To be added by amendment]

Marna C. Whittington

Director

Marna C. Whittington, age 66, joined the Company’s Board of Directors in March 2012 and also serves as Chair of the Audit Committee. Prior to joining the Company, Ms. Whittington served as President and Chief Executive Officer of Allianz Global Investors Capital from 2001 to 2012 and Chief Operating Officer of Allianz Global Investors (parent company of Allianz Global Investors Capital) from 2002 to 2011. Prior to that, Ms. Whittington served as Managing Director and Chief Operating Officer of Morgan Stanley Investment Management from 1996 to 2001and was a partner with Miller, Anderson & Sherrerd, LLP from 1992 until January 1996 when it was acquired by Morgan Stanley.

Ms. Whittington brings to the Board invaluable expertise as Chair of the Audit Committee and has extensive financial services and insurance industry experience as well as general knowledge and experience in financial matters. The Board also benefits from her perspective as a current and former director of other companies.

EXECUTIVE OFFICERS

The current executive officers (other than Messrs. White and Terzariol, whose biographies are included above in the Board of Directors information) are as follows:

Thomas P. Burns

Senior Vice President, Chief Distribution Officer

Thomas P. Burns, a ge 58, joined the Company in 2006 and currently serves as Senior Vice President, Chief Distribution Officer. In this role, Mr. Burns is responsible for the development, design and implementation of the Company’s sales and distribution strategies for all of the Company’s insurance and annuities products. Prior to joining the Company, Mr. Burns served as Senior Vice President, Distribution, of Securian from 2002 to 2006. Prior to joining Securian, Mr. Burns worked for Prudential for 24 years, from 1978 to 2002, in various managerial capacities.

Gretchen Cepek

Senior Vice President, General Counsel and Secretary

Gretchen Cepek, age 46 , joined the Company in 2009, and currently serves as Senior Vice President, General Counsel and Secretary. In this role, Ms. Cepek is responsible for the legal department as well as government relations and the special investigations unit. Prior to that, Ms. Cepek served as Vice President, Legal Business/Operations/Distribution, of the Company from 2009 to February 2012. Prior to joining the Company, Ms. Cepek served as Counsel at Woodbury Financial Services from 2005 to 2009. Prior to joining Woodbury Financial, Ms. Cepek spent 13 years with the law firm of Querrey & Harlow, Ltd. from 1992 to 2005, where she served as a law clerk, associate attorney and then as a shareholder. Ms. Cepek received her J.D. from Valparaiso University School of Law in 1993.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Nancy E. Jones

Senior Vice President, Chief Marketing Officer

Nancy E. Jones, age 53, joined the Company in 2008, and currently serves as Senior Vice President, Chief Marketing Officer. In this role, Ms. Jones is responsible for product innovation, marketing and corporate communications and manages the Company’s product strategy and development for its fixed annuity, variable annuity, and life insurance products. Prior to joining the Company, Ms. Jones served as the Senior Vice President of Client Experience and Marketing Operations at Ameriprise Financial. Prior to that, Ms. Jones held several senior roles at American Express in the traditional financial advisory business, as well as developing new direct and online businesses. Her career in the financial services industry spans more than 20 years, with roles in business strategy, product development, distribution channel management, and marketing.

Cathy A. Mahone

Senior Vice President, Chief Administrative Officer

Cathy Mahone, age 49 , joined the Company in 2008 and currently serves as Senior Vice President and Chief Administrative Officer. In her current role, Ms. Mahone is responsible for the oversight of enterprise operations, information technology, compliance and other strategic initiatives. Prior to that, Ms. Mahone was Senior Vice President, Enterprise Operations, a position she held until assuming her current role in 2012. Prior to joining the Company, Ms. Mahone had approximately 20 years of financial services experience with Ameriprise Financial (formerly American Express), where she served in several leadership roles, including Vice President of the Operations Project Management Office. In her more than 20-year career with Ameriprise, Ms. Mahone held a variety of leadership positions in operations, distribution and marketing.

Neil H. McKay

Senior Vice President, Chief Actuary

Neil H. McKay, age 52 , joined the Company in 1999 and currently serves as Senior Vice President, Chief Actuary. In this role, Mr. McKay is responsible for all of the actuarial functions of the Company, including the actuarial assumptions underlying the Company’s products and the rate setting associated with the Company’s existing and new products. Prior to joining the Company, Mr. McKay served in a variety of roles at LifeUSA Holding Company (prior to its merger with the Company) from 1990 to 1999, culminating in the position of Vice President of Finance. Prior to that, Mr. McKay held the position of Assistant Product Actuary from 1984 to 1990 for Security Life of Denver, in Denver, Colorado.

Carsten Quitter

Senior Vice President, Chief Investment Officer

Carsten Quitter, age 49, joined Company in 2011, and currently serves as Senior Vice President and Chief Investment Officer. In this role, Mr. Quitter is responsible for investment management, liquidity planning, hedging and trading the insurance assets for the Company, Fireman’s Fund Insurance Company, Allianz Global Corporate and Specialty and Allianz Mexico. Prior to joining the Company, Mr. Quitter served as the chief investment manager and head of risk management for Allianz Switzerland. Mr. Quitter joined Allianz Switzerland in 2005 as head of asset liability management. Prior to that, Mr. Quitter spent eight years with Swiss Re in a variety of executive positions, including managing director and chief operating officer of new markets. Mr. Quitter also served as a partner with Zimmermann & Partner, a consulting firm for the re-insurance industry.

Suzanne Zeller

Senior Vice President, Human Resources

Suzanne Zeller, age 60, joined the Company in August 2010 and currently serves as Senior Vice President, Human Resources. In this position, Ms. Zeller leads the Human Resources and Facilities departments and is responsible for setting strategy and leading the Human Resources and Facilities departments to improve business results and increase employee engagement. Prior to joining the Company, Ms. Zeller worked in various capacities with The Hartford Financial Services Group from 2003 to 2010, culminating in the position of Vice President of Human Resources for the international wealth management business of Hartford Life, Inc., a subsidiary of The Hartford Financial Services Group. Prior to that, Ms. Zeller ran her own consulting practice that specialized in executive coaching, business strategy planning and leadership development. Ms. Zeller also has held senior human resources and organizational effectiveness positions at a number of insurance and reinsurance companies, including Swiss Re, Met Life, American Re and Chubb Executive Risk.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Robert DeChellis

Field Senior Vice President, Broker Dealer Distribution

Robert DeChellis, age 47, joined the Company in 2006 and currently serves as Field Senior Vice President, Broker Dealer Distribution as well as the President of Allianz Life Financial Services, LLC. In these positions, Mr. DeChellis is responsible for sales and distribution of the Company’s products, including variable annuities, fixed indexed annuities and advisory annuities through broker-dealers and other financial institutions. Prior to joining the Company, Mr. DeChellis served as Executive Vice President of the Retail Annuities Division of Travelers Life & Annuity. Prior to that, Mr. DeChellis served as Executive Vice President and national sales manager for Jackson National Life Distributors, Inc. Before joining the annuity industry, Mr. DeChellis spent 13 years in asset management, holding positions with firms such as Goldman Sachs and Lord Abbett.

CORPORATE GOVERNANCE

Committees of the Board

The Executive Committee of the Board (“Executive Committee”) is currently composed of Messrs. Bhojwani (Chair), White and Terzariol. The function of the Executive Committee is to exercise the authority of the Board in the management of the Company between meetings of the Board, with the exceptions set forth in the Company’s By-Laws. The Executive Committee did not hold any formal meetings in 2013.

The Audit Committee of the Board is currently composed of Ms. Whittington (Chair) and Mr. Bhojwani. The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting and control processes on behalf of the Board of Directors, which includes assisting with Board oversight of (1) the integrity of the Company’s financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the independent registered public accounting firm and (4) the performance of the Company's internal audit function, risk management function, and independent registered public accounting firm. The Board has also determined that each member of the Audit Committee is financially literate. The Audit Committee met four times in 2013.

The Actuarial Balances Committee of the Board is currently composed of Mr. McKay (Chair); Mr. Steven Thiel, the Company’s Vice President, Actuarial Reporting & Analysis; Nicole Scanlon, the Company’s Controller; Andreas Graser, the Company’s Chief Risk Officer and Chief Credit Officer; Mr. Terzariol; and Mr. White. The Actuarial Balances Committee reviews the appropriateness of assumptions and methods that impact actuarial balances and approves any material changes to actuarial balances. The Actuarial Balances Committee met five times in 2013.

The Ethics Committee of the Board is currently composed of Ms. Cepek (Chair); Yvonne Franzese, the Chief Human Resources Officer for Allianz of America Corporation; Kendall Bishop, the Company’s Vice President, Internal Audit; Michael Brennan, the Company’s Chief Compliance Officer; H. Le Phan, the Company’s Ethics Counsel; Marty Vanderzanden, the Company’s Director of the Special Investigations Unit; and Ms. Zeller. The Ethics Committee assists the Company in continuing to operate according to high ethical standards and in accordance with applicable laws and regulations. The Ethics Committee met twice in 2013.

The Finance Committee of the Board is currently composed of Mr. Quitter (Chair); Messrs. Morten Fischer, William Gaumond and Gunther Thallinger from the Company’s parent, Allianz SE; Mr. Michael Scriver, the Global Head of Hedging; and Messrs. Graser, McKay, Terzariol and White. The purpose of the Finance Committee is to (1) oversee the Company’s investment activities, (2) appoint and oversee the activities of one or more asset managers, (3) ensure the proper and effective investment of risk capital, (4) approve significant and strategic investment transactions of the Company, (5) ensure a risk/return profile for investments that is consistent with the Company’s asset-liability management requirements, (6) oversee the planning and execution of the Company’s investment income strategies, (7) oversee the external funding needs of the Company, and (8) ensure that all investment activities of the Company are carried out in accordance with legal, regulatory, accounting, and other applicable requirements. The Finance Committee met four times in 2013.

The Rate Setting Committee of the Board is currently composed of Mr. McKay (Chair); Mr. Burns; Mr. Graser, the Company’s Chief Risk Officer; Ms. Jones; Mr. Quitter; and Mr. Terzariol. The Rate Setting Committee determines all non-guarantee elements and profitability levers for new business and in-force business for the Company’s fixed annuity, fixed indexed annuity, universal life, indexed universal life and variable annuity products. The Rate Setting Committee met four times in 2013.

Allianz Index AdvantageSM Prospectus – April 28, 2014

The Risk Committee of the Board is currently composed of Mr. Graser (Chair); Ms. Cepek; Ms. Mahone; Mr. McKay; Mr. Quitter; Mr. Terzariol; and Mr. White. The Risk Committee develops and maintains the Company’s risk framework, controls and processes in order to identify, assess and manage risks associated with the Company’s business activities; supports the Company’s executive leadership group in meeting its responsibilities to the Company’s overall risk strategy; and helps to build a strong risk culture within the Company. The Risk Committee met six times in 2013.

Independence of Certain Directors

The Company is not subject to the independence standards of the New York Stock Exchange, but is subject to the independence standards required under the Model Audit Rule. Applying the independence standards of the Model Audit Rule to the current members of the Board of Directors, the Board of Directors has determined that Ms. Whittington and [To be updated by amendment] are “independent” under the Model Audit Rule.

Code of Ethics

All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are subject to the Company’s Code of Ethics.

Section 16(a) Beneficial Ownership Reporting Compliance

Not applicable.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our “Named Executive Officers.” For 2013, our Named Executive Officers were:

[To be updated by amendment]

•	Walter White, President and Chief Executive Officer

•	Giulio Terzariol, Senior Vice President and Chief Financial Officer

•

•

•

The details of each Named Executive Officer’s compensation may be found in the Summary Compensation Table and other compensation tables included in this Executive Compensation discussion.

Executive Summary

Our compensation programs are intended to align our NEOs’ interests with those of our stockholder by rewarding performance that meets or exceeds the goals established by the Compensation Committee of AZOA Services Corporation, which is tasked with establishing the executive compensation philosophy for the Company and its affiliates. In line with our compensation philosophy described below, the total compensation received by our NEOs will vary based on individual and corporate performance in light of our annual and long-term performance goals. Our NEOs’ total compensation is composed of a mix of annual base salary, annual cash awards based on corporate objectives and executive performance factors and long-term equity incentive awards in the form of restricted stock units of the equity securities of Allianz SE, our ultimate parent company.

Compensation Philosophy and Strategy

Overview

The overriding goal of our executive compensation program is to attract, retain and motivate top-performing executive officers who will dedicate themselves to our long-term financial and operational success and the long-term success of our affiliates, including our parent company, Allianz SE. To this end, we have structured our executive compensation program to foster a pay-for-performance management culture by:

•
providing total compensation opportunities that we believe are competitive with the levels of total compensation available at the large diversified financial services companies with which we most directly compete in the marketplace;

Allianz Index AdvantageSM Prospectus – April 28, 2014

•
setting performance metrics and objectives for our variable compensation arrangements that reward executives for attaining both annual targets and medium-range and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;

•
establishing equity-based arrangements that align our executives’ financial interests with those of Allianz SE by ensuring our executives have a material financial stake in the equity value of Allianz SE and the business success of its affiliates; and

•	structuring compensation packages and outcomes to foster internal pay equity.

 Compensation Components

To support this pay-for-performance strategy, our total compensation program provides a mix of compensation components that bases the majority of each executive’s compensation on our success and on an assessment of each executive’s overall contribution to that success.

Compensation Element	Description	Objective
Base Salary
Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities.
For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy vs. the market.
Attract and retain high-caliber leadership
Annual Incentive Plan	Incentive compensation that promotes and rewards the achievement of annual performance objectives through awards under the Allianz of America Corporation Annual Incentive Plan (the “AIP”).	Link compensation to annual performance results Attract, motivate and retain high-caliber leadership Align the interests of NEOs and shareholders
Long-Term Incentives
Incentive compensation that promotes and rewards the achievement of long-term performance objectives through awards under the Allianz of America Corporation Long-Term Performance Unit Plan (the “ALTPUP”). In the case of our Chief Executive Officer, Walter White, he is eligible to receive annual awards through the Allianz of America Mid-Term Bonus Plan instead of the ALTPUP.
Link compensation to performance results Attract, motivate and retain high-caliber leadership Align the interests of NEOs and shareholders
Performance-Based Equity Incentives
Incentive compensation through restricted stock unit awards made under the Allianz Equity Incentive Plan (“AEI”) that promotes and rewards the achievement of our senior executive officers. The AEI replaced the Allianz Group Equity Incentives 2007 plan.
Attract and retain high-caliber leadership. Align the interests of NEOs and shareholders. Provide market competitive compensation
Severance Arrangements	Severance payments to employees, including NEOs, under certain company-initiated termination events.	Compensate employees for situations where the employee’s position is eliminated as a result of outsourcing, merger or other corporate transaction
Perquisites-Benefits
Perquisites provided to our NEOs include employer matching contributions to the NEOs’ 401(k) plans and may also include the payment of life insurance premiums, relocation reimbursements, reimbursements for financial planning and tax preparation services and reimbursements of spousal travel expenses.
Provide market competitive compensation
In addition, we offer all employees, including our NEOs, broad-based benefits, including comprehensive medical, dental and vision insurance, group term life insurance and participation in our 401(k) plan.

Allianz Index AdvantageSM Prospectus – April 28, 2014

How Compensation Decisions Are Made

Role of the Board of Directors and Compensation Committee

The framework governing the executive compensation policies for the Allianz Group of Companies in North America (“Allianz NA Group”), which includes Allianz Life, except as such policies relate to the compensation for the Chief Executive Officer of Allianz Life, is set through the Board of Directors of AZOA Services Corporation (“ASC”). The Board of Directors has delegated the following responsibilities to the Compensation Committee of the Board of Directors:

•
In consultation with senior management, establish the general compensation philosophy and strategy of the Allianz NA Group and oversee the development and implementation of compensation, benefit and perquisite programs for corporate executives consistent with the principles of ensuring that leadership is compensated effectively in a manner consistent with the stated compensation strategy, internal equity considerations, competitive practices, shareholder interests, and the requirements of any applicable regulatory bodies in order to enable the Allianz NA Group to attract and retain high-quality leadership.

•	Review and recommend to the Board of Directors the establishment of, or material modification to, any executive incentive compensation plans or programs for the Allianz NA Group.

•
Review and recommend to the Board of Directors the approval of any special benefits, perquisites or compensation contracts in effect for, or offered to, any prospective, current or former Allianz NA Group employee, regardless of the employee’s level or assignment within the Allianz NA Group. Such benefits and perquisites are those that are unusual or different than the benefits offered to all similarly-situated employees.

•
Review and recommend to the Board of Directors any employment agreements or any severance, change in control or similar termination arrangements or agreements proposed to be made with any prospective, current or former employee of any Allianz NA Group company. This does not include special termination agreements, separation or settlement agreements negotiated in connection with the and at the time of termination of an executive’s employment.

•
In consultation with senior management, ensure that any Allianz NA group plans are fiscally responsible, consistent with good management practices and in the best interest of the Allianz NA Group and the shareholders. Review and recommend to the Board the adoption of, or amendment to, any such Plan.

•	Review and ratify compensation decisions.

•	Make Group-wide comparisons of compensation decisions and ensure adherence to Group Standards and German regulations.

The Compensation Committee will at all times be composed of at least three directors of ASC who are appointed by the full Board of Directors of ASC. The Compensation Committee currently consists of the following directors: Gary Bhojwani, Walter White and Lori Fouche. The Compensation Committee also utilizes an internal compensation consultant to provide advice to the Compensation Committee regarding market trends in compensation policies at competing companies and on a more macro level.

Following its review and discussion, the Compensation Committee produces and submits a report on executive compensation to the Board of Directors. The report on executive compensation provides recommendations to the Board of Directors for its discussion and approval.

Role of the Chief Executive Officer

Our Chief Executive Officer assists the Compensation Committee in its review of the total compensation of all the Named Executive Officers except himself. He provides the Compensation Committee with his assessment of their performances relative to the corporate and individual goals and other expectations set for them for the preceding year. He then provides his recommendations for each NEO’s total compensation and the appropriate goals for each in the year to come. However, the Compensation Committee is not bound by his recommendations.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Role of Allianz Life’s Equitable Human Resources

Allianz Life Human Resources supports the Board of Directors and the Compensation Committee on executive compensation matters by being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Human Resources’ efforts include, among other things:

•	evaluating the compensation data from industry groups, national executive pay surveys and other sources for the NEOs and other executive officers as appropriate;

•	gathering and correlating performance ratings and reviews for individual executive officers, including the NEOs;

•	reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and

•	reporting to, and answering requests for, information from the Compensation Committee.

Human Resources officers also coordinate and share information with their counterparts at Allianz SE.

Use of Competitive Compensation Data

Because we compete most directly for executive talent with other large diversified financial services companies, we regard it as essential to regularly review the competitiveness of our total compensation program for our executives to ensure that we are providing compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by other companies that participate in the compensation surveys with which we participate. We rely primarily on external market general surveys of corporate compensation and benefits published by various national compensation consulting firms, especially salary surveys focus on insurance companies. In addition, other factors taken into account include the average revenues and number of employees of companies that participate in such surveys.

All these information sources are employed to measure and compare actual pay levels not only on an aggregate, total compensation basis but by breaking down our total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the surveyed companies. This information, as collected and reviewed by the Human Resources department of ASC, is submitted to the Compensation Committee for review and discussion.

 Internal Pay Equity Analysis

Our compensation program is designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, we believe it is important to compare compensation paid to each NEO not only with compensation paid by the surveyed companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.

Components of Total Compensation For Our NEOs

We provide total compensation to our NEOs that consists of several components. These components include the three components of our total compensation program (i.e., base salary, annual and multi-year incentives and equity) as well as: (i) retirement, health and other benefit programs, (ii) severance benefits and (iii) perquisites.

Base Salary

Our philosophy is to make base salary a relatively small portion of the overall compensation package for our NEOs, which we believe is common in the industry in which we operate. The amount of the base salary awarded to NEOs is based on the position held, the NEO’s career experience, the scope of the position’s responsibilities and the NEO’s own performance, all of which are reviewed with the aid of market survey data. Using this data, we maintain a 50th percentile pricing philosophy, comparing our base salaries against the median for comparable salaries at surveyed companies, unless exceptional conditions require otherwise.

Allianz Index AdvantageSM Prospectus – April 28, 2014

NEO compensation is determined based on the achievement of specific corporate and individual performance objectives. In determining the amount of each NEO’s base salary, the Compensation Committee considers the scope of their responsibilities, taking into account available competitive market compensation paid by other companies for similar positions. With respect to the base salary of our Chief Executive Officer, the Chairman of the Compensation Committee considered the Chief Executive Officer’s experience, performance, and contribution to our overall corporate performance when determining his base salary for 2013. Base salaries for our other NEOs for 2013 were also set by the Compensation Committee, together with the Chief Executive Officer’s input, based upon each NEO’s individual experience and contribution to the overall performance of our Company, and subject to Compensation Committee reviews.

Annual Incentive Plan

We offer annual cash bonuses to certain of our executive officers under the Annual Incentive Plan (the “AIP”). The AIP is designed to improve the performance and profitability of the Company by motivating employees to accomplish organizational objectives and financial goals set forth by the Compensation Committee of ASC. The AIP seeks to accomplish this purpose by providing a bonus opportunity to eligible employees. Bonus awards that may be paid pursuant to the AIP are wholly within the sole discretion of the Compensation Committee of ASC and are intended to:

•	Reward the performance of participants who have made significant contributions during the prior year to the achievement of the Company's annual goals and objectives;

•	Provide an incentive that will encourage superior individual performance; and

•	Encourage the retention of employees who are anticipated to significantly contribute to the future success of the Company.

Over the course of the year, the Compensation Committee, together with input from our Chief Executive Officer, developed a specific amount of cash awards to be made pursuant to the AIP to executive officers, including our NEOs, for the 2013 operating year. The amount determined to be available for such awards was at the discretion of the Compensation Committee and was dependent upon many factors as outlined previously, including, but not limited to, our current financial performance and performance related contributions of our NEOs in achieving our performance objectives.

Targeted levels of bonus awards made pursuant to the AIP for our NEOs were established by the Compensation Committee based on a number of factors related to the Company’s performance and the performance of the NEO. Maximum bonus awards made to our NEOs pursuant to the AIP was set at a level equal to two times the target amount for each NEO. See footnote (2) to the Summary Compensation Table for the specific amounts awarded to each NEO for the year ended December 31, 2013.

Long-Term Incentives

The purpose of the Allianz of America Corporation Long-Term Performance Unit Plan (the “ALTPUP”) is to advance the interests of the Allianz NA Group, including the Company, and their respective shareholders. The ALTPUP seeks to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of each Allianz NA Group company who contribute significantly to the company's long-term performance. Such incentive shall be in the form of Long-Term Performance Units ("ALTPUP Units"), which are contingent awards, subject to the terms, conditions and restrictions described in the ALTPUP and the Award Agreement under which such awards are made, by which participants in the ALTPUP may become entitled to receive cash upon the redemption of the ALTPUP Units. The award of ALTPUP Units is discretionary and any payments from the ALTPUP are intended to:

•	Reward the performance of participants who have made significant contributions to the achievement of the Company's goals and objectives,

•	Provide an incentive that will encourage superior individual performance in the future, and

•	Encourage the retention of participants who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of the Company.

The Compensation Committee reviewed the performance of our NEOs following the end of our 2013 fiscal year relative to the long-term equity incentive and retention awards program the Compensation Committee administers.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Targeted levels of bonus awards made pursuant to the ALTPUP for our NEOs were established by the Compensation Committee based on a number of factors related to the Company’s performance and the performance of the NEO. Threshold amounts awardable to our NEOs under the ALTPUP are set to one-half the target amount for each NEO and maximum bonus awards made to our NEOs pursuant to the ALTPUP are set to two times the target amount for each NEO. See footnote (2) to the Summary Compensation Table for the specific amounts awarded to each NEO for the year ended December 31, 2013.

Our Chief Executive Officer receives cash awards pursuant to the terms of the Mid-Term Bonus Plan instead of the ALTPUP. The Mid-Term Bonus Plan covers business performance over a non-rolling three-year period. The minimum payout is zero and the maximum payout is 165% of the target amount set by the Compensation Committee. Target award amounts generally focus on performance of the Company, including its growth and operating profit and achievement of goals set by Allianz NA group. At the end of each three-year period, the performance of the Allianz NA Group and each company thereunder are assessed, along with relevant comparable company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the respective Compensation Committee.

Performance-Based Equity Incentives

Allianz Equity Incentive Plan

The Allianz Equity Incentive Plan (“AEI”) is (a) one part of the variable compensation element for senior executives and provided under the Allianz Sustained Performance Plan (“ASPP”) or (b) offered by an Allianz NA Group Company to selected senior employees as an additional part of their variable compensation on a case to case basis. The AEI is granted in the form of restricted stock units of Allianz SE (“RSUs”). An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash, stock, or other consideration at the sole discretion of the company. RSUs are subject to a four-year vesting period. At the end of the four-year period, the RSUs are exercised uniformly for all participants, provided they remain employed by the Allianz Group NA or are pensioners. The cap on the amount of the payout upon exercise of the RSU is 200%.

Benefit Perquisites

We provide our NEOs with certain limited perquisites. All of our employees, including our NEOs, may participate in our qualified 401(k) plan. We generally provide our executive officers, including our NEOs, with a matching contribution up to $19,125 annually. In addition we provide excess liability insurance coverage to all of our NEOs and provide financial planning and tax preparation services, relocation reimbursements and reimbursements of spousal travel expenses to certain of our NEOs. The incremental costs of perquisites for the NEOs during 2013 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included herein.

Change in Control and Severance Arrangements

We have entered into an Executive Severance Agreement with our Chief Executive Officer, Walter White, which is described in the section of the prospectus entitled, “Executive Compensation - Severance and Change in Control Arrangements.” We have not entered into any other specific severance or change in control agreements with any of our NEOs.

All employees, including our NEOs, are subject to severance payments under the Severance Allowance Plan, which provides that employees who are terminated for certain company-initiated reasons are eligible to receive a severance payment in an amount based on the employee’s weekly base pay multiplied by the number of weeks set forth in the Severance Allowance Plan. Employees are generally eligible for severance payments if they are terminated for the following reasons:

•	Employee’s position is eliminated by the Company;

•	Employee’s position is outsourced; or

•	Employee’s position is eliminated in connection with a sale or merger or other corporate transaction.

Other than the Severance Allowance Plan, which is described above, our NEOs (except for Walter White) are not eligible for severance or change in control payments. Certain of our executive officers receive offer letters which set forth the terms relating to base salary, sign-on incentives and equity compensation. However, the Company does not view these offer letters as employment agreements as each offer letter states that employment with the Company is “at will.”

Allianz Index AdvantageSM Prospectus – April 28, 2014

Other Compensation Policies

Tax and Accounting Implications

Stock-Based Compensation. We account for stock-based compensation, including SARs and RSUs granted pursuant to our ALTPUP in accordance with the requirements of FASB ASC Topic 718. Under the FASB ASC Topic 718, we estimate the fair value of our SAR awards at the date of grant using the Black-Scholes-Merton option-pricing model, which requires the use of certain subjective assumptions. The most significant of these assumptions are our estimates on the expected term, volatility and forfeiture rates of the awards. Forfeitures are not estimated due to our limited history but are reversed in the period in which forfeiture occurs. As required under the accounting rules, we review our valuation assumptions at each grant date and, as a result, are likely to change our valuation assumptions used to value stock-based awards granted in future periods. We estimate the fair value of our RSU awards based on grant date market closing price.

Deductibility of Executive Compensation. When analyzing both total compensation and individual elements of compensation paid to our NEOs, the Compensation Committee considers the income tax consequences to the Company of its compensation policies and procedures. In particular, the Compensation Committee considers Section 162(m) of the Internal Revenue Code, which limits the deductibility of non-performance-based compensation paid to certain of the NEOs to $1,000,000 per affected NEO. The Compensation Committee intends to balance its objective of providing compensation to our NEOs that is fair, reasonable, and competitive with the Company’s capability to take an immediate compensation expense deduction. The Board believes that the best interests of the Company and its stockholders are served by executive compensation programs that encourage and promote the Company’s principal compensation philosophy, enhancement of stockholder value, and permit the Compensation Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, the Company may from time to time pay compensation to its NEOs that may not be fully tax deductible, including certain bonuses and RSU awards. SARs granted under our ALTPUP are intended to qualify as performance-based compensation under Section 162(m) and are generally fully deductible. We will continue to review the Company’s executive compensation plans periodically to determine what changes, if any, should be made as a result of the limitation on deductibility.

Summary Compensation Table

The following table sets forth the compensation paid by Allianz Life during the year ended December 31, 2013 to its principal executive officer, its principal financial officer and each of the three highest paid executive officers (collectively, the “Named Executive Officers” or “NEOs”) who are involved in the management and operations of Allianz Life.

[To be updated by amendment]

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)(1)	(f)	(g)(2)	(h)	(i)(5)	(j)
Walter White President and Chief Executive Officer	2013	$	N/A	$	N/A	$ (3)	N/A	$	$
Giulio Terzariol(4) Senior Vice President and Chief Financial Officer	2013	$	N/A	$	N/A	$	N/A	$	$

(1)
Represents the grant date fair value of the restricted stock units (“RSUs”) issued pursuant to the Allianz Equity Incentives plan. The RSUs vest over a four-year period and have a March 2016 exercise date. The grant price of the RSUs was the market value of Allianz SE’s shares on the grant date. These numbers show the amount realized for financial reporting purposes as calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of the common stock of Allianz SE on the date of grant, which is then recognized over the requisite service period of the award.

(2)	Includes the following payments made pursuant to the AIP and the ALTPUP.

Allianz Index AdvantageSM Prospectus – April 28, 2014

[To be updated by amendment]

Name and Principal Position	Payments made pursuant to the AIP	Payments made pursuant to the ALTPUP
Walter White President and Chief Executive Officer	$	$
Giulio Terzariol Senior Vice President and Chief Financial Officer	$	$

(3)
Walter White, as Chief Executive Officer, participates in the global Mid-Term Bonus Program rather than the ALTPUP. Based on an assumed stock price of $[____] per share, which was the closing stock price of Allianz SE common stock on December 31, 2013, converted from Euros into U.S. dollars.

(4)	Mr. Terzariol also participates in certain plans maintained by Allianz SE that are not part of Allianz Life’s compensation program.

(5)	The following table provides additional details regarding compensation found in the “All Other Compensation” column.

[To be updated by amendment]

Name	Spousal Travel(6)	Relocation(7)	Tax Services(8)	Milestone/ Anniversary(9)	Life Insurance Premiums	Employer Match to 401(k) Plan	Total
Walter White	--	--	--	$	$	$	$
Giulio Terzariol	--	$	$	$		$--	$

(6)	Represents reimbursement or payments made to defray the costs of a spouse’s travel.

(7)	Represents reimbursement or payments made to defray the cost of relocation expenses.

(8)	Represents reimbursements or payments made to defray the cost of tax related services.

(9)	Represents Milestone Anniversary Program, which pays a bonus at one, three and five year anniversaries, and then every five years thereafter.

Performance-Based Equity Incentive Compensation Plans

Allianz Equity Incentive Plan (AEI)

The Allianz Equity Incentive Plan is designed to recognize senior employees’ continuous employment with the Company or any member of Allianz Group, and serves as an incentive to continue in employment. Grants and payments under the AEI are made to employees that (i) hold a valid employment contract with the Company at the date of grant, (ii) stay with the Company or any member of Allianz Group during the vesting period of the RSU and (iii) have not given or received notice terminating his or her office or employment. The securities issuable under the AEI are restricted stock units, or RSUs.

An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash or Allianz SE stocks. RSUs issued under the AEI are subject to a four-year vesting period. At the end of the four-year period, the RSUs are exercised uniformly for all participants, provided they remain employed by the Allianz Group or are pensioners. There is a cap on the amount of the payout upon exercise of the RSU, that is, the payout is limited to an increase of the grant price by 200%.

Alliance Annual Incentive Plan (AIP)

The Allianz Annual Incentive Plan is designed to improve the performance and profitability of the Company by motivating employees to accomplish organizational objectives and financial goals set forth by the Company. The plan is intended to provide an incentive that will encourage superior individual performance and encourage retention of employees who are anticipated to significantly contribute to the future success of the Company. The plan seeks to accomplish this purpose by providing a bonus opportunity to eligible employees who have made significant contributions during the plan year to the achievement of the Company's annual goals and objective.

The ASC Compensation Committee or other duly authorized committee determines allocation of bonus awards to Allianz employees. The guidelines for target awards are meant to be illustrative of competitive market bonuses for similar job levels in the marketplace. While the target awards may be used for illustrative, budget planning or distribution scenarios, all bonus awards are discretionary and are in no way guaranteed.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Allianz Long-Term Performance Plan (ALTPUP)

The Allianz Long-Term Performance Plan is designed to advance the interests of the Company and its stockholders. The plan seeks to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of the Company and its subsidiaries who contribute significantly to the Company's long-term performance. The plan is intended to (i) reward the performance of participants who have made significant contributions to the achievement of the Company's goals and objectives; (ii) provide an incentive that will encourage superior individual performance in the future; and (iii) encourage the retention of participants who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of the Company. In order to be eligible for ALTPUP awards, individuals must be nominated by the business unit and approved by the Compensation Committee. Receipt of an ALTPUP award one year is not a guarantee that an ALTPUP award will be granted in subsequent years.

The ALTPUP incentive is in the form of Long-Term Performance Units (ALTPUP Units), which have a target value of $10.00. The threshold value is $5.00, and the maximum value is $20.00. ALTPUP Units are contingent awards, subject to the terms, conditions and restrictions of the plan by which plan participants may become entitled to receive cash upon the Company's redemption of the Units on the valuation date. The plan consists of three-year performance periods with two overlapping periods, and one-third of the ATLPUP Units pay out each year over the three-year performance period. The valuation date is December 31 at the end of each award period, unless the ASC Compensation Committee in its discretion selects an earlier date. The award of Units is discretionary.

Mid-Term Bonus Plan

Our Chief Executive Officer receives cash awards pursuant to the terms of the Mid-Term Bonus Plan instead of the ALTPUP. The Mid-Term Bonus Plan covers business performance over a non-rolling three-year period. The minimum payout is zero and the maximum payout is 165% of the target amount set by the Compensation Committee. Target award amounts generally focus on performance of the Company, including its growth and operating profit and achievement of goals set by Allianz NA group. At the end of each three-year period, the performance of the Allianz NA Group and each company thereunder are assessed, along with relevant comparable company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the respective Compensation Committee.

Allianz Group Equity Incentives Plan (GEI) 2007

The Allianz Group Equity Incentives has been replaced by the Allianz Equity Incentive Plan. The GEI was designed to align a portion of the compensation paid to the executive management team of the Allianz Group with the interests of its shareholders. Issuances of securities under the GEI were tied to the common stock of Allianz SE which is traded on stock exchanges in Germany, London, Milan, Paris, and Zurich and, through American Depositary Shares, on the New York Stock Exchange. The securities issuable under the GEI were stock appreciation rights, or SARs, and restricted stock units, or RSUs.

Stock Appreciation Rights

A SAR constitutes the right to a payout of the difference between the current price of Allianz SE common stock at the time of exercise by the participant and the grant price of the SAR, paid in cash. SARs issued under the GEI were subject to a two-year vesting period and could only be exercised by recipients at the beginning of the third year after issuance. Such rights expire at the end of the seventh year following issuance. In order for a recipient to be able to exercise a SAR, the recipient must still be employed by the Allianz Group or be a pensioner, the value of the Allianz SE common stock must have outperformed the Dow Jones Europe Stoxx Price Index once on five consecutive trading days, and the price of the Allianz SE common stock must have risen by at least 20% over the grant price. The maximum payout to a recipient is capped at 150% over the grant price of the SAR.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Restricted Stock Units

An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash, stocks, or other consideration at the sole discretion of the company. RSUs issued under the GEI were subject to a five-year vesting period. At the end of the five-year period, the RSUs are exercised uniformly for all participants, provided they remain employed by the Allianz Group or are pensioners. There is no cap on the amount of the payout upon exercise of the RSU.

Grants of Plan-Based Awards

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted during the year ended December 31, 2013.

[To be updated by amendment]

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Walter White RSUs (under AEI) Midterm Bonus Plan AIP Award		$ $	$ $	$ $	$	$	$
Giulio Terzariol RSUs (under AEI) AIP Award ALTPUP Award		$ $	$ $	$ $	$	$	$

(1)
The target column shows the target award and maximum award for 2013 for each NEO under the AIP. There is no threshold amount for any participant in the AIP. The actual 2013 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. AIP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.

(2)
The target column shows the target award and maximum award for 2013 for each NEO under the ALTPUP. Under the ALTPUP, the threshold amount for any participant in the plan is equal to 50% of the target amount. The actual 2013 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. ALTPUP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.

(3)
RSUs have a vesting schedule as disclosed in the footnotes to the Summary Compensation Table. See “Outstanding Equity Awards at December 31, 2013” for disclosure regarding the number of RSUs that are unvested as of December 31, 2013.

(4)
The target column shows the target award and maximum award for 2013 for each NEO under the AEI. There is no threshold amount for any participant in the AEI. The actual 2013 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Outstanding Equity Awards at December 31, 2013

The following table sets forth the outstanding equity awards outstanding at the December 31, 2013 fiscal year-end. The table shows stock appreciation rights, or SARs, and restricted stock units, or RSUs, granted pursuant to the Allianz Group Equity Incentive Plan (GEI) and the Allianz Equity Incentive Plan (AEI).

[To be updated by amendment]

	SAR Awards					RSU Awards
Name	Number of Securities Underlying Unexercised SARs Exercisable	Number of Securities Underlying Unexercised SARs Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned SARs	SAR Base Price	SAR Expiration Date	Number of Restricted Stock Units That Have Not Vested	Market Value of Restricted Stock Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Restricted Stock Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Restricted Stock Units That Have Not Vested
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)(2)	(h)(3)	(i)	(j)
Walter White		-- --	--	--			$ $ $ $	--	--
Giulio Terzariol	--	--	--	--	--			$--	--

(1)	There is a two-year vesting period for exercisable securities underlying unexercised SARs.

(2)
Represents unvested restricted stock units issued pursuant to the GEI and the AEI. RSUs issued under the GEI plan during the years 2006 – 2010 are subject to a five-year vesting period from the grant date. RSUs issued under the AEI plan during the years 2011 and 2012 are subject to a four-year vesting period from the grant date. At the end of the respective vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by the Allianz Group NA or are pensioners.

(3)	Based on an assumed stock price of $[ ] per share, which was the closing stock price of Allianz SE common stock on December 31, 2013, converted from Euros into U.S. dollars.

Option Exercises and Stock Vested in 2013

The following table summarizes the value received from stock option exercises and stock grants vested during the year ended December 31, 2013.

[To be updated by amendment]

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Walter White	--	--	--	--
Giulio Terzariol	--	--	--	--

(1)	Represents RSUs that were exercised during 2013 pursuant to the GEI. Amounts realized were paid in cash pursuant to the terms of the AEI.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Severance and Change in Control Arrangements

Allianz Life Executive Severance Agreement

Allianz Life entered into an Executive Severance Agreement with our Chief Executive Officer, Walter White, dated January 1, 2012, with an expiration date of December 31, 2014. The severance arrangements for Mr. White are prescribed by the Executive Severance Agreement.

Pursuant to the Executive Severance Agreement, Mr. White is entitled to lump sum cash payments upon separation of $3,000,000 in the event he is terminated without “cause” or resigns for “good reason,” as both terms are defined in the Executive Severance Agreement. In addition, he would be entitled to receive executive career outplacement services for a period of 12 months following termination or resignation. In lieu of continuation of medical and dental benefits at the employee premium rates, the Executive’s lump-sum cash payment shall be increased by $15,000.

In the event that Mr. White is terminated as a result of a “change in control,” as defined in the Executive Severance Agreement, he would be entitled to receive a lump sum cash payment in the amount of $3,000,000. In addition, he would be entitled to receive executive career outplacement services for a period of 12 months following termination or resignation. In lieu of continuation of medical and dental benefits at the employee premium rates, the Executive’s lump-sum cash payment shall be increased by $15,000.

In the event that Mr. White’s employment terminates as a result of permanent and total disability, he would be entitled to receive a lump sum cash payment in the amount of two times his annual base pay, not including any bonus payments, bonus targets or incentive payments, in effect as of the date of termination. In addition, Mr. White would be entitled to all rights and benefits under the AIP, ALTPUP, GEI, ASPP and AEI as of the date of termination.

In the event of Mr. White’s death, his designated beneficiary would be entitled to receive a lump sum cash payment in the amount of two times his annual base pay, not including any bonus payments, bonus targets or incentive payments, in effect as of the date of termination. In addition, Mr. White would be entitled to all rights and benefits under the AIP, ALTPUP, GEI, ASPP and AEI as of the date of termination.

Pursuant to the Executive Severance Agreement, in the event that Mr. White is terminated for any of the reasons noted above, Mr. White agrees that for a period of one-year following the termination date, he would not interfere with the business of the Company by attempting to solicit, induce or otherwise cause any employee, client, prospect or candidate of the Company to terminate his or her relationship with the Company. In addition, Mr. White agrees that for a period of one year following the termination date, he would not directly or indirectly engage or assist others to engage, directly or indirectly, in the life insurance business.

Payments Due Under the Executive Severance Agreement

Name	Maximum Severance Payable Upon Termination by Company Without Cause or Resignation for Good Reason	Maximum Severance Payable Upon Termination following Change In Control	Maximum Severance Payable Upon Termination by Company as a Result or Permanent and Total Disability	Maximum Severance Payable to Designated Beneficiary in the Event of Death
Walter White President and Chief Executive Officer	$3,015,000	$3,015,000	$3,625,031	$3,625,031
Severance Allowance Plan

All of our employees, including our NEOs, are subject to severance payments under the Severance Allowance Plan, which provides that employees who are terminated for certain company-initiated reasons are eligible to receive a severance payment in an amount based on the employee’s weekly base pay multiplied by the number of weeks set forth in the Severance Allowance Plan. Employees are generally eligible for severance payments if they are terminated for the following reasons:

•	Employee’s position is eliminated by the Company;

•	Employee’s position is outsourced; or

•	Employee’s position is eliminated in connection with a sale or merger or other corporate transaction.

Allianz Index AdvantageSM Prospectus – April 28, 2014

The following table shows the lump sum payments that would have been payable to each of our NEOs had they been terminated on December 31, 2013 and been eligible for severance payments pursuant to the Severance Allowance Plan.

[To be updated by amendment]

NEO	Lump Sum Payment
Walter White	N/A(1)
Giulio Terzariol	$262,500

(1)
Mr. White is not eligible to receive payments pursuant to the Severance Allowance Plan. See “Allianz Life Executive Severance Agreement” for information regarding severance payments that Mr. White is eligible to receive upon termination of service.

Director Compensation

The following table provides information on compensation paid to the directors of Allianz Life for the year ended December 31, 2013.

[To be updated by amendment]

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Gary Bhojwani2 Chairman	--	--	--	--	--	--	--
Walter White3 President and Chief Executive Officer	--	--	--	--	--	--	--
Giulio Terzariol3 Senior Vice President and Chief Financial Officer	--	--	--	--	--	--	--
Mike Sullivan Independent Director	$25,000	--	--	--	--	--	$25,000
Dale Lauer Independent Director	$25,000	--	--	--	--	--	$25,000
Marna Whittington Independent Director	$25,000	--	--	--	--	--	$25,000
1	Represents cash compensation provided to our independent directors for the year ended December 31, 2013.

2     Mr. Bhojwani does not receive any compensation for his services as a director since he is not an independent director.

3
As employee directors, Messrs. White and Terzariol do not receive any compensation for their service as directors. The compensation Messrs. White and Terzariol receive as executive officers of the Company is disclosed in the Summary Compensation Table as set forth herein.

Allianz Index AdvantageSM Prospectus – April 28, 2014

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE’s principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany. As of March 31, 2014, the directors and executive officers of Allianz Life held less than 1% of Allianz SE’s ordinary shares issued and outstanding.

We are not aware of any arrangements that may at a later date result in a change in control of Allianz Life.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We are a wholly owned subsidiary of AZOA and is a wholly owned subsidiary of Allianz Europe, B.V., Allianz Europe. B.V. is a wholly owned subsidiary of Allianz SE, the Company’s ultimate parent, which is incorporated in Munich, Germany.

Based on the information available to our Chief Legal Officer and to the Board, there have been no transactions between us and any related party since January 1, 2013, nor are any currently proposed, for which disclosure is required under SEC rules.

RISKS ASSOCIATED WITH THE FINANCIAL SERVICES INDUSTRY

There are a number of risks associated with the financial services industry including the insurance industry.

Legal, Regulatory, and Tax Risks

We are heavily regulated by state insurance departments and other regulators, and changes in existing or new laws and regulations may reduce our profitability and limit our growth.

We are subject to detailed and comprehensive regulation and supervision in all the jurisdictions in which we operate. Our insurance operations are subject to insurance laws and regulations, which are generally intended to protect policyholders, not our shareholders or creditors. Changes in existing insurance laws and regulations may materially affect the way in which we conduct our business and the products we offer.

State insurance regulators and the National Association of Insurance Commissioners (“NAIC”) regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and, therefore, could have a material adverse effect on our financial condition and consolidated results of operations.

We are subject to increasing regulation under various laws and regulations governing the solvency of insurers and other financial institutions. We are also increasingly subject to detailed and comprehensive regulations governing such matters as money laundering, "know your customer," requirements, prohibited transactions with countries or counterparties subject to sanctions, and bribery and other anti-corruption measures.

Our business is subject to significant litigation risks in the various states in which we operate; changes in existing or new laws and government regulations in these states and/or an adverse outcome in any significant pending or future litigation or regulatory investigation may have an adverse effect on our business, financial condition, results of operations, reputation or image in the marketplace.

We have been named as defendants in lawsuits (both class actions and individual lawsuits) and involved in various regulatory investigations and examinations and may be involved in more in the future. These actions arise in various contexts, including in connection with our activities as an insurer, securities issuer, employer, investment adviser, investor and taxpayer. Certain lawsuits or regulatory investigations could have a material adverse effect on our financial condition and results of operations.

Laws and regulations aimed at bank and financial institutions, including the Dodd-Frank Act, could have an adverse impact on our business, financial condition and results of operations.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act establishes a Federal Insurance Office (“FIO”) within the U.S. Treasury Department. The FIO has authority that extends to a wide variety of lines of insurance, including life insurance and annuities. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the Financial Stability Oversight Council the designation of any insurer and its affiliates as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating “covered agreements” with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether such state insurance measures are pre-empted by such covered agreements.

Other aspects of our operations could also be affected by the Dodd-Frank Act. For example, the Dodd-Frank Act also includes a new framework of regulation of the Over-The-Counter (“OTC”) derivatives markets that will require that certain types of transactions currently traded over-the-counter must be traded on swaps execution facilities in the future. This will impose additional costs, new capital and margin requirements, and additional regulation as well as changing the market structure for the trading of these types of derivatives. Increased margin requirements could reduce our liquidity and narrow the range of securities in which we invest.

The sales of insurance products could also be adversely affected to the extent that some or all of the third-party firms that distribute our products face heightened regulatory scrutiny and/or increased regulation that causes them to de-emphasize sales of the types of products issued by our insurance companies.

Although the full impact of the Dodd-Frank Act cannot be determined until the various mandated studies are conducted and implementing regulations are enacted, many of the legislation’s requirements could have profound and/or adverse consequences for the financial services industry.

In addition, regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis in 2008-09 and means of avoiding such crises in the future. For example, the G20 and the Financial Stability Board have issued a series of papers intended to produce significant changes in how financial companies, and in particular large and complex global financial companies such as Allianz, should be regulated.

Changes in tax laws and regulations, including elimination of tax benefits for our products, may adversely affect sales of our insurance products, and also impact our deferred tax assets.

Changes to tax laws may affect the attractiveness of certain of our products, which currently have favorable tax treatment. From time to time, governments have considered or implemented proposals for changes in tax law that could adversely affect our products.

In addition, changes in tax laws or regulations or an operating performance below currently anticipated levels may lead to a significant impairment of deferred tax assets, in which case we could be obligated to write off certain tax assets.

Capital, Credit and Investment Risks

The amount of statutory capital that we have and the amount of statutory capital we must hold to meet our statutory capital requirements and our financial strength and credit ratings can vary significantly from time to time.

Statutory accounting standards and capital and reserve requirements are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors. Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating, our financial strength and credit ratings might be downgraded by one or more rating agencies.

Changes in statutory reserve or other requirements and/or the impact of adverse market conditions could result in changes to our product offerings that could negatively impact our business.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Changes in statutory reserve requirements, increased costs of hedging and other risk mitigation techniques, and other adverse market conditions could result in certain products becoming less profitable or unprofitable. These circumstances have already caused us to modify and/or eliminate certain features of various products, including our fixed indexed annuity and variable annuity products, and could cause further modifications and/or the cessation of sales of certain products in the future. Modifications to products that we make may result in certain of our products being less attractive and/or competitive. This may adversely impact sales, which could negatively impact our ability to retain our sales personnel and maintain our distribution relationships.

Our reserves could be inadequate due to differences between our actual experience and management’s estimates and assumptions.

We establish and carry reserves to pay future policyholder benefits and claims. Our reserve requirements for our business are calculated based on a number of estimates and assumptions. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We cannot determine with precision the amounts that we will pay for, or the timing of payment of, benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization deferred acquisition costs (“DAC”), which could adversely impact our earnings and/or capital.

Our investments are subject to market risks.

The fair values of our investments are subject to a number of market risks, including credit risk, interest rate risk, and equity price risk. These factors may have a material effect on the fair values of our investments.

Losses due to defaults by financial institution counterparties and other third parties could negatively affect the value of our investments and reduce our profitability.

Third parties that owe us money, securities or other assets may not perform under their obligations. Many of our transactions with these third parties expose us to credit risk in the event of default of our counterparty. In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to cover the full amount of the secured obligation. Also, defaults by parties with which we have no direct contractual relation, such as a credit insurer that has insured securities we may hold in our investment portfolios, may adversely impact the value of those securities. The default of a major market participant could disrupt the securities markets or clearance and settlement systems in our major markets, which could in turn cause market declines or volatility. A failure of a major market participant could also cause some clearance and settlement systems to assess members of that system or could lead to defaults that could adversely affect us.

Some of our investments are relatively illiquid. If we are forced to liquidate these investments, we may be unable to sell them at prices that reflect fair value.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, equity real estate and limited partnership interests. If we were required to liquidate these investments on short notice, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize.

Interest rate and credit spread volatility may adversely affect our profitability.

Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates.

During periods of declining interest rates, life insurance and annuity products may be relatively more attractive to consumers, resulting in increased premium payments on products with flexible premium features, and a higher percentage of insurance policies remaining in force from year-to-year, creating asset liability duration mismatches. During a low interest rate period, our investment earnings may be lower because the interest earnings on our fixed income investments will likely have declined in parallel with market interest rates, which would also cause unrealized losses on our assets recorded at fair value under GAAP. In addition, mortgages and fixed maturity securities in our investment portfolios will be more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates. Consequently, we may be required to reinvest the proceeds in securities bearing lower interest rates. Accordingly, during periods of declining interest rates, our profitability may suffer as the result of a decrease in the spread between interest rates charged to policyholders and returns on our investment portfolios.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Conversely, in periods of increasing interest rates, surrenders of life insurance policies and fixed annuity contracts may increase as policyholders choose to forego insurance protection and seek higher investment returns. Obtaining cash to satisfy these obligations may require us to liquidate fixed maturity investments at a time when market prices for those assets are depressed because of increases in interest rates. This may result in realized investment losses. Regardless of whether we realize an investment loss, these cash payments would result in a decrease in total invested assets, and may decrease our net income. Premature withdrawals may also cause us to accelerate amortization of deferred policy acquisition costs, which would also reduce our net income.

Recent periods have been characterized by low interest rates, and the Federal Reserve Board has committed to keeping interest rates low until there is substantial improvement in the labor market. A prolonged period during which interest rates remain at levels lower than those anticipated may result in (1) greater costs associated with certain of our product features that guarantee death benefits or income streams for stated periods or for life, (2) higher costs for derivative instruments used to hedge certain of our product risks or (3) shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition to compressing spreads and reducing net investment income, such an environment may cause policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force.

Our exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. A widening of credit spreads will increase the net unrealized loss position of the investment portfolio. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturity securities. Ongoing volatility in interest rates and credit spreads, individually or in tandem with other factors such as lack of pricing transparency, market illiquidity and declines in equity prices could have a material adverse effect on our consolidated results of operations, financial condition or cash flows through realized losses, impairments, and changes in unrealized loss positions.

Our hedging and reinsurance programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate.

Certain of our products, including our fixed and variable annuity products, include guarantees of income streams for stated periods or for life. Changes in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of liabilities associated with such products, resulting in increases in reserves and reductions in net income. Our fixed indexed annuity and life insurance products include features that increase in value along with the growth in underlying indices. Growth in the underlying indices may result in an increase in reserves and a corresponding reduction in net income.

We seek to mitigate these risks through the use of economic hedging and reinsurance programs. However, these programs cannot eliminate all of these risks, and no assurance can be given as to the extent to which such programs will be effective in reducing such risks.

Poor investment performance in our variable products could adversely affect our financial condition and results of operations.

We believe that investment performance is an important factor in the growth of our fixed indexed annuity, fixed indexed universal life and variable annuity business. Poor investment performance could impair revenues and earnings, as well as our prospects for growth, because our ability to attract funds from existing and new clients might diminish and existing clients might withdraw assets from our variable products in favor of better performing products of other companies, which would result in lower revenues.

The determination of the amount of allowances and impairments taken on our investments requires use of significant management judgment in certain cases, particularly for debt instruments, and could materially impact our results of operations or financial position.

The determination of the amount of allowances and impairments vary by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with each asset class.

A downgrade or potential downgrade in our financial strength ratings could result in a loss of business.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Claims-paying and financial strength ratings, which various ratings organizations publish as measures of an insurance company’s ability to meet contract holder and policyholder obligations, are important to maintaining public confidence in our company and our products, and the ability to market our products and our competitive position. A downgrade in our financial strength ratings, or the announced potential for a downgrade, could have an adverse effect on our financial condition, results of operations and cash flows.

The impairment or negative performance of other financial institutions could adversely affect our business.

We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry. A decline in the financial condition of one or more financial services institutions may expose us to credit losses or defaults, limit access to liquidity or otherwise disrupt the operations of our business.

Business and Operational Risks

Continued difficult conditions in the global capital markets and the economy have affected and may continue to have a material adverse effect on our business.

Our business is materially affected by conditions in the global capital markets and the economy generally. Concerns over the pace of the economic recovery, the level of U.S. national debt, the European sovereign debt crisis, unemployment, the level of interest rates and market volatility, the availability and cost of credit and hedging instruments, the U.S. housing market, inflation levels, and geopolitical issues have contributed to increased volatility and diminished confidence for the economy and the capital markets going forward. These events have had and may continue to have an adverse effect on us.

We use numerous assumptions to determine the appropriate level of insurance reserves and DAC to calculate certain widely used industry measures of value; if these assumptions are not correct, it may have an adverse impact on our business.

The establishment of insurance reserves and the establishment of DAC, are inherently uncertain processes involving assumptions about factors such as policyholder behavior (e.g., lapses, persistency and mortality), court decisions, changes in laws and regulations, and in the life insurance and annuity business, assumptions concerning mortality and morbidity trends. The use of different assumptions could have a material effect on our reserves and underwriting expenses as well as on our DAC. In addition, reserves for minimum guarantees contained within certain of our variable and fixed annuity products may be significantly impacted by the state of the financial markets.

We face competition from other insurance companies, banks, and other financial institutions, which may adversely impact our market share and profitability.

There is strong competition among financial institutions seeking clients for the types of retirement and savings products and services we provide. This competition makes it especially difficult to provide unique insurance products since, once such products are made available to the public, they often are reproduced and offered by our competitors. In addition, this competition may adversely impact our market share.

Consolidation of distributors of insurance products may adversely affect the insurance industry.

The insurance industry distributes many of its products through other financial institutions such as banks, broker-dealers and field marketing organizations. Over the last several years, there has been substantial consolidation of these financial institutions. An increase in consolidation may create firms with even stronger competitive positions and negatively impact the industry’s sales. Such consolidation could increase competition for access to distributors, result in greater distribution expenses and more difficulty in marketing our products to current or new customers. Consolidation of distributors may also increase the likelihood that distributors will try to renegotiate existing selling agreements to less favorable terms.

Inadequate or failed processes or systems, human factors or external events may adversely affect our profitability, reputation or operational effectiveness.

Operational risk is inherent in our business and can manifest itself in various ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, and external fraud. These events can potentially result in financial loss, harm to our reputation and/or hinder our operational effectiveness.

The failure to maintain and modernize our information systems could adversely affect our business.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Our business depends significantly on effective information systems, and we have different information systems for our various lines of business. We must commit significant resources to maintain and enhance our existing information systems, and develop new ones in order to keep pace with the evolving information technology, industry and regulatory standards and customer preferences. If we do not maintain adequate information systems, we may not be able to gather and rely on adequate information to base our pricing, underwriting and reserving decisions. We may also have difficulties in attracting new distributors and customers and preserving our existing customer base. In addition, underperforming information systems could cause us to become subject to increased customer, provider and agent disputes, and increase our litigation and regulatory exposure, administrative expenses, and remediation costs.

We may not be able to protect our intellectual property and may be subject to infringement claims by a third party.

We rely on a combination of contractual rights, copyright, trademark, and trade secret laws to establish and protect our intellectual property. Third parties may attempt to infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce our intellectual property assets could have a material adverse effect on our business.

Third parties may have patents or other protections that could be infringed by our products, methods, processes or services. This could limit our ability to offer certain product features. In recent years, there has been increasing intellectual property litigation in the financial services industry challenging product designs and business processes. If a third party were to successfully assert an intellectual property infringement claim against us, or if we were otherwise precluded from offering certain features or designs, or utilizing certain processes, it could have a material adverse effect on our business.

Changes in and the adoption of accounting standards could have a material impact on our financial statements.

We prepare our financial statements in accordance with U.S. GAAP. From time to time, the Financial Accounting Standards Board, the SEC, and other regulators change the financial accounting and reporting standards governing the preparation of our financial statements. In some cases, we could be required to apply a new or revised standard retrospectively. Such changes could have a material effect on our financial condition and results of operations.

Our risk management policies and procedures may not be fully effective in identifying or mitigating our risk exposure in all market environments or against all types of risk.

We have devoted significant resources to develop our risk management policies and procedures and will continue to do so. Nonetheless, our policies and procedures to identify, monitor and manage risks may not always be fully effective in mitigating our risk exposure in all market environments or against all types of risk. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective.

Moreover, we are subject to the risks of errors and misconduct by our employees, such as fraud, non-compliance with policies, recommending transactions that are not suitable, and improperly using or disclosing confidential information. These risks could harm our business.

We are subject to the risk of nonperformance or inadequate performance of contractual obligations by third-party vendors of products and services that are used in our business. Insurance and other traditional risk-shifting tools may be available to us in order to manage certain exposures, but they are subject to deductibles, limits, and policy exclusions, as well as risk of denial of coverage, default or insolvency.

Breaches of security, or interference with our technology infrastructure, could harm our business.

Our business is reliant upon technology systems and networks, including systems and networks managed by third parties to process, transmit and store information and to conduct business activities and transactions. We are also subject to certain federal and state regulations that require us to establish and maintain policies and procedures designed to protect sensitive client information. Maintaining the integrity of our systems is critical to the success of our business operations, including the retention of clients. We routinely encounter and address such threats, including an increasing frequency of phishing scams, introductions of malware and unauthorized payment requests. Any breaches or interference by third parties or by our employees that may occur could have a material adverse impact on our business.

The failure to protect our clients’ confidential information and privacy could adversely affect our business.

Allianz Index AdvantageSM Prospectus – April 28, 2014

A number of our businesses are subject to privacy regulations and confidentiality obligations including the regulations of the Gramm-Leach-Bliley Act and state privacy laws and regulations. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients.

If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, loss of reputation, and possible litigation. This could have an adverse impact on our company’s image and business.

We face intense competition in attracting and retaining key talent.

Our continued success depends to a substantial degree on our ability to attract and retain qualified people. The market for qualified talent is extremely competitive.

Third-party defaults, bankruptcy filings, legal actions and other events may limit the value of or restrict our access to cash and investments.

Capital and credit market volatility can exacerbate, and has exacerbated, the risk of third-party defaults, bankruptcy filings, foreclosures, legal actions and other events that may limit the value of or restrict our access to cash and investments.

We may have contingent liabilities from discontinued, divested and run-off businesses and may incur other off-balance sheet liabilities that could result in charges to the income statement.

We may, from time to time, retain insurance obligations and other contingent liabilities in connection with our liquidation or run-off of various businesses. Our reserves for these types of obligations and liabilities may be inadequate, which could cause us to take additional charges that could be material to our results of operations. We may also, from time to time and in the course of our business provide guarantees and enter into derivative and other types of off-balance sheet transactions that could result in income statement charges.

Protection from system interruptions and operating errors is important to our business. If we were to experience a sustained interruption to our telecommunications or data processing systems or other failure in operational execution, these events could harm our business.

Operating errors and system or network interruptions could delay and disrupt our ability to develop, deliver or maintain our products and services, causing harm to our business and reputation and resulting in loss of customers or revenue.

We rely on third party service providers and vendors for certain communications, technology and business functions and face the risk of operational failure, termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other third party service providers that we use to facilitate our transactions. These risks are heightened by the evolution in the financial markets of increasingly sophisticated products, by business-driven hedging, by compliance and other risk, investment, or financial management strategies. Any such failure, termination or constraint could adversely impact our ability to implement transactions, service clients, manage exposure to risk or otherwise achieve desired outcomes.

Failures elsewhere in the insurance industry could obligate us to pay assessments through guaranty associations.

When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess other insurance companies doing business in their state for funds to pay obligations to policyholders of the insolvent company, up to the state-specified limit of coverage. The failure of a life, health or annuity insurer could trigger assessments which we would be obligated to pay.

The occurrence of natural or man-made disasters and catastrophes could adversely affect our financial condition and results of operations.

The occurrence of natural disasters and catastrophes, including acts of terrorism, insurrections and military actions, could adversely affect our ordinary business operations, financial condition or results of operations. Such disasters and catastrophes may also impact us indirectly by changing the condition and behaviors of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets.

You can find a more detailed explanation of the industry risks associated with the financial services and insurance industry at Exhibit 99(c) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This exhibit is incorporated by reference into this prospectus. You can obtain a copy of this exhibit by calling (800) 624-0197.

Allianz Index AdvantageSM Prospectus – April 28, 2014

15.	SELECTED FINANCIAL DATA

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE 12 MONTH PERIOD ENDING DECEMBER 31, 2013)

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and notes to those statements included in this prospectus. The discussion and analysis below includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2013 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”

Part I

Item 11(e).

Financial Statements meeting the requirements of S-X

Item 11(f)

Selected Financial Data

(dollars in thousands, unless otherwise stated)

The following table sets forth the Company’s selected historical consolidated financial data. The selected financial data has been derived from the audited Financial Statements included elsewhere in this prospectus, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s financial statements and related notes.

These historical results are not necessarily indicative of results to be expected for any future period.

[To be added by amendment]

16.	FINANCIAL STATEMENTS

The financial statements of Allianz Life Variable Account B as of and for the year or period ended December 31, 2013 (including the statements of changes in net assets for each of the years or periods in the two year period then ended and the financial highlights for each of the periods presented), are included in Part C of the Registration Statement filed with the SEC on Form N-4 in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and supplemental schedules of Allianz Life Insurance Company of North America for each of the years in the three-year period ended December 31, 2013, are included in Appendix C of this prospectus, in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said experts in accounting and auditing. The principal business address of KPMG LLP is 4200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN.

Allianz Index AdvantageSM Prospectus – April 28, 2014

17.	PRIVACY AND SECURITY STATEMENT

2013 [To be updated on amendment]
Your privacy is a high priority for Allianz Life Insurance Company of North America (Allianz). Our pledge to protect your privacy is reflected in our Privacy and Security Statement. This statement outlines our principles for collecting, using and protecting information that we maintain about you.

This statement applies to all of the companies within the Allianz family of companies that issue insurance policies. The law allows us to share your information among our insurance companies. The law does not allow you to prevent these disclosures. A list of our companies can be found at the end of this notice.

Information about you that Allianz collects

Allianz collects information about you so that we can provide you with the products and services you have requested, maintain your account, improve our services, and inform you of additional products or services that may be of interest to you. We limit the amount of your information collected to what we feel is needed for these purposes. We may collect your information from the following sources:

•
From you, either directly or through your agent. This includes information on your insurance application or other information provided during the application process or while you hold a policy with us.

•	From others, through the process of handling a claim. This may include information from medical or accident reports.

•	From your doctor or health provider. This is medical information about you, gathered with your written authorization.

•	From a consumer reporting agency such as a medical, credit, or motor vehicle report.

•
From sources using the information you provide, in order to obtain updated or additional information. An example is the U.S. Postal Service, in order to validate your current mailing address so that we may maintain records to correspond with you.

Information about you that Allianz shares

Allianz does not share information about current or former customers with anyone, except as allowed by law. “Allowed by law” means that we may share your information as follows:

•
With affiliates and service providers in order to administer or service your policy, and with research groups to conduct various studies. However, no individual is identified in any study or summary report. These companies sign a Privacy and Security Agreement with Allianz, requiring them to protect your information.

•
With consumer reporting agencies to obtain a medical report, credit report, or motor vehicle report. These reports are used to determine eligibility for coverage or to process your requested transactions.

•	With your insurance agent and their affiliates so that they can perform services for you.

•	With medical professionals in order to process your claim.

•	With a state Department of Insurance in order to examine our records or business practices.

•	With a state or federal law enforcement agency, as required by law or to report suspected fraud activities.

Allianz does not sell your information to anyone

We do not share your information with anyone for their own marketing purposes. For this reason, we are not required to obtain an “opt-in election,” an “opt-out election” or an authorization from you. We also do not share your information with any of our affiliated companies except to administer or service your policy.

Allianz policies and practices regarding security of your information

Allianz uses computer hardware and software tools to maintain physical and electronic safeguards. These safeguards comply with applicable federal and state regulations. We use state-of-the-art technology to secure our websites and protect the information that may be shared over these sites.

If you visit one of our websites, we may use “cookies” (small text files sent from our site to your hard drive). These cookies help us to recognize repeat visitors and allow easy access to and use of the site. We do not use cookies to gather your information. The cookies only enable you to use our website more easily. Refer to the Privacy link at the bottom of our website for more information on browsing privacy practices.

Your ability to access and correct your information

You have the right to access and obtain a copy of your information. This does not include the right to access and copy your information related to a claim or civil or criminal proceeding. If you wish to review your information, please write us at the address below. Provide your full name, address and policy number(s). For your protection, please have your request notarized. This will ensure the identity of the person requesting your information. Alternately, you may also make your request through our secure website.

Allianz Index AdvantageSM Prospectus – April 28, 2014

Within 30 working days of our receipt of your request, your information will be available. You may see the information in person or we will send you a copy. If medical information is contained in your file, we may request that you name a medical professional to whom we will send your information.

If you believe any of your information is incorrect, notify us in writing at the address below, or through our secure website. Within 30 working days, we will let you know if our review has resulted in a correction of your information. If we do not agree there is an error, you may file a statement disputing our finding. We will attach the statement to your file. We will send any corrections we make, or your statement, to anyone we shared your information with over the past two years, and to anyone who may receive your information from us in the future. We do not control the information about you that is obtained from a consumer reporting agency or a Department of Motor Vehicles. At your request, we will provide you with the names and addresses of these agencies so that you can contact them directly.

Montana residents: You may write to us and also ask for a record of any disclosure of your medical information made within the last three years.

Notification of change

Your trust is one of our most important assets. If we revise our privacy practices in the future, we will notify you prior to introducing any changes. This Privacy and Security Statement is also displayed on our website.

For more information or if you have questions

If you have any questions or concerns about our privacy policies or procedures, please call the Corporate Compliance Privacy Office at 800.950.5872, write us at the following address or contact us via the website.

Allianz Life Insurance Company of North America 5701 Golden Hills Drive Minneapolis, MN 55416-1297 800.950.5872 www.allianzlife.com
Allianz family of companies:
•Allianz Life Insurance Company of North America
•Allianz Life Insurance Company of New York
•Allianz Investment Management LLC
•Allianz Life Financial Services, LLC
•Questar Asset Management, Inc.
•Questar Capital Corporation

M40018 (R-12/2012)

18.	TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION (SAI)

Legal Opinions…………………………………..	2	Annuity Purchases by Nonresident Aliens and
Distributor……………………………………….	2	Foreign Corporations………………………………………	8
Federal Tax Status………………………………	3	Income Tax Withholding…………………….………………..	8
Annuity Contracts in General…………………	3	Multiple Contracts…………………………………………….	9
Taxation of Annuities in General……………	3	Partial 1035 Exchanges………………………………………	9
Qualified Contracts……………………………	3	Assignments, Pledges and Gratuitous Transfers………….	9
Purchasing a Qualified Contract……………	5	Death Benefits…………………………………………………	9
Distributions-Qualified Contracts……………	5	Federal Estate Taxes…………………………………………	9
Distributions-Non-Qualified Contracts………	6	Generation-Skipping Transfer Tax………………………….	9
Required Distributions…………………………	7	Foreign Tax Credits…………………………………………..	9
Withholding…………………………………….	7	Possible Tax Law Changes………………………………….	10
Diversification………………………………….	8	Annuity Payments……………………………………………..	10
Owner Control………………………………….	8	Annuity Payment Options……………………………………	10
Contracts Owned by Non-Individuals………	8	Appendix – Death of the Owner and/or Annuitant………	11

Allianz Index AdvantageSM Prospectus – April 28, 2014

APPENDIX A – AVAILABLE INDICES

STANDARD & POOR’S 500® INDEX

The S&P 500® Index is considered by many to be the most common benchmark used in measuring the performance of U.S. stock market large caps, which are companies with a market capitalization value of more than $10 billion. The S&P 500 represents a broad cross-section of common stocks traded on every major U.S. stock exchange. The Index is a selection of 500 leading companies from 100 distinct industry groups found in 10 leading American industrial market sectors. Visit www.spglobal.com for more information.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (S&P). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. This trademark has been sublicensed for certain purposes by Allianz Life Insurance Company of North America (Allianz Life). The S&P 500 Index is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Allianz Life.

Allianz Life products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz Life products or any member of the public regarding the advisability of investments generally or in Allianz Life products particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Allianz Life with respect to the S&P 500 Index is the licensing of the S&P 500 Index and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The S&P 500 Index is determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz Life or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz Life or the owners of the products into consideration in determining, composing, or calculating the S&P 500 Index. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz Life, but which may be similar to and competitive with Allianz Life products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ LIFE, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ LIFE OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Allianz Index AdvantageSM Prospectus – April 28, 2014

RUSSELL 2000® INDEX

The Russell 2000 measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000 is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index. Visit www.russell.com/indexes/default.asp for more information.

The Russell 2000 is a trademark of Russell Investments and has been licensed for use by Allianz Life. The Contract is not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the Contract.

NASDAQ-100® INDEX

Launched in January 1985, the Nasdaq-100 Index® includes 100 of the Nasdaq Stock Market’s most actively traded issues, representing a cross-section of major industry groups. Its 100 companies are selected from the largest domestic and international nonfinancial companies listed on the Nasdaq Stock Market. Company size is based on market capitalization. Visit www.nasdaq.com for more information.

The Nasdaq-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market, based on capitalization. The Nasdaq-100®, Nasdaq-100 Index®, Nasdaq®, and OMX® are registered trade marks of NASDAQ OMX Group, Inc. (which with its affiliates are the Corporations) and are licensed for use by Allianz Life. The Contract has not been passed on by the Corporations as to their legality or suitability. The Contract is not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE CONTRACT.

APPENDIX B – DAILY ADJUSTMENT

We designed the Daily Adjustment to provide an Index Option Value for the Index Performance Strategy Index Options on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and losses in excess of the Buffer. The application of the Daily Adjustment is based on your agreement to be exposed to these Index Anniversary gains subject to the Cap and losses in excess of the Buffer. The Daily Adjustment in essence is a proxy for the performance of the Index Performance Strategy accomplished by investing a portion of the Index Option Value in a set of options and the remaining balance in an interest bearing asset.

The Daily Adjustment has two components, the change in Proxy Value and accumulated proxy interest. The change in Proxy Value represents the current market value of the Proxy Investment (“current Proxy Value”), less the cost of the Proxy Investment at the beginning of the Index Year (“beginning Proxy Value”). The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment at the beginning of the Index Year. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Index Year to zero. The proxy interest may be significantly different from current interest rates available on interest bearing investments. The proxy interest rate will be higher for investors taking more risk (higher Cap or lower Buffer) and lower for investors taking less risk (lower cap or higher buffer). The change in Proxy Value and the proxy interest estimates the present value of positive or negative Performance Credits on the next Index Anniversary. You should note that even if your selected Index(s) experience positive growth, their Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates.

The formula for the calculation of the Daily Adjustment is as follows:

Daily Adjustment = (a) change in Proxy Value plus (b) proxy interest
(a)         change in Proxy Value = (current Proxy Value – beginning Proxy Value) x Index Option Base
(b)         proxy interest = proxy interest rate x (1 - time remaining) x Index Option Base proxy interest rate = beginning Proxy Value

The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the first day of the current Index Year. The time remaining is equal to the number of days remaining in the Index Year divided by 365.

Allianz Index AdvantageSM Prospectus – April 28, 2014

The Proxy Value tracks three hypothetical derivative investments (call and put options) that we designed to mimic the market value of your allocation to an Index Performance Strategy Index Option. We calculate a Proxy Value for each of your selected Index Performance Strategy Index Options.

The Proxy Value has three components:

•	an at-the-money call;

•	an out-of-the-money call; and

•	an out-of-the-money put.

An Index Option’s Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)

We designed the two call options to value the potential for Index gains up to the Cap. We designed the put option to value the potential for Index losses below the Buffer. It is important to note that the put option will almost always reduce the Daily Adjustment, even when the current Index value is higher than it was at the beginning of the Index Year. This is because the risk that the Index value could be lower on the next Index Anniversary is present to some extent whether or not the Index value is lower than it was at the beginning of the Index Year.

On the Index Anniversary, the current Proxy Value for an Index Option is equal to its Performance Credit as discussed in section 7, Index Options – Determining the Index Performance Strategy Index Option Values.

You can find a more detailed explanation of the calculation of the Proxy Value, including examples, at Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of this Exhibit by calling (800) 624-0197.

APPENDIX C – FINANCIAL STATEMENTS

The consolidated financial statements and supplemental schedules of Allianz Life Insurance Company of North America and subsidiaries for each of the years in the three-year period ended December 31, 2013, are included in this Appendix in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said experts in accounting and auditing. The principal business address of KPMG LLP is 4200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN.

[To be added by amendment]

Allianz Index AdvantageSM Prospectus – April 28, 2014

FOR SERVICE OR MORE INFORMATION

You can review and copy information about us, the Separate Account, the prospectus and the SAI at the SEC’s Public Reference Room in Washington, D.C. You may obtain information about the operation of the Public Reference Room by calling (202) 551-8090.

The SEC also maintains a website (https ://www.sec.gov). The prospectus, the SAI and other information about the Contract are available on the EDGAR database on the SEC’s website. If you do not have access to the website, you can get copies of information from the website upon payment of a duplication fee by writing to:

Public Reference Section of the Commission

100 F Street, NE

Washington, DC 20549

OUR SERVICE CENTER

If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.

To send an application or additional Purchase Payment, please mail to us as follows:

For sending an application or general customer service without a check:	For sending an application or additional Purchase Payment with a check:
REGULAR MAIL	REGULAR MAIL
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
P.O. Box 561	NW5989
Minneapolis, MN 55440-0561	P.O. Box 1450
Minneapolis, MN 55485-5989

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL	OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
5701 Golden Hills Drive	NW5989
Golden Valley, MN 55416-1297	1801 Parkview Drive
Shoreview, MN 55126

NOTE: Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 1801 Parkview Drive address listed above, which may delay processing.

To send information by email, please use this address: variableannuity@send.allianzlife.com. To send over the web, please upload to: https://www.allianzlife.com. If you have questions about whether you can submit certain information by email or over the web, please contact our Service Center.

Until May 1, 2015, all dealers that effect transactions in these securities may be required to deliver a prospectus.

Allianz Index AdvantageSM Prospectus – April 28, 2014

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Securities and Exchange Commission Registration Fee                    $   40,920
                                                                                                                    --------------

    Estimated Printing and Filing Costs:                                                    $   30,000
                                                                                                                    --------------

    Estimated Accounting Fees:                                                                  $    75,000
                                                                                                                    ---------------

    Estimated Legal Fees:                                                                            $  175,000
                                                                                                                     ---------------

    Estimated Miscellaneous Fees:                                                             $        N/A
                                                                                                                      ---------------

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Insurance Company provide:
ARTICLE XI. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
SECTION 1. RIGHT TO INDEMNIFICATION:
(a)
Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was:

	(i)	a director of the Corporation; or
	(ii)	acting in the course and scope of his or her duties as an officer or employee of the Corporation; or
	(iii)	rendering Professional Services at the request of and for the benefit of the Corporation; or
(iv)
serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").

(b)	Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances:
	(i)	in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors;
	(ii)	if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful;
	(iii)	for acts or omissions involving intentional misconduct or knowing and culpable violation of law;
(iv)
for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person;

	(v)	for any transaction for which the Indemnified Person derived an improper personal benefit;
(vi)
for acts or omissions that show a reckless disregard for the Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders;

	(vii)	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders;
	(viii)	in circumstances where indemnification is prohibited by applicable law;
(ix)
in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

SECTION 2. SCOPE OF INDEMNIFICATION:
(a)
Indemnification provided pursuant to Section 1(a)(iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.

(b)
Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.

(c)
Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

SECTION 3. DEFINITIONS:
(a) "Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.
(b)
"Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.

(c)
"Professional Services" shall mean services rendered pursuant to (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted for directors and officers or controlling persons of the Insurance Company pursuant to the foregoing, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.

        NOT APPLICABLE.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

1.(a)
Principal Underwriter Agreement by and between North American Life and Casualty Company on behalf of NALAC Financial Plans, Inc. dated September 14, 1988 incorporated by reference as exhibit EX-99.B3.a. from Pre-Effective Amendment No.1 to Form N-4 (File Nos. 333-06709 and 811-05618), electronically filed on December 13, 1996. (North American Life and Casualty Company is the predecessor to Allianz Life Insurance Company of North America. NALAC Financial Plans, Inc., is the predecessor to USAllianz Investor Services, LLC, which is the predecessor to Allianz Life Financial Services, LLC.)

(b)
Broker-Dealer Agreement (amended and restated) between Allianz Life Insurance Company of North America and Allianz Life Financial Services, LLC, dated June 1, 2010 incorporated by reference as exhibit EX-99B3b. from Pre-Effective Amendment No. 1 to Form N-4 (File Nos. 333-166408 and 811-05618), electronically filed on September 24, 2010.

(c)
The current specimen of the selling agreement between Allianz Life Financial Services, LLC, the principal underwriter for the Contracts, and retail brokers which offer and sell the Contracts to the public is incorporated by reference as exhibit EX-99.B3.b. from the initial filing on Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on May 19, 2006.The underwriter has executed versions of the agreement with approximately 2,100 retail brokers.

 2.                       Not applicable
3. (a)
Articles of Incorporation, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 3(a) to Registrant's initial registration on Form S-1, is incorporated by reference.

(b)
Bylaws, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 3(b) to Registrant's initial registration on Form S-1, is incorporated by reference.

4.(a)	Individual Variable Annuity Contract-L40538 incorporated by reference as Exhibit 4(a) from Pre-Effective Amendment No. 1 to Registrant's Form S-1, electronically filed on April 17, 2013.
(b)	Contract Schedule Pages-S40875, S40876, S40877 incorporated by reference as Exhibit 4(b) from Pre-Effective Amendment No. 1 to Registrant's Form S-1, electronically filed on April 17, 2013.
(c)	Application for Ind. Var. Annuity Contract-F40538 incorporated by reference as Exhibit 4(c) from Pre-Effective Amendment No. 1 to Registrant's Form S-1, electronically filed on April 17, 2013.
(d)	Index Performance Strategy Crediting Rider-S40878 incorporated by reference as Exhibit 4(d) from Pre-Effective Amendment No. 1 to Registrant's Form S-1, electronically filed on April 17, 2013.
(e)	Index Protection Strategy Crediting Rider-S40879 incorporated by reference as Exhibit 4(e) from Pre-Effective Amendment No. 1 to Registrant's Form S-1, electronically filed on April 17, 2013.
(f)	Traditional Death Benefit Rider-S40880 incorporated by reference as Exhibit 4(f) from Pre-Effective Amendment No. 1 to Registrant's Form S-1, electronically filed on April 17, 2013.
    5.             Opinion re Legality - not applicable

    8.             Opinion re Tax Matters - not applicable

    9.             Not applicable

   10.             Material Contracts – not applicable

   11.             Not applicable

   12.             Not applicable

   15.             Not applicable

   16.             Not applicable

   21.             Not applicable.

   23.             (a)**Consent of Independent Registered Public Accounting Firm - KPMG

            (b)**Consent of Counsel

24.	(a)	Powers of Attorney, filed on January 3, 2013 as Exhibit 24(a) to Registrant's initial registration on Form S-1, is incorporated by reference.

(b)
Board Resolution, effective December 11, 2012, of the Board of Directors of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 24(b) to Registrant's initial registration on Form S-1, is incorporated by reference.

(c)*	Powers of Attorney for Ronald M. Clark and David L. Conway, filed herewith.

   25.             Not applicable

   26.             Not applicable

99.	(a)	Alternative Minimum Value Exhibit, incorporated by reference as Exhibit 99(a) from Pre-Effective Amendment No. 1 to Registrant's Form S-1, electronically filed on April 17, 2013.

(b)	Appendix B Exhibit – Daily Adjustment Calculation, incorporated by reference as Exhibit 99(b) from Pre-Effective Amendment No. 2 to Registrant’s Form S-1, electronically filed on May 10, 2013.

(c)	Risk Factors Exhibit, incorporated by reference as Exhibit 99(c) from Pre-Effective Amendment No. 1 to Registrant's Form S-1, electronically filed on April 17, 2013.

   *Filed herewith
 ** To be filed by Amendment

(b) Financial Statement Schedules

All required financial statement schedules of Allianz Life Insurance Company of North America are included in Part I of this registration statement.

ITEM 17.   UNDERTAKINGS.

The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table  in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 10th day of January, 2014.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By: /S/ Walter R. White*

       Walter R. White

       Chief Executive Officer, President, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 10, 2014.

Signature	Title
Gary C. Bhojwani*	Director and Chairman of the Board
Walter R. White*	Director, President & Chief Executive Officer
Giulio Terzariol*	Director, Senior Vice President and Chief Financial Officer
Marna C. Whittington*	Director
Ronald M. Clark**	Director
David L. Conway**	Director

* By Powers of Attorney, filed on January 3, 2013 as Exhibit 24(a) to Registrant's initial registration on Form S-1, is incorporated by reference.

** By Power of Attorney filed herewith.

     BY: /s/ Stewart D. Gregg

           Stewart D. Gregg

           Senior Counsel

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

INDEX TO EXHIBITS

EXHIBIT

 A.24.             (c) Powers of Attorney for Ronald M. Clark and David L. Conway.